Exhibit 10.11

EXECUTION VERSION

     EIGHTH AMENDMENT, dated as of February 9, 2024 (this “Agreement”), to the First Lien Credit Agreement, dated as of October 22, 2019, as amended by the First Amendment thereto, dated as of December 2, 2019, the Second Amendment thereto, dated as of September 23, 2020, the Third Amendment thereto, dated as of March 24, 2021, the Fourth Amendment thereto, dated as of August 24, 2021, the Fifth Amendment thereto, dated as of June 1, 2023, the Sixth Amendment thereto, dated as of June 23, 2023, and the Seventh Amendment thereto, dated as of October 6, 2023 (as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”), by and among Waystar Intermediate, Inc. (f/k/a BNVC Holdings, Inc.), a Delaware corporation (“Holdings”), Waystar Technologies, Inc. (f/k/a Navicure, Inc.), a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as Lenders and Issuing Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A.            The Borrower has requested, (i) pursuant to Section 9.02(c)(i) of the Existing Credit Agreement, to incur Replacement Term Loans (the “Replacement Term Loans”) in an aggregate principal amount equal to $1,730,815,632.68, which shall replace in full all Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement (the “Existing Term Loans”), (ii) pursuant to Section 2.22(a) of the Existing Credit Agreement, to incur Incremental Term Loans in an aggregate principal amount equal to $469,184,367.32 (the “Incremental Term Loans”) and (iii) that the Revolving Lenders and the New Term Lenders (as defined below) consent to certain modifications to the Existing Credit Agreement. The Replacement Term Loans and the Incremental Term Loans shall form part of the same Class and collectively constitute “Initial Term Loans” under the Amended Credit Agreement, such that the aggregate amount of Initial Term Loans following the Eighth Amendment Closing Date (as defined below) shall be $2,200,000,000; and which Initial Term Loans shall have the terms set forth in the Amended Credit Agreement. The Borrower has appointed JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Royal Bank of Canada as joint lead arrangers and joint bookrunners for such term loan facility (the “New Term Loan Facility”).

B.            Each Person identified on the signature pages hereto as a Term Lender (each such Person, a “New Term Lender”) will be deemed to have irrevocably agreed and consented to the terms of this Agreement and the Amended Credit Agreement and hereby commits to provide Initial Term Loans to the Borrower on the Eighth Amendment Closing Date (the commitment of each New Term Lender to provide its applicable portion of the Initial Term Loans, as set forth on Schedule 1.01(a) to the Amended Credit Agreement attached hereto, is such New Term Lender’s “Initial Term Commitment”). Each Person identified on the signature pages hereto as a Revolving Lender will be deemed to have irrevocably agreed and consented to the terms of this Agreement and the Amended Credit Agreement.

C.            The Initial Term Loans will be used (a) to (i) refinance the Existing Term Loans, (ii) repay in full all of the outstanding term loans under the Second Lien Credit Agreement and (iii) pay the accrued interest, fees and transaction expenses associated with the foregoing and (b) to the extent of any remaining proceeds, for general corporate purposes of the Borrower and its subsidiaries and for any other purpose not prohibited by the Amended Credit Agreement. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Existing Credit Agreement or the Amended Credit Agreement, as the context requires. The provisions of Section 1.03 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be a “Refinancing Amendment” and an “Incremental Facility Agreement” for all purposes of the Amended Credit Agreement, and shall be a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. Each New Term Lender shall, upon the effectiveness of this Agreement in accordance with Section 5 hereof, be a party to the Amended Credit Agreement, have the rights and obligations of a Lender thereunder, and shall be a “Term Lender” and an “Initial Term Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 2. New Term Lenders; Administrative Agent Authorization.

(a)  On the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, each New Term Lender, by delivering its signature page to this Agreement, (i) irrevocably agrees to the terms of this Agreement and the Amended Credit Agreement and (ii) upon the Eighth Amendment Closing Date, irrevocably agrees to make an Initial Term Loan to the Borrower in an aggregate principal amount equal to its Initial Term Commitment. The commitments and the undertakings of each New Term Lender are several.

(b)  The Initial Term Loans shall have the terms set forth in the Amended Credit Agreement and shall constitute “Term Loans” and “Initial Term Loans” thereunder and under the other Loan Documents. From and after the Eighth Amendment Closing Date, the New Term Lenders shall constitute “Term Lenders”, “Initial Term Lenders” and “Lenders” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(c)  The proceeds of the Initial Term Loans will be used by the Borrower to (i) prepay in full the Existing Term Loans, (ii) repay in full all of the outstanding Second Lien Term Loans under the Second Lien Credit Agreement, (iii) pay the accrued interest, fees and transaction expenses associated with the foregoing, and (iv) to the extent of any remaining proceeds, for general corporate purposes of the Borrower and its subsidiaries and for any other purpose not prohibited by the Amended Credit Agreement.

(d)  Notwithstanding anything herein to the contrary, (i) each New Term Lender that is a Term Lender under the Existing Credit Agreement and that has delivered its signature page hereto (each such New Term Lender, a “Converting Term Lender”) shall, in lieu of its requirement to make an Initial Term Loan in accordance with Section 2(a), be deemed to have made to the Borrower an Initial Term Loan on the Eighth Amendment Closing Date in an amount equal to the aggregate principal amount of the Existing Term Loans of such Converting Term Lender immediately prior to the Eighth Amendment Closing Date (or such lesser amount as may be notified to such Converting Term Lender by the Administrative Agent prior to the Eighth Amendment Closing Date) and (ii) the Borrower shall, in lieu of its obligation to prepay the Existing Term Loans of such Converting Term Lender in accordance with Sections 2(c) and 2(e), be deemed to have prepaid such Converting Term Lender’s Existing Term Loans on the Eighth Amendment Closing Date in an aggregate principal amount equal to such Converting Term Lender’s Initial Term Commitment.

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(e)  Notwithstanding anything herein or in the Credit Agreement to the contrary, on the Eighth Amendment Closing Date, the Borrower shall pay all accrued and unpaid interest and fees with respect to the Existing Term Loans, if any, outstanding immediately prior to such date. Each Converting Term Lender hereby waives any requirement by the Borrower to pay any amounts due and owing to it pursuant to Section 2.16 of the Credit Agreement as a result of the transactions described in paragraphs (a), (c) and (d) of this Section 2.

(f)  Administrative Agent Authorization. The Borrower and each New Term Lender hereby authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Initial Term Commitments and Initial Term Loans of each New Term Lender and (ii) enter and complete all such amounts, percentages and other information in the Register. The Administrative Agent’s determination and entry and completion shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrower under the Amended Credit Agreement, in each case, absent manifest error.

SECTION 3. Amendments to the Credit Agreement. Immediately following the effectiveness of the New Term Loan Facility pursuant to Section 2 above, subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, (i) the Existing Credit Agreement is hereby amended by deleting the stricken test (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on Annex A attached hereto and (ii) each of the applicable Schedules to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding numbered Schedule as set forth on Annex B attached hereto.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender (including each New Term Lender) that, as of the Eighth Amendment Closing Date:

(a)  Holdings and the Borrower have the organizational power and authority, and the legal right, to enter into this Agreement and to carry out the transactions contemplated by, and perform their obligations under, this Agreement, the Amended Credit Agreement and the other Loan Documents;

(b)  Holdings and the Borrower have taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement;

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(c)  This Agreement has been duly executed and delivered on behalf of Holdings and the Borrower and this Agreement and the Amended Credit Agreement each constitute legal, valid and binding obligations of Holdings and the Borrower, enforceable against Holdings and the Borrower in accordance with its respective terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by general principles of good faith and fair dealing; and

(d)  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents after giving effect to this Agreement are true and correct in all material respects on and as of the Eighth Amendment Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specified date, in which case such representations and warranties are true and correct in all material respects as of such specified date.

SECTION 5. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the first date (the “Eighth Amendment Closing Date”) on which the following conditions precedent are satisfied or waived:

(a)  Subject to Section 2(d) hereof, prior to or substantially concurrently with the funding of the Initial Term Loans pursuant to this Agreement, all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding with respect to the Existing Term Loans will be repaid in full and all commitments to provide Existing Term Loans under the Existing Credit Agreement will be terminated;

(b)  the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Borrower, (ii) Holdings, (iii) the Reaffirming Loan Parties (as defined in Section 8 hereof), (iv) the Administrative Agent, (v) the New Term Lenders and (vi) each Revolving Lender;

(c)  all fees and expenses in connection with this Agreement or under any other Loan Document or other agreement with the Borrower relating to the transactions contemplated hereby (including reasonable and documented out-of-pocket legal fees and expenses required to be paid by the Borrower pursuant to Section 9.03(a) of the Existing Credit Agreement) payable by the Borrower to the Administrative Agent or the Lenders on or before the Eighth Amendment Closing Date shall have been paid to the extent then due; provided that any such expenses shall be required to be paid, as a condition precedent to the Eighth Amendment Closing Date, only to the extent invoiced at least three (3) Business Days prior to the Eighth Amendment Closing Date;

(d)  the Administrative Agent shall have received a duly executed officer’s certificate of the Borrower certifying, as of the Eighth Amendment Closing Date, that (A) each of the representations and warranties set forth in Section 4 above is true and correct as of the Eighth Amendment Closing Date and (B) no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to this Agreement and the transactions contemplated hereby;

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(e)  subject to Section 6, the Administrative Agent shall have received the following:

(i)	a copy of a short form certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the Eighth Amendment Closing Date, certifying that such Loan Party is duly organized and in good standing or full force and effect under the laws of such jurisdiction; and

(ii)	a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party, dated the Eighth Amendment Closing Date and certifying (1) (x) that attached thereto is a true and complete copy of (A) the certificate of incorporation or formation, as applicable, and (B) the by-laws or operating agreement, as applicable, of such Loan Party as in effect on the Eighth Amendment Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below or (y) that the (A) the certificate of incorporation or formation, as applicable, and (B) the by-laws or operating agreement, as applicable, of such Loan Party in the certificate delivered on the Closing Date, the First Amendment Closing Date, the Second Amendment Closing Date, the Third Amendment Closing Date, the Fourth Amendment Closing Date, September 22, 2023 or the Seventh Amendment Closing Date, as applicable, are still in effect, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers, members or other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, in the case of the Borrower, and any Loan Documents to which each such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (3) (x) as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party or (y) that the incumbency and specimen signature of each officer executing this Agreement provided on the Third Amendment Closing Date, the Fourth Amendment Closing Date or September 22, 2023, as applicable, has not changed;

(f)  the Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of Simpson Thacher & Bartlett LLP, in its capacity as New York counsel to the Loan Parties dated as of the Eighth Amendment Closing Date and addressed to the Administrative Agent and the Lenders and in form and substance consistent with the opinion delivered by such counsel on the Seventh Amendment Closing Date (to the extent applicable), taking into account the nature of this Agreement and the transactions contemplated hereby;

(g)  the Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Eighth Amendment Closing Date, all documentation and other information about the Borrower and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Lenders in writing at least 10 Business Days prior to the Eighth Amendment Closing Date and that the Administrative Agent and the Lenders reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and, if (i) the Borrower qualifies as a “legal entity” customer under 31 C.F.R. § 1010.230 and (ii) the Administrative Agent has provided the Borrower the name of each requesting Lender and its electronic delivery requirements at least 10 Business Days prior to the Eighth Amendment Closing Date, a customary beneficial ownership certification;

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(h)  the Administrative Agent shall have received from the Borrower, in accordance with Section 2.03 of the Existing Credit Agreement, a Borrowing Request with respect to the funding of Initial Term Loans on the Eighth Amendment Closing Date (it being agreed that, notwithstanding anything to the contrary in the Amended Credit Agreement, the initial Interest Period for Initial Term Loans borrowed on the Eighth Amendment Closing Date may be of such duration as shall have been separately agreed by the Borrower and the Administrative Agent and set forth in the Borrowing Request delivered with respect thereto, and for the purpose of determining Adjusted Term SOFR pursuant to the definition of such term, such Interest Period shall be deemed to have a tenor of one month);

(i)  the Administrative Agent shall have received from the Borrower, in accordance with Section 2.11(a) of the Existing Credit Agreement, a notice of prepayment with respect to the prepayment on the Eighth Amendment Closing Date of the Existing Term Loans;

(j)  the Administrative Agent shall have received from the Borrower a copy of a notice of prepayment that the Borrower delivered to the administrative agent under the Second Lien Credit Agreement with respect to the prepayment on the Eighth Amendment Closing Date of the outstanding Second Lien Term Loans under the Second Lien Credit Agreement; and

(k)  prior to or substantially concurrently with the funding of the Initial Term Loans pursuant to this Agreement, all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding under and with respect to the Second Lien Credit Agreement (other than contingent obligations not then due and payable and that by their terms survive the termination of the Second Lien Credit Agreement) will be repaid in full and all commitments to extend credit under the Second Lien Credit Agreement will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released.

SECTION 6. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent or Collateral Agent under, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. Nothing herein can or may be construed as a novation of the Amended Credit Agreement or any other Loan Document. This Agreement shall apply and be effective only with respect to the provisions of the Amended Credit Agreement specifically referred to herein. After the Eighth Amendment Closing Date, any reference to the Credit Agreement shall mean the Amended Credit Agreement.

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SECTION 7. Reaffirmation. Each of Holdings, the Borrower and each Guarantor identified on the signature pages hereto (collectively, Holdings, the Borrower and such Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the New Term Lenders), pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the New Term Lenders). Each of the Reaffirming Loan Parties hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10. Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.10 and 9.11 of the Amended Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WAYSTAR INTERMEDIATE, INC., as Holdings

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	General Counsel and Secretary

WAYSTAR TECHNOLOGIES, Inc., as the Borrower

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	General Counsel and Secretary

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

SUBSIDIARY GUARANTORS

WAYSTAR, INC., as Guarantor

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	General Counsel and Secretary

MED-PAYMENT.COM, INC., as Guarantor

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	General Counsel and Secretary

CONNANCE, INC., as Guarantor

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	General Counsel and Secretary

WAYSTAR FINANCIAL SOLUTIONS, INC., as Guarantor

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	General Counsel and Secretary

IMAGEVISION.NET, LLC, as Guarantor

By:	/s/ Matthew Heiman
Name:	Matthew Heiman
Title:	Chief Legal and Administrative Officer

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Term Lender and Revolving Lender

By	/s/ Nicholas J. Watts
Name:	Nicholas J. Watts
Title:	Authorized Officer

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

[Converting Term Lenders’ signature pages are on file with the Administrative Agent]

BARCLAYS BANK PLC, as Revolving Lender

By	/s/ Edward Pan
Name:	Edward Pan
Title:	Vice President

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

BANK OF AMERICA, N.A., as Revolving Lender

By	/s/ Gayatri Kulkarni
Name:	Gayatri Kulkarni
Title:	Vice President

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

DEUTSCHE BANK AG NEW YORK as Revolving Lender

By	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director
philip.tancorra@db.com
212-250-6576

By	/s/ Lauren Danbury
Name:	Lauren Danbury
Title:	Vice President

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

Goldman Sachs Bank USA, as Revolving Lender

By	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

Royal Bank of Canada, as Revolving Lender

By	/s/ Emily Grams
Name:	Emily Grams
Title:	Authorized Signatory

[Signature Page to Eighth Amendment to the First Lien Credit Agreement]

Annex A

Amended Credit Agreement

[Attached]

FIRST LIEN CREDIT AGREEMENT

Dated as of October 22, 2019

~~among~~

~~DERBY MERGER SUB, INC.,~~,

as amended by the First Amendment dated as of December 2, 2019,

as amended by the Second Amendment dated as of September 23, 2020,

as amended by the Third Amendment dated as of March 24, 2021,

as amended by the Fourth Amendment dated as of August 24, 2021,

as amended by the Fifth Amendment dated as of June 1, 2023,

as amended by the Sixth Amendment dated as of June 23, 2023,

as amended by the Seventh Amendment dated as of October 6, 2023 and

~~after giving effect to the Target Merger, BNVC GROUP HOLDINGS, INC. and after giving effect to the~~
~~Closing Date Borrower Assumption,~~ as amended by the Eighth Amendment dated as of February 9, 2024 among

WAYSTAR TECHNOLOGIES, INC. (F/K/A NAVICURE, INC.),

as the Borrower

~~DERBY PARENT, INC. and,~~

~~after giving effect to the Closing Date Holdings Assumption,~~WAYSTAR INTERMEDIATE, INC.
(F/K/A BNVC HOLDINGS, INC.),

as Holdings

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC ~~and~~ ,

DEUTSCHE BANK AG NEW YORK BRANCH
~~as Issuing Banks~~
, GOLDMAN SACHS BANK USA,

ROYAL BANK OF CANADA and BANK OF AMERICA, N.A.,
as Issuing Banks

JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC ~~and~~,

BOFA SECURITIES, INC., DEUTSCHE BANK SECURITIES INC.,

~~DEUTSCHE~~GOLDMAN SACHS BANK ~~SECURITIES INC.,~~USA and ROYAL BANK OF CANADA
as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

Page

Article I DEFINITIONS		~~2~~2

Section 1.01	Defined Terms	~~2~~2
Section 1.02	Classification of Loans and Borrowings	~~74~~78
Section 1.03	Terms Generally	~~74~~78
Section 1.04	Accounting Terms	~~75~~79
Section 1.05	Effectuation of Transactions	~~76~~80
Section 1.06	Timing of Payment of Performance	~~76~~80
Section 1.07	Times of Day	~~76~~80
Section 1.08	Currency Equivalents Generally; Exchange Rate	~~76~~80
Section 1.09	Cashless Rollovers	~~77~~81
Section 1.10	Certain Calculations and Tests	~~77~~81
Section 1.11	Limited Condition Transactions	~~78~~82
Section 1.12	Divisions	~~79~~83
Section 1.13	Interest Rates; Benchmark Notification	~~79~~83

Article II THE CREDITS		~~79~~84

Section 2.01	Commitments	~~79~~84
Section 2.02	Loans and Borrowings	~~80~~84
Section 2.03	Requests for Borrowings	~~81~~85
Section 2.04	Swingline Loans	~~82~~86
Section 2.05	Letters of Credit	~~83~~87
Section 2.06	[Reserved]	~~88~~92
Section 2.07	Funding of Borrowings	~~88~~92
Section 2.08	Type; Interest Elections	~~89~~93
Section 2.09	Termination and Reduction of Commitments	~~89~~94
Section 2.10	Repayment of Loans; Evidence of Debt	~~90~~95
Section 2.11	Prepayment of Loans	~~92~~97
Section 2.12	Fees and Premium	~~98~~102
Section 2.13	Interest	~~99~~104
Section 2.14	Alternate Rate of Interest	~~100~~105
Section 2.15	Increased Costs	~~100~~110
Section 2.16	Break Funding Payments	~~108~~111
Section 2.17	Taxes	~~108~~112
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Payments	~~112~~115

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Section 2.19	Mitigation Obligations; Replacement of Lenders	~~114~~117
Section 2.20	Illegality	~~115~~119
Section 2.21	Defaulting Lenders	~~116~~120
Section 2.22	Incremental Credit Extensions	~~119~~122
Section 2.23	Extensions of Loans and Revolving Commitments	~~123~~127

Article III REPRESENTATIONS AND WARRANTIES		~~126~~130

Section 3.01	Organization; Powers	~~126~~130
Section 3.02	Authorization; Enforceability	~~126~~130
Section 3.03	Governmental Approvals; No Conflicts	~~127~~130
Section 3.04	Financial Condition; No Material Adverse Effect	~~127~~131
Section 3.05	Properties	~~127~~131
Section 3.06	Litigation and Environmental Matters	~~128~~131
Section 3.07	Compliance with Laws	~~128~~132
Section 3.08	Investment Company Status	~~128~~132
Section 3.09	Taxes	~~128~~132
Section 3.10	ERISA	~~128~~132
Section 3.11	Disclosure	~~129~~132
Section 3.12	Solvency	~~129~~133
Section 3.13	Capitalization and Subsidiaries	~~129~~133
Section 3.14	Security Interest in Collateral	~~129~~133
Section 3.15	Labor Disputes	~~129~~133
Section 3.16	Federal Reserve Regulations	~~129~~133
Section 3.17	Economic Sanctions, Anti-Terrorism and Anti-Corruption Laws	~~130~~133
Section 3.18	Senior Indebtedness	~~130~~134
Section 3.19	Use of Proceeds	~~130~~134

Article IV CONDITIONS		~~131~~135

Section 4.01	~~Closing Date~~[Reserved]	~~131~~135
Section 4.02	Each Credit Extension	~~134~~138

Article V AFFIRMATIVE COVENANTS		~~135~~139

Section 5.01	Financial Statements and Other Reports	~~135~~139
Section 5.02	Existence	~~138~~142
Section 5.03	Payment of Taxes	~~138~~142
Section 5.04	Maintenance of Properties	~~138~~143
Section 5.05	Insurance	~~138~~143
Section 5.06	Inspections	~~139~~143
Section 5.07	Maintenance of Book and Records	~~139~~144
Section 5.08	Compliance with Laws	~~139~~144

Section 5.09	Environmental	~~139~~144
Section 5.10	Designation of Subsidiaries	~~140~~144
Section 5.11	Use of Proceeds	~~140~~145
Section 5.12	Covenant to Guarantee Obligations and Provide Security	~~141~~146
Section 5.13	Maintenance of Ratings	~~143~~147
Section 5.14	Further Assurances	~~143~~147
Section 5.15	[Reserved]	~~143~~148
Section 5.16	[Reserved]	~~143~~148
Section 5.17	Changes in Fiscal Periods	~~143~~148
Section 5.18	Conduct of Business	~~143~~148

Article VI NEGATIVE COVENANTS		~~144~~148

Section 6.01	Indebtedness	~~144~~148
Section 6.02	Liens	~~153~~158
Section 6.03	[Reserved]	~~158~~163
Section 6.04	Restricted Payments; Restricted Debt Payments	~~158~~163
Section 6.05	Burdensome Agreements	~~163~~168
Section 6.06	Investments	~~165~~170
Section 6.07	Fundamental Changes; Disposition of Assets	~~169~~174
Section 6.08	Sale and Lease-Back Transactions	~~173~~178
Section 6.09	Transactions with Affiliates	~~173~~178
Section 6.10	Amendments of or Waivers with Respect to Restricted Junior Indebtedness	~~175~~181
Section 6.11	Permitted Activities of Holdings	~~176~~181
Section 6.12	Financial Covenant	~~177~~182

Article VII EVENTS OF DEFAULT		~~178~~183

Section 7.01	Events of Default	~~178~~183

Article VIII THE ADMINISTRATIVE AGENT		~~182~~186

Section 8.01	General	~~182~~186
Section 8.02	Certain ERISA Matters	~~190~~196
Section 8.03	Erroneous Payments	~~190~~197

Article IX MISCELLANEOUS		~~192~~198

Section 9.01	Notices	~~192~~198
Section 9.02	Waivers; Amendments	~~197~~203
Section 9.03	Expenses; Indemnity	~~204~~211
Section 9.04	~~Waiver~~Limitation of ~~Claim~~Liability	~~206~~213
Section 9.05	Successors and Assigns	~~206~~213
Section 9.06	Survival	~~215~~222

Section 9.07	Counterparts; Integration; Effectiveness; Electronic Execution	~~215~~222
Section 9.08	Severability	~~215~~223
Section 9.09	Right of Setoff	~~215~~223
Section 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~216~~224
Section 9.11	Waiver of Jury Trial	~~217~~225
Section 9.12	Headings	~~217~~225
Section 9.13	Confidentiality	~~217~~226
Section 9.14	No Fiduciary Duty	~~219~~227
Section 9.15	Several Obligations	~~219~~228
Section 9.16	Anti-Money Laundering Legislation	~~219~~228
Section 9.17	Disclosure of Agent Conflicts	~~220~~228
Section 9.18	Appointment for Perfection; Release of Liens and Guarantees	~~220~~228
Section 9.19	Interest Rate Limitation	~~221~~229
Section 9.20	Intercreditor Agreements	~~221~~229
Section 9.21	Conflicts	~~221~~230
Section 9.22	~~Effectiveness of the Target Merger~~[Reserved]	~~221~~230
Section 9.23	~~Effectiveness of the Closing Date Borrower Assumption~~[Reserved]	~~222~~230
Section 9.24	~~Effectiveness of the Closing Date Holdings Assumption~~[Reserved]	~~222~~231
Section 9.25	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~222~~231
Section 9.26	Acknowledgement Regarding Any Supported QFCs	~~223~~232

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Dutch Auction
Schedule 1.01(c)	–	[Reserved]
Schedule 1.01(d)	–	Schedule of ~~Closing Date~~Subsidiary Guarantors
Schedule 2.01	–	LC Commitments
Schedule 3.13	–	Subsidiaries
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.07	–	Certain Dispositions
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Compliance Certificate

Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H	–	Form of Pledge and Security Agreement
Exhibit I	–	Form of Guaranty Agreement
Exhibit J	–	Form of Intellectual Property Security Agreement
Exhibit K	–	Form of Letter of Credit Request
Exhibit L-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That
Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That
Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are
Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	–	Form of Solvency Certificate
Exhibit N	–	~~Form of Closing Date Intercreditor Agreement~~[Reserved]
Exhibit O	–	Form of Intercompany Note

v

FIRST LIEN CREDIT AGREEMENT

FIRST LIEN CREDIT AGREEMENT, dated as of October 22, 2019, as amended by the First Amendment as of December 2, 2019, as amended by the Second Amendment as of September 23, 2020, as amended by the Third Amendment as of March 24, 2021, as amended by the Fourth Amendment as of August 24, 2021, as amended by the Fifth Amendment as of June 1, 2023, as amended by the Sixth Amendment as of June 23, 2023, as amended by the Seventh Amendment as of October 6, 2023 and as amended by the Eighth Amendment as of February 9, 2024 (this “Agreement”), by and among ~~Derby Parent~~Waystar Intermediate, Inc. (f/k/a BNVC Holdings, Inc.), a Delaware corporation (“~~Initial~~ Holdings”) ~~and, after giving effect to the Closing Date Holdings Assumption (as defined below), BNVC Holdings, Inc., a Delaware corporation (together with Initial Holdings, collectively, “Holdings”), Derby Merger Sub, Inc., a Delaware corporation (“Merger Sub”), after giving effect to the Target Merger (as defined below), BNVC Group Holdings, Inc., a Delaware corporation (the “Target”) and after giving effect to the Closing Date Borrower Assumption~~, Waystar Technologies, Inc. (f/k/a Navicure, Inc.), a Delaware corporation (the “~~Company” and, together with Merger Sub and the Target, collectively, the “~~Borrower”), the Lenders from time to time party hereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (in its capacity as administrative agent, the “Administrative Agent”), JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties (in its capacity as collateral agent, the “Collateral Agent”) and JPMorgan Chase Bank, N.A., Barclays Bank PLC ~~and~~, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, Royal Bank of Canada and Bank of America, N.A. as Issuing Banks.

RECITALS

~~A.            On the Closing Date, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 29, 2019 (the “Acquisition Agreement”), by and among, inter alios, Merger Sub (which on the Closing Date shall be merged (the “Target Merger”) with and into the Target, with the Target surviving the Target Merger as the surviving entity thereof) and the Target, Initial Holdings will acquire (the “Acquisition”) 100% of the issued and outstanding Capital Stock of the Target.~~

~~B.            To fund a portion of the Acquisition, the Sponsors and certain other investors (including the other Investors) will make cash equity contributions (or, in the case of existing shareholders of the Target (including the Management Investors), cash or non-cash equity contributions) to Holdings, which Holdings will in turn contribute in the form of common Capital Stock or otherwise in a form reasonably satisfactory to the Arrangers, directly or indirectly, to Merger Sub, which equity, when combined with the equity of the existing shareholders of the Target (including the Management Investors) that will be retained, rolled over or converted, if any, shall be not less than 30% of the sum of (a) the aggregate principal amount of the Loans borrowed on the Closing Date (excluding any Loans borrowed under the Revolving Facility to fund any ordinary course working capital needs of the Borrower and its subsidiaries), plus (b) the aggregate principal amount of the Second Lien Term Loans incurred by the Borrower on the Closing Date plus (c) the equity capitalization of Holdings and its Subsidiaries on the Closing Date after giving effect to the Transactions (such contribution, retention, rollover and/or conversion, collectively, the “Equity Contribution”); it being understood and agreed that the Sponsors shall directly or indirectly control the Capital Stock having at least a majority of the ordinary voting power for the election of the Board of Directors of the Borrower immediately after giving effect to the Transactions.~~

~~C~~A.      ~~The Initial~~In connection with the Eighth Amendment, the Borrower has requested that the Lenders extend credit in the form of (a) Initial Term Loans in an aggregate ~~initial~~ principal amount of $~~825,000,000~~2,200,000,000 and (b) a Revolving Facility with an available amount of $~~125,000,000~~342,500,000, in each case, subject to increase as provided herein.

~~D.            To consummate the Transactions, the Borrower will incur Second Lien Term Loans in an aggregate initial principal amount of $255,000,000.~~

~~E.            Substantially simultaneously with the Borrowings on the Closing Date, the Target Merger, Closing Date Holdings Assumption and Closing Date Borrower Assumption shall occur.~~

~~F~~B.      The Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

~~“2020 Incremental Revolving Commitments” has the meaning assigned to such term in the Second Amendment.~~

~~“2021 Replacement Term Loans” means the “Replacement Term Loans” specified in the Third Amendment.~~

“2023 Revolving Commitments” has the meaning assigned to such term in the Seventh Amendment.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement(s)” means (a) with respect to any Indebtedness secured by a Lien on the Collateral that ranks junior to the Lien on the Collateral securing the Secured Obligations, ~~the~~a “first lien/second lien” intercreditor agreement in form substantially similar to the Original Closing Date Intercreditor Agreement (with such changes as are reasonably satisfactory to the Administrative Agent and the Borrower) and to which the Administrative Agent is a party and (b) otherwise, ~~(i)~~ a customary “equal priority” intercreditor agreement that is reasonably satisfactory to the Administrative Agent and the Borrower and to which the Administrative Agent is a party ~~and (ii) if applicable, the Closing Date Intercreditor Agreement~~; provided that, to the extent applicable and required by the terms of this Agreement with respect to any such Indebtedness that is subordinated to the Obligations in right of payment, such intercreditor agreement shall contain customary subordination provisions reasonably satisfactory to the Administrative Agent and the Borrower.

“ACH” means automated clearing house transfers.

~~“Acquisition” has the meaning assigned to such term in the Recitals to this Agreement.~~

~~“Acquisition Agreement” has the meaning assigned to such term in the Recitals to this Agreement.~~

“Additional Agreement” has the meaning assigned to such term in Article VIII.

“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 and/or 9.02(c) ~~(including, for the avoidance of doubt, any Second Amendment Incremental Term Loan Commitment and any Fourth Amendment Incremental Term Loan Commitment)~~.

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans.

“Additional Revolving Credit Commitments” means any revolving credit commitment added pursuant to Sections 2.22, 2.23 and/or 9.02(c)(ii).

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure attributable to its Additional Revolving Credit Commitment.

“Additional Revolving Lender” means any lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.

“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Sections 2.22, 2.23 and/or 9.02(c)(ii).

“Additional Term Lender” means any lender ~~(including, for the avoidance doubt, each Second Amendment Incremental Term Lender and Fourth Amendment Incremental Term Lender)~~ with an Additional Term Loan Commitment or an outstanding Additional Term Loan.

“Additional Term Loan Commitment” means any term commitment added pursuant to Sections 2.22, 2.23 and/or 9.02(c)(i) ~~(including, for the avoidance of doubt, the Second Amendment Incremental Term Loan Commitment and the Fourth Amendment Incremental Term Loan Commitment)~~.

“Additional Term Loans” means any term loan added pursuant to Sections 2.22, 2.23 and/or 9.02(c)(i)~~, (including, for the avoidance of doubt, the Second Amendment Incremental Term Loans and the Fourth Amendment Incremental Term Loans)~~.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to ~~(a)~~ Term SOFR for such Interest Period ~~plus (b) the Term SOFR Adjustment~~; provided that, if Adjusted Term SOFR is less than 0.00% per annum, then Adjusted Term SOFR shall be deemed to be 0.00% per annum. Each determination by the Administrative Agent of Adjusted Term SOFR shall be conclusive and binding for all purposes absent manifest error.

“Adjustment Date” means the date that is the date of delivery of financial statements and the Compliance Certificate required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, and Section 5.01(c), respectively.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Borrower or any of its Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrower or any of its Restricted Subsidiaries or any property of Holdings, the Borrower or any of its Restricted Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of Holdings or any subsidiary thereof solely because it is an unrelated portfolio company of any Sponsor and none of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrower and/or any subsidiary of the Borrower.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) or an assignee and an Affiliated Lender and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(e).

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the NYFRB Rate in effect on such day plus 0.50%, (b) Adjusted Term SOFR for a one month Interest Period (with the Term SOFR component thereof determined in accordance with clause (b) of the definition of “Term SOFR”) plus 1.00% and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR, as the case may be. Notwithstanding the foregoing, with respect to ~~(x)~~ the Initial Term Loans, the Alternate Base Rate will be deemed to be 1.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum ~~and (y) the Second Amendment Incremental Term Loans, the Alternate Base Rate will be deemed to be 1.75% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.75% per annum~~.

“Alternate Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“AML Legislation” has the meaning assigned to such term in Section 9.16(a).

“~~Annual Financial Statements~~Ancillary Document” has the meaning assigned to such term in Section ~~4.01~~9.07(~~c~~b).

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”), 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959.

“Applicable Percentage” means (a) with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of such Term Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of all Term Lenders under the applicable Class and (b) with respect to any Revolving Lender of any Class, the percentage of the aggregate amount of the Revolving Credit Commitments of such Class represented by such Lender’s Revolving Credit Commitment of such Class; provided that for purposes of Section 2.21 and otherwise herein (except with respect to Section 2.11(a)(ii)), when there is a Defaulting Lender, such Defaulting Lender’s Revolving Credit Commitment shall be disregarded for any relevant calculation. In the case of clause (b), in the event that the Revolving Credit Commitments of any Class have expired or been terminated, the Applicable Percentage of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class, giving effect to any assignment thereof.

“Applicable Rate” means, for any day, (a) with respect to any (i) Initial Term Loan ~~(including the 2021 Replacement Term Loans and the Fourth Amendment Incremental Term Loans),~~ , the rate per annum set forth below under the caption “Initial Term Loan ABR Spread” or “Initial Term Loan Adjusted Term SOFR Spread”; provided that prior to the delivery by the Borrower of the quarterly financial statements required to be delivered pursuant to Section 5.01(a) for the first full Fiscal Quarter ended after the Eighth Amendment Closing Date, the “Applicable Rate” for any Initial Term Loan shall be 3.00% for ABR Loans and 4.00% for Adjusted Term SOFR Loans and (ii) Initial Revolving Loan, the rate per annum set forth below under the caption “Initial Revolving Loan ABR Spread” or “Initial Revolving Loan Adjusted Term SOFR Spread” of the grid below titled “Initial Revolving Loans”, as the case may be, based upon the First Lien Leverage Ratio~~; provided that until the first Adjustment Date following the completion of at least one full Fiscal Quarter ended after the Closing Date, the “Applicable Rate” for any Initial Revolving Loan shall be the applicable rate per annum set forth below in Category 1 of the grid set forth below~~  and (b) with respect to any Additional Term Loan and Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Agreement or Extension Amendment:

Initial Term Loans:

On any day prior to a Qualifying IPO:

First Lien Leverage Ratio	Initial Term Loan ABR Spread	Initial Term Loan Adjusted Term SOFR Spread
Category 1 Greater than 4.50 to 1.00	3.00%	4.00%
Category 2 Less than or equal to 4.50 to 1.00	2.75%	3.75%

On any day on or after a Qualifying IPO:

First Lien Leverage Ratio	Initial Term Loan ABR Spread	Initial Term Loan Adjusted Term SOFR Spread
Category 1 Greater than 4.50 to 1.00	2.75%	3.75%
Category 2 Less than or equal to 4.50 to 1.00	2.50%	3.50%

Initial Revolving Loans

On any day prior to a Qualifying IPO:

First Lien Leverage Ratio	Initial Revolving Loan ABR Spread	Initial Revolving Loan Adjusted Term SOFR Spread
Category 1 Greater than 5.00 to 1.00	2.75%	3.75%
Category 2 Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	2.50%	3.50%
Category 3 Less than or equal to 4.50 to 1.00	2.25%	3.25%

On any day on or after a Qualifying IPO:

First Lien Leverage Ratio	Initial Revolving Loan ABR Spread	Initial Revolving Loan Adjusted Term SOFR Spread
Category 1 Greater than 4.50 to 1.00	2.00%	3.00%
Category 2 Less than or equal to 4.50 to 1.00 but greater than 3.50 to 1.00	1.75%	2.75%
Category 3 Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.50%	2.50%
Category 4 Less than or equal to 3.00 to 1.00	1.25%	2.25%

The Applicable Rate with respect to Initial Term Loans and Initial Revolving Loans shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the First Lien Leverage Ratio in accordance with the table above; provided that if financial statements (and the corresponding Compliance Certificate required pursuant to Section 5.01(c)) are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” for any Initial Term Loan or Initial Revolving Loan shall, at the option of the Administrative Agent (at the direction of the Required Lenders) and upon notice to the Borrower, be the rate per annum set forth above in Category 1 of the table above until such financial statements (and the corresponding Compliance Certificate required pursuant to Section 5.01(c)) are delivered in compliance with Section 5.01(a) or (b), as applicable.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Credit Commitment at such time represented by such Revolving Lender’s Revolving Credit Commitments at such time; provided that for purposes of Section 2.21, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the relevant calculations. In the event that (a) the Revolving Credit Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article VII), the Applicable Revolving Credit Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class or (b) the Revolving Credit Commitments of all Classes have terminated (or the Revolving Credit Commitments of any Class have terminated pursuant to Article VII), the Applicable Revolving Credit Percentage shall be determined based upon the Revolving Credit Commitments (or the Revolving Credit Commitments of such Class) most recently in effect, giving effect to any assignments thereof.

“Approved Borrower Portal” has the meaning assigned to such term in Section 9.01.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC ~~and~~, BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Royal Bank of Canada, in their capacities as joint lead arrangers and joint bookrunners with respect to the Credit Facilities ~~initially~~ made available hereunder.

“Assignment and Assumption” means (a) an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower or (b) if the assignee or assignor party to the relevant assignment and assumption is an Affiliated Lender, an Affiliated Lender Assignment and Assumption.

“Assumed Acquisition Debt” has the meaning assigned to such term in Section 6.01(n).

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)            the sum of:

(i)            the greater of $~~75,000,000~~215,000,000 and 50.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period; plus

(ii)           if greater than zero, the CNI Growth Amount; plus

(iii)          the amount of any cash capital contribution to the common equity capital of the Borrower or any Restricted Subsidiary or the cash proceeds received by the Borrower from any issuance of Qualified Capital Stock of the Borrower after the Original Closing Date (other than any amount (A) constituting a Cure Amount or an Available Excluded Contribution Amount, (B) received from the Borrower or any Restricted Subsidiary or (C) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(i) received as Cash equity by the Borrower or any of its Restricted Subsidiaries), plus the fair market value, as reasonably determined in good faith by the Borrower, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution to the common equity capital of the Borrower or any Restricted Subsidiary or in return for any issuance of Qualified Capital Stock of the Borrower (other than any amounts (1) constituting a Cure Amount or an Available Excluded Contribution Amount, (2) used to make a Restricted Payment pursuant to Section 6.04(a)(ii)(B) or a Restricted Debt Payment pursuant to Section 6.04(b)(v)(A) or (3) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Original Closing Date through and including such time; plus

(iv)          the net cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the incurrence or issuance after the Original Closing Date of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Qualified Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company, during the period from and including the day immediately following the Original Closing Date through and including such time; plus

(v)           the net cash proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Original Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi)          to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Original Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Original Closing Date pursuant to Section 6.06(r)(i) but excluding any return, profit, distribution or similar amount paid by any Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary in respect of the payment of any Tax liability of such Unrestricted Subsidiary; plus

(vii)         an amount equal to the sum of (A) the amount of any Investment by the Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary (equal to the fair market value (as reasonably determined in good faith by the Borrower) of the Investment of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger, consolidation or amalgamation); provided that in the case of original Investments made in Cash the fair market value thereof shall be such cash value), (B) the fair market value (as reasonably determined in good faith by the Borrower) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made after the Original Closing Date pursuant to Section 6.06(r)(i) and (C) the Net Proceeds of any Disposition of any Unrestricted Subsidiary (including the issuance or sale of the Capital Stock thereof) received by the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Original Closing Date through and including such time; plus

(viii)        to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received by Holdings, the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary; plus

(ix)           ~~to the extent not otherwise applied to prepay the Second Lien Term Loans in accordance with the terms thereof,~~ the amount of any Declined Proceeds; plus

(x)            the amount of any Retained Asset Sale Proceeds; minus

(b)            an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Original Closing Date and prior to such time or contemporaneously therewith.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets (as reasonably determined in good faith by the Borrower, but excluding any Cure Amount) received by the Borrower or any of its Restricted Subsidiaries after the Original Closing Date from:

(a)            contributions in respect of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than any amounts received from the Borrower or any of its Restricted Subsidiaries), and

(b)            the sale of Qualified Capital Stock of the Borrower (other than (i) to the Borrower or any Restricted Subsidiary of the Borrower, (ii) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (iii) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(i)), in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which have not been applied in reliance on the Available Amount or to make a Restricted Payment pursuant to Section 6.04(a)(ii)(B).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of Holdings, the Borrower or any Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) (a) under any arrangement to provide Banking Services that is in effect on the Original Closing Date between Holdings, the Borrower or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) either (i) the Administrative Agent, any Arranger or any Lender as of the Original Closing Date or (ii) any other Person identified to the Administrative Agent on or prior to the Original Closing Date or (b) under any arrangement to provide Banking Services that is entered into after the Original Closing Date by Holdings, the Borrower or any Restricted Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such arrangement is entered into, in each case in connection with Banking Services, in each case (other than in the case of an arrangement with the Administrative Agent), that have been designated to the Administrative Agent in writing by the Borrower as being “Banking Services Obligations” for purposes of the Loan Documents; it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.10 and any applicable Acceptable Intercreditor Agreement as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the US.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (other than a limited number of senior employees in connection with the relevant Person’s internal legal, compliance, risk management and/or credit practices) (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Borrower or its subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers or the Administrative Agent, as applicable, in accordance with clause (a) of the definition of “Disqualified Institution” or any Affiliate of any such Person that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement~~; provided that on and after the effectiveness of the Closing Date Borrower Assumption, the term “Borrower” shall cease to include the Target and/or Merger Sub~~.

“Borrower Communications” has the meaning assigned to such term in Section 9.01.

“Borrower Materials” has the meaning assigned to such term in Section 9.01.

“Borrowing” means (a) any Loans of the same Type and Class made, converted or continued on the same date and, in the case of Adjusted Term SOFR Loans, as to which a single Interest Period is in effect and (b) any Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Business Day” means:

(a)            any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City;

(b)            with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Adjusted Term SOFR Loans, any such day described in clause (a) above that is also a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of (a) all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, be included as additions to property, plant and equipment, (b) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that are reported in the Borrower’s consolidated statement of cash flows for such period and (c) other capital expenditures of such Person for such period (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, including, without limitation, any capitalized bonus payment).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP but subject to Section 1.04(b), is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (and any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination,

(a)            Dollars, euro, pounds, Australian dollars, Canadian dollars, Yuan or such other currencies held by it from time to time in the ordinary course of business;

(b)            readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the government of the US, Canada, the United Kingdom or any member nation of the European Union rated at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or (ii) issued by any agency or instrumentality of any of the foregoing, the obligations of which are backed by the full faith and credit of the US, Canada, the United Kingdom or any such member nation of the European Union, as applicable, in each case having average maturities of not more than 24 months from the date of acquisition thereof and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(c)            readily marketable direct obligations issued by any state, commonwealth or territory of the US or any political subdivision, taxing authority or any public instrumentality thereof or by any foreign government, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(d)            commercial paper having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(e)            deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the US, any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(f)            securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000;

(g)            marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h)            investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(i)            shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (h) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency);

(j)            instruments equivalent to those referred to in clauses (b) through (i) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the US to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(k)            investments, classified in accordance with GAAP as current assets of Holdings, the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (j) of this definition;

(l)             investment funds investing at least 90% of their assets in the types of investments referred to in clauses (a) through (k) above; and

(m)           solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

The term “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (b) through (m) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (b) through (m) and in this paragraph.

“CFC” means (a) any Foreign Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a US Person that is an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1); and (b) each Subsidiary of any Person described in clause (a). For purposes of this definition, all Section references are to the Code.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Original Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Original Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Original Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or US or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a)            at any time prior to a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly, Capital Stock representing more than 50% of the total voting power of all of the outstanding voting stock of Holdings unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) directors of Holdings having a majority of the aggregate votes on the Board of Directors of Holdings;

(b)            at any time on or after a Qualifying IPO, the acquisition by any Person or group, including any group acting for the purpose of acquiring, holding or disposing of Securities, other than one or more Permitted Holders, of Capital Stock representing more than the greater of (i) 35% of the total voting power of all of the outstanding voting stock of Holdings and (ii) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) directors of Holdings having a majority of the aggregate votes on the Board of Directors of Holdings; and

(c)             the Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings.

For purposes of this definition, including other defined terms used herein in connection with this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof and (ii) the words “Person” and “group” shall be within the meaning of Section 13(d) or 14(d) of the Exchange Act, but shall exclude any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

Notwithstanding anything to the contrary in this definition or any provision of Section 13(d)-3 or 13(d)-5 of the Exchange Act, (A) if any group includes one or more Permitted Holders, the issued and outstanding Capital Stock of Holdings that is directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of this definition, (B) a Person or group shall not be deemed to beneficially own Capital Stock to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of Capital Stock in connection with the transactions contemplated by such agreement and (C) a Person or group will not be deemed to beneficially own Capital Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the Capital Stock entitled to vote for the election of directors of such Person’s parent; provided that, notwithstanding this clause (C), after a Qualifying IPO of a Parent Company, the determination of beneficial ownership of outstanding voting stock of Holdings resulting from any Person’s or group’s ownership of Capital Stock or other securities of such Parent Company shall be deemed to equal the percentage of voting stock of such Parent Company directly owned by such Person or group multiplied by the percentage ownership of voting stock of Holdings owned directly or indirectly by such Parent Company.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind (in each case, if applicable, as defined under GAAP).

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, ~~Second Amendment Incremental Term Loans,~~ Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(i~~) (including, for the avoidance of doubt, the Second Amendment Incremental Term Loans~~) or Initial Revolving Loans or Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(ii) or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, ~~a Second Amendment Incremental Term Loan Commitment,~~ an Additional Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(i~~) (including, for the avoidance of doubt, the Second Amendment Incremental Term Loan Commitment~~), an Initial Revolving Credit Commitment or an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(ii) or a Swingline Commitment, (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class.

~~“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date shall be October 22, 2019.~~

~~“Closing Date Borrower Assumption” has the meaning assigned to such term in Section 9.23(a).~~

~~“Closing Date Holdings Assumption” has the meaning assigned to such term in Section 9.24(a).~~

~~“Closing Date Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit N, dated as of the Closing Date, among, inter alios, the Collateral Agent, as senior priority representative for the First Lien Credit Agreement Secured Parties referred to therein, GLAS AMERICAS LLC, as Second Lien Collateral Agent, as second priority representative for the Second Lien Credit Agreement Secured Parties referred to therein, and the Loan Parties from time to time party thereto.~~

~~“Closing Date Material Adverse Effect” has the meaning given to the term “Material Adverse Effect” in the Acquisition Agreement as in effect on July 29, 2019.~~

“CNI Growth Amount” means, at any date of determination, an amount determined on a cumulative basis equal to 50% of Consolidated Net Income of the Borrower for the period (treated as one accounting period) from the first day of the Fiscal Quarter commencing immediately prior to the Original Closing Date to the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property, now existing or hereafter acquired by any Loan Party, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, subject to (a) the applicable limitations set forth in this Agreement and/or any other Loan Document and (b) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required or elects (in the case of a Restricted Subsidiary that is not a Domestic Subsidiary, with the reasonable consent of the Administrative Agent) to become a Loan Party after the Original Closing Date in the case of any Restricted Subsidiary that is required or elects to become a Loan Party after the Original Closing Date (i) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (ii) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (iii) if such Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12(a) owns registrations of or applications for Patents, Trademarks, Copyrights and/or exclusive Copyright Licenses that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit J, (iv) a completed Perfection Certificate and, in accordance with Section 5.01(i), a Perfection Certificate Supplement, (v) certificates of the type described in Section ~~4.01~~5(~~d~~e)(ii) of the Eighth Amendment and good standing certificates, (vi) UCC financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (vii) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.03 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a)) and (viii) an executed joinder to any Acceptable Intercreditor Agreement in substantially the form attached as an exhibit thereto. In the event a Restricted Subsidiary that is not a Domestic Subsidiary becomes a Loan Party, notwithstanding anything to the contrary herein, such Loan Party shall grant a perfected lien on substantially all of its assets (other than any Excluded Assets) pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower subject to customary limitations and additional exclusions in such jurisdiction as reasonably agreed between the Administrative Agent and the Borrower.

“Collateral Documents” means, collectively, (a) the Security Agreement, (b) each Intellectual Property Security Agreement, (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” or the requirements of any other Collateral Document and (d) each other document and/or instrument pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Letter of Credit” means any letter of credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its subsidiaries in the ordinary course of business of such Person.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, (a) with respect to each Lender, such Lender’s Initial ~~Term Loan Commitment, Second Amendment Incremental~~ Term Loan Commitment, Initial Revolving Credit Commitment and Additional Commitment, as applicable, in effect as of such time and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Commitment Fee Rate” means, on any date (a) with respect to the Initial Revolving Credit Commitments, the applicable rate per annum set forth below based upon the First Lien Leverage Ratio~~; provided that until the first Adjustment Date following the completion of at least one full Fiscal Quarter after the Closing Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 1~~  and (b) with respect to Additional Revolving Credit Commitments of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Agreement or Extension Amendment:

On any day prior to a Qualifying IPO:

First Lien Leverage Ratio	Commitment Fee Rate
Category 1 Greater than 5.00 to 1.00	0.50%
Category 2 Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	0.375%
Category 3 Less than or equal to 4.50 to 1.00	0.250%

On any day on or after a Qualifying IPO:

First Lien Leverage Ratio	Commitment Fee Rate
Category 1 Greater than 4.50 to 1.00	0.375%
Category 2 Less than or equal to 4.50 to 1.00	0.250%

The Commitment Fee Rate with respect to the Initial Revolving Credit Commitment shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the First Lien Leverage Ratio in accordance with the table set forth above; provided that if financial statements (and the corresponding Compliance Certificate required to be delivered pursuant to Section 5.01(c)) are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the Commitment Fee Rate shall, at the option of the Administrative Agent (at the direction of the Required Revolving Lenders) and upon notice to the Borrower, be the rate per annum set forth above in Category 1 until such financial statements (and the corresponding Compliance Certificate required to be delivered pursuant to Section 5.01(c)) are delivered in compliance with Section 5.01(a) or (b), as applicable.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning assigned to such term in Section 9.01.

“Company Competitor” means any competitor of the ~~Target~~Borrower and/or any of its subsidiaries.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the sum of:

(a)             Consolidated Net Income of such Person for such period; plus

(b)            without duplication, those amounts which, in the determination of such Consolidated Net Income for such period, have been deducted for:

(i)        total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (l) thereof;

(ii)       Taxes paid and any provision for Taxes, including income, capital, profit, revenue, state, foreign, provincial, franchise, excise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including (x) penalties and interest related to any such Tax or arising from any Tax examination, (y) pursuant to any Tax sharing arrangement or as a result of any Tax distribution and (z) in respect of repatriated funds) of such Person paid or accrued during such period and (without duplication) any payments to a Parent Company pursuant to Section 6.04(a)(i)(A) or (B) in respect of Taxes;

(iii)      (A) depreciation and (B) amortization (including amortization of goodwill, software, internal labor costs, deferred financing fees or costs, other intangible assets, customer acquisition costs, original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs);

(iv)      any non-cash Charge (provided that (x) to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA (as a deduction in calculating net income or otherwise) to such extent and (y) any non-cash Charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period shall be excluded);

(v)       (A) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme to which the relevant pension trustee has agreed), any stock subscription or shareholder agreement, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of Holdings (or any other Parent Company to the extent related to its indirect ownership of the Borrower), the Borrower and/or any Restricted Subsidiary;

(vi)      Public Company Costs;

(vii)     the amount of any Charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party;

(viii)    the amount of any contingent payments in connection with the licensing of intellectual property or other assets;

(ix)       the amount of management, monitoring, consulting, transaction and advisory fees and related expenses (including any termination fees payable in connection with the early termination of management and monitoring agreements) actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries (A) to any Investor (and/or any Affiliate thereof and/or related management company) to the extent permitted under this Agreement and/or (B) prior to the Original Closing Date;

(x)       the amount of fees, expense reimbursements and indemnities paid to directors, including directors of Holdings or any other Parent Company (but excluding, for the avoidance of doubt, the portion, if any, of such amount that is attributable to the ownership or operations of any Parent Company other than the Borrower and/or its subsidiaries);

(xi)      the amount of any Charge incurred or accrued in connection with sales of receivables and related assets in connection with any Permitted Receivables Financing;

(xii)      any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xiii)     adjustments permitted or required by Article 11 of Regulation S-X of the Securities Act; and

(xiv)    expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP; plus

(c)             to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (f) below for any previous period and not added back; plus

(d)            without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies (collectively, “Expected Cost Savings”) related to ~~the Transactions or~~ any Investment, Disposition, operating improvement, restructuring, cost savings initiative and/or any similar transaction or initiative (any such operating improvement, restructuring, cost savings initiative or similar transaction or initiative, a “Cost Saving Initiative”) projected by the Borrower in good faith to be realized as a result of actions that have been taken (or with respect to which substantial steps have been taken) or initiated or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and Charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Borrower or any of its Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Borrower) ~~(i) with respect to the Transactions, on or prior to the date that is 24 months after the Closing Date (including actions initiated prior to the Closing Date) and (ii)~~ with respect to any ~~other~~ Cost Savings Initiative whether initiated before, on or after the Original Closing Date, within 24 months after such Cost Savings Initiative (which Expected Cost Savings shall be added to Consolidated Adjusted EBITDA until fully realized and calculated on a Pro Forma Basis as though such Expected Cost Savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable, (B) no Expected Cost Savings shall be added pursuant to this clause (d) to the extent duplicative of any Charges relating to such Expected Cost Savings that increased Consolidated Net Income pursuant to clause (d) of the definition thereof (it being understood and agreed that “run rate” shall mean the full annual recurring benefit that is associated with any action taken) and (C) the share of any such cost savings, expenses and Charges with respect to a joint venture that are to be allocated to the Borrower or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated Adjusted EBITDA for the relevant Test Period; provided, further, that the aggregate amount of any adjustments made pursuant to this clause (d) for any period shall not exceed in the aggregate 20% of Consolidated Adjusted EBITDA for such period (after giving effect to all such adjustments); plus

(e)             the excess (if any) of (i) the aggregate amount of “run rate” profits pursuant to contracts entered into during the relevant Test Period (net of actual profits pursuant to such contracts during such Test Period) projected by the Borrower, in good faith, as if such contracted pricing was applicable (at the contracted rate and calculated based on an assumed margin determined by the Borrower to be a reasonable good faith estimate of the actual costs (including increased overhead costs) associated with such contracts) during the entire Test Period, and (ii) profits associated with contracts that were cancelled or otherwise terminated during such Test Period; minus

(f)             any amount that, in the determination of such Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(g)            the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period and that was added to Consolidated Net Income of the Borrower to determine Consolidated Adjusted EBITDA of the Borrower for such prior period and that does not otherwise reduce such Consolidated Net Income for the current period; minus

(h)            the amount of any income or gain associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; plus

(i)             an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period,

provided that, if a Qualifying IPO occurred at any time prior to the end of a Test Period, commencing with the first Test Period which includes the Fiscal Quarter during which such Qualifying IPO occurred the addition of any amounts pursuant to clauses (b)(ix), (e), and (i) above for each Fiscal Quarter included in such Test Period and each subsequent Test Period shall be disregarded for the purpose of calculating the First Lien Leverage Ratio solely in connection with calculating and determining compliance with Section 6.12(a), the Applicable Rate solely with respect to Revolving Loans, or the Commitment Fee Rate.

~~Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating Consolidated Adjusted EBITDA of the Borrower for any period that includes any of the Fiscal Quarters ended June 30, 2019, March 31, 2019, December 31, 2018 or September 30, 2018, (i) Consolidated Adjusted EBITDA of the Borrower for the Fiscal Quarter ended June 30, 2019 shall be deemed to be $41,400,000, (ii) Consolidated Adjusted EBITDA of the Borrower for the Fiscal Quarter ended March 31, 2019 shall be deemed to be $38,900,000, (iii) Consolidated Adjusted EBITDA of the Borrower for the Fiscal Quarter ended December 31, 2018 shall be deemed to be $36,700,000 and (iv) Consolidated Adjusted EBITDA of the Borrower for the Fiscal Quarter ended September 30, 2018 shall be deemed to be $37,000,000, in each case, as adjusted on a Pro Forma Basis, as applicable, and as further adjusted pursuant to paragraph (d) or (e) above to the extent such adjustment was not otherwise included in the calculation of the foregoing amounts.~~

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is (a) incurred pursuant to the Loan Documents or (b) secured by a Lien on the Collateral that does not rank junior to the Lien on the Collateral securing the Secured Obligations (excluding, in any event, any Capital Lease or purchase money Indebtedness of any Loan Party secured by Liens on the assets subject thereto).

“Consolidated Interest Expense” means, cash interest expense (including that attributable to Capital Leases), net of cash interest income of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other cash fees and Charges owed with respect to letters of credit and bankers’ acceptance financing and net costs (less net cash payments in connection therewith) under hedging agreements and any Restricted Payments on account of Disqualified Capital Stock made pursuant to Section 6.04(a)(xiv), but in any event excluding, for the avoidance of doubt, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest expense and any capitalized interest, whether paid or accrued (including as a result of the effects of purchase accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging and any capitalized interest, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield and other fees and Charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (e) all non-recurring interest expense or “additional interest” for failure to timely comply with registration rights obligations, (f) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to the Original Transactions or any other acquisition or Investment, all as calculated on a consolidated basis in accordance with GAAP, (g) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Original Transactions, (h) penalties and interest relating to taxes, (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (j) any interest expense attributable to a Parent Company resulting from push down accounting, (k) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting and (l) expensing of bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated Net Income” means, with respect to any Person (the “Subject Person”) for any Test Period, an amount equal to the net income (loss), determined in accordance with GAAP, of such Person and its Restricted Subsidiaries on a consolidated basis, but excluding:

(a)            (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed Cash or Cash Equivalents to such Person in respect of such loss during such period;

(b)            any gain or loss (less all fees and expenses chargeable thereto) attributable to any asset Disposition (including asset retirement costs) or of returned or surplus assets outside the ordinary course of business;

(c)            any gain or Charge from (A) any extraordinary or exceptional item and/or (B) any non-recurring or unusual item (including any non-recurring or unusual accruals or reserves in respect of any extraordinary, exceptional, non-recurring or unusual items) and/or (C) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order;

(d)            any Charge attributable to the development, undertaking and/or implementation of any Cost Savings Initiatives (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility/location opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge, any restructuring Charge (including any Charge relating to any tax restructuring and/or any acquisitions after the Original Closing Date and adjustments to existing reserves and whether or not classified as a restructuring expense on the consolidated financial statements), any Charge relating to the closure or consolidation of any facility or location and/or discontinued operations (including but not limited to severance, rent termination costs, contract termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative (including multi-year strategic initiatives), any signing Charge, any retention or completion bonus, any other recruiting, signing and retention Charges (including payments made to employees or producers who are subject to non-compete agreements), any expansion and/or relocation Charge, any Charge associated with any curtailments or modification to any pension and post-retirement employee benefit plan (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof), any software or intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any consulting Charge and/or any business development Charge;

(e)            Transaction Costs (as defined in the Existing Credit Agreement) (including any Charges associated with the rollover, acceleration or payout of equity interests held by management of the Target (as defined in the Existing Credit Agreement) or any of their respective direct or indirect subsidiaries or parents in connection with the Original Transactions and any other payments contemplated by the Acquisition Agreement (as defined in the Existing Credit Agreement) as in effect on the Original Closing Date);

(f)            any Charge (including any transaction or retention bonus or similar payment or any amortization thereof for such period) incurred in connection with the consummation of any transaction outside the ordinary course of business (including any such transaction consummated prior to the Original Closing Date and any such transaction undertaken but not completed), including any issuance or offering of Capital Stock (including in connection with any Qualifying IPO), any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or any Investment, including any Permitted Acquisition, and/or “growth” Capital Expenditure including, in each case any earnout or other contingent consideration obligation expense or purchase price adjustment, integration expense or nonrecurring merger costs incurred during such period as a result of any such transactions (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) and any adjustments of any of the foregoing;

(g)            the amount of any Charge that is actually reimbursed (or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance); provided that the relevant Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such four Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Net Income in the next succeeding Fiscal Quarter);

(h)            any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than (A) at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof and (B) dispositions of inventory in the ordinary course of business) and/or (ii) any location that has been closed during such period;

(i)             any net income or Charge attributable to the early extinguishment of Indebtedness or any Hedge Agreement;

(j)             any Charge that is established, adjusted and/or incurred, as applicable, that is required to be established, adjusted or incurred, as applicable, as a result of the Original Transactions in accordance with GAAP;

(k)            (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its subsidiaries) resulting from the application of acquisition method, purchase and/or recapitalization accounting in relation to the Original Transactions or any consummated acquisition or similar transaction or recapitalization accounting or the amortization or write-off of any amounts thereof, net of Taxes including adjustments in component amounts required or permitted by GAAP (including, without limitation, in the inventory, property and equipment, lease, software, goodwill, intangible asset, in-process research and development, deferred revenue, advanced billing and debt line items thereof) and/or (ii) the cumulative effect of any change in accounting principles (effected by way of either a cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and/or any change resulting from the adoption or modification of accounting principles and/or policies in accordance with GAAP;

(l)             any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right, management equity plan, employee benefit plan or agreement, stock option plan and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);

(m)            amortization of intangible assets;

(n)            any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities);

(o)            (i) the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person and (ii) the net income in such period of any Restricted Subsidiary (other than any Loan Party) that, as of the date of determination, is subject to any restriction on its ability to pay dividends or make other distributions, directly or indirectly, by operation of its organizational documents or any agreement, instrument, judgment, decree, order or Requirement of Law applicable thereto (other than (A) any restriction that has been waived or otherwise released and/or (B) any restriction set forth in the Loan Documents or the documents related to any Incremental Equivalent Debt~~, the documents relating to the Second Lien Term Loans or any “Incremental Equivalent Debt” (as defined in the Second Lien Credit Agreement or any equivalent term under any Indebtedness that refinances Second Lien Term Loans)~~  and the documents relating to any Refinancing Indebtedness in respect of any of the foregoing); it being understood and agreed that Consolidated Net Income will be increased by the amount of any payments made in Cash (or converted into Cash) or in Cash Equivalents to the Borrower or any Restricted Subsidiary (other than the Restricted Subsidiary that is subject to the relevant restriction) in respect of any such income;

(p)            (i) any realized or unrealized gain or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness or other balance sheet items, any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from revaluation of intercompany balances (including Indebtedness and other balance sheet items);

(q)            any deferred Tax expense associated with any tax deduction or net operating loss arising as a result of the Original Transactions, or the release of any valuation allowance related to any such item;

(r)            any reserves, accruals or non-cash Charges related to adjustments to historical tax exposures, including social security, federal unemployment, state unemployment and state disability taxes deducted in the calculation of net income during such period (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made);

(s)            any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period; and

(t)            adjustments (i) contained in the due diligence quality of earnings report prepared by the Borrower’s accountants and delivered to the Administrative Agent on July 18, 2019, (ii) previously identified in the Sponsor model delivered to certain of the ~~Lead~~ Arrangers on July 15, 2019 or (iii) contained in a due diligence quality of earnings report made available to the Administrative Agent and prepared with respect to the target of a Permitted Acquisition or other Investment permitted hereunder by (x) independent registered public accountants of recognized national standing or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace and reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions, including to the extent such insurance proceeds or reimbursement relate to events or periods occurring prior to the Original Closing Date (whether or not received during such period so long as such Person in good faith expects to receive the same within the next four Fiscal Quarters; it being understood that to the extent such proceeds are not actually received within the next four Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such Fiscal Quarters) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

provided that, if a Qualifying IPO occurred at any time prior to the end of a Test Period, commencing with the first Test Period which includes the Fiscal Quarter during which such Qualifying IPO occurred the addition of any amounts pursuant to clause (t) above for each Fiscal Quarter included in such Test Period and each subsequent Test Period shall be disregarded for the purpose of calculating the First Lien Leverage Ratio solely in connection with calculating and determining compliance with Section 6.12(a), the Applicable Rate solely with respect to Revolving Loans, or the Commitment Fee Rate.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date that is secured by a Lien on the Collateral (excluding, in any event, any Capital Lease or purchase money Indebtedness of any Loan Party secured by Liens on the assets subject thereto).

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date (assuming, for such purpose, that such Person’s only subsidiaries are its Restricted Subsidiaries).

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money (including letter of credit drawings that have not been reimbursed within three Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments) (but excluding, for the avoidance of doubt, (a) undrawn letters of credit and (b) Hedging Obligations), in each case of such Person and its Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of purchase or pushdown accounting in connection with the Original Transactions ~~or~~, any Permitted Acquisition or other Investment); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount and (ii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converting Term Lenders” has the meaning assigned to such term in the Eighth Amendment.

“Copyright” means the following: (a) all copyrights, rights and interests in works protectable by copyright whether published or unpublished and whether registered or unregistered, including copyright registrations and copyright applications (including all copyrights embodied in Software); (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing anywhere in the world.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Copyright owned by any Loan Party or that any Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Loan Party under any such agreement.

“Cost Saving Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.26.

“Credit Extension” means each of (i) the making of any Revolving Loan (other than any Letter of Credit Reimbursement Loan) or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Credit Facilities” means the Revolving Facility and the Term Facility.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and any other Lender.

“Cure Amount” has the meaning assigned to such term in Section 6.12(b).

“Cure Right” has the meaning assigned to such term in Section 6.12(b).

“Current Assets” means, at any date, all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets on the consolidated balance sheet of the Borrower (excluding (a) any Cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower and/or any Restricted Subsidiary), (b) the current portion of current and deferred Taxes, (c) assets held for sale, (d) permitted loans to third parties, (e) deferred bank fees, (f) pension assets and (g) management fees receivables).

“Current Liabilities” means, at any date, all liabilities of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities on the consolidated balance sheet of the Borrower, other than (a) the current portion of any Funded Debt, (b) outstanding revolving loans (including any Revolving Loans) and letter of credit or similar exposure (including any LC Obligations), (c) the current portion of interest, (d) the current portion of current and deferred Taxes, (e) liabilities in respect of unpaid earnouts and/or holdbacks, (f) accruals relating to restructuring reserves, (g) liabilities in respect of funds of third parties on deposit with the Borrower or any Restricted Subsidiary, (h) management fee payables, (i) the current portion of any Capital Lease Obligation, (j) deferred revenue arising from cash receipts that are earmarked for specific projects and (k) the current portion of any other long-term liability.

“Customary Bridge Loans” means customary bridge loans, escrow or other similar arrangements with a maturity date not later than one year from incurrence thereof and which provide for an automatic extension of the maturity date thereof to a date no earlier than the Latest Term Loan Maturity Date, subject to customary conditions or the exchange or replacement thereof with other Indebtedness; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is not shorter than the Weighted Average Life to Maturity of the then-existing Term Loans and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is no earlier than the Latest Term Loan Maturity Date on the date of the issuance or incurrence thereof.

“Debt Fund Affiliate” means any Affiliate of a Sponsor (other than a natural person, Holdings, the Borrower or any of their subsidiaries) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or advises (or whose general partner or manager advises (as appropriate)) funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which no personnel making investment decisions in respect of such affiliate are engaged in making investment decisions with respect to the equity investment in Holdings, the Borrower and its Restricted Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the US or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, (i) to make a Loan within two Business Days of the date required to be made by it hereunder or (ii) to fund its participation in a Letter of Credit or Swingline Loan within two Business Days of the date such obligation arose or such Loan or Letter of Credit was required to be made or funded, (b) notified the Administrative Agent, any Swingline Lender or any Issuing Bank or the Borrower in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two Business Days after the request of the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrower and the Administrative Agent have each determined that such Lender intends, and has all approvals (in form and substance satisfactory to the Borrower and the Administrative Agent) required to enable it to continue to perform its obligations as a Lender hereunder or (f) become the subject of a Bail-In Action; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority so long as such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the US or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC).

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall constitute a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as reasonably determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Designs” means any and all and any part of the following: (a) all design patents and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing and (e) all rights corresponding to any of the foregoing.

“Disposition” or “Dispose” means the sale, lease, sublease or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), in whole or in part, on or prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or purchase such Capital Stock upon the occurrence of any change of control, Qualifying IPO, any Disposition or any similar event, occurring prior to the date that is 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem or purchase any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means, unless otherwise consented to by Borrower in writing (including by email):

(a)             (i) any Person identified as such by the Borrower or the Sponsors in writing to JPMorgan Chase Bank, N.A. on or prior to ~~July 29, 2019~~the Eighth Amendment Closing Date (the Persons described in this clause (a)(i), the “Identified Disqualified Lenders”) and (ii) any Affiliate of any Identified Disqualified Lender that is identified in writing to the Administrative Agent as such, and

(b)             (i) any Person that is or becomes a Company Competitor and (A) was identified as such in writing to JPMorgan Chase Bank, N.A. on or prior to ~~July 29, 2019~~the Eighth Amendment Closing Date or (B) is identified in writing as such to the Administrative Agent from time to time thereafter and (ii) any Affiliate of any Person described in clause (b)(i) above (other than a Bona Fide Debt Fund) that is identified in writing to the Administrative Agent as such, and

(c)             any Affiliate of any Person described in clause (a) or (b) above that is readily identifiable as an Affiliate of such Person on the basis of such Affiliate’s name, other than, in the case of clause (b) above, a Bona Fide Debt Fund;

it being understood and agreed that the identification of any Person as a Disqualified Institution after the Eighth Amendment Closing Date shall not (A) apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan, subject, in the case of assignments and participations made after the date on which any such Person is identified as a Disqualified Institution, to the provisions of Section 9.05(f) or (B) become effective until three Business Days after written notice of the identification of such Person as a Disqualified Institution is delivered to JPMDQ_Contact@jpmorgan.com.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f).

“Dollars” or “$” refers to lawful money of the US.

“Domain Name” means Internet domain names and associated uniform resource locator addresses.

“Domestic Subsidiary” means any Restricted Subsidiary that is a US Person.

“Dutch Auction” has the meaning assigned to such term on Schedule 1.01(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness on any date of determination, the effective yield applicable thereto as determined by the Borrower and the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity and assuming, if applicable, that the Initial Revolving Facility and the applicable Incremental Revolving Facility are fully drawn), but excluding (i) any arrangement, commitment, structuring, closing payments, underwriting and/or similar fees that are not generally shared with all relevant lenders (in their capacities as lenders); (ii) customary consent or amendment fees for an amendment paid generally to consenting lenders (regardless of whether any such fees are paid to or shared in whole or in part with any lender), (iii) any other fee that is not payable to all relevant lenders generally and (iv) if applicable, ticking fees accruing prior to the funding of such Indebtedness; provided, however, that (A) to the extent that Term SOFR, for a period of three months, or Alternate Base Rate (without giving effect to any floor specified in the definition thereof), is less than any floor applicable to the loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that Term SOFR, as applicable, for a period of three months or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Eighth Amendment” means that certain Eighth Amendment to this Agreement, dated as of the Eighth Amendment Closing Date, among the Borrower, Holdings, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Eighth Amendment Closing Date” means February 9, 2024.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law, or (b) in connection with any release of any Hazardous Material.

“Environmental Laws” means any and all foreign or domestic, federal, provincial, territorial, municipal or state (or any subdivision of any of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable and legally enforceable requirements of Governmental Authorities and the common law relating to (a) protection of the environment or (b) the generation, use, storage, transportation or Release of or exposure to Hazardous Materials, applicable to the Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise, including any liability for damages, costs of environmental remediation, fines, penalties or indemnities resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

~~“Equity Contribution” has the meaning assigned to such term in the Recitals to this Agreement.~~

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower or any Restricted Subsidiary, notification of the Borrower or any Restricted Subsidiary or any ERISA Affiliate of the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or the receipt by the Borrower, any Restricted Subsidiary or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Restricted Subsidiary or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or ERISA Affiliates, with respect to the termination of any Pension Plan; (g) the failure to make a required contribution to any Pension Plan that would result in the imposition of a Lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the imposition of a Lien under Section 303(k) of ERISA with respect to any Pension Plan; or (h) the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan; or a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; the Borrower, any Restricted Subsidiary or any ERISA Affiliate incurring any liability under Section 436 of the Code, or a violation of Section 436 of the Code with respect to a Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any Excess Cash Flow Period, any amount (if positive) equal to:

(a)             Consolidated Net Income of the Borrower for such Excess Cash Flow Period; plus

(b)            an amount equal to the amount of all non-cash Charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow for such Excess Cash Flow Period in such future period); plus

(c)             the decreases, if any, in long-term receivables, long-term prepaid assets and/or Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary or any Unrestricted Subsidiary designation, (ii) the reclassification during such period of current assets to long-term assets or current liabilities to long-term liabilities, (iii) the application of acquisition method, purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; plus

(d)            increases in long-term deferred revenue; plus

(e)             an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus

(f)             extraordinary gains for such Excess Cash Flow Period; minus

(g)            an amount equal to the amount of all non-cash gains for such Excess Cash Flow Period included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period, provided that such amounts are added to Excess Cash Flow in the period received) and cash Charges included in clauses (a) through (s)  of the definition of “Consolidated Net Income” to the extent financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries; minus

(h)            [reserved]; minus

(i)            (i) the aggregate amount of all principal payments of Indebtedness during such Excess Cash Flow Period, including (A) the principal component of payments in respect of Capital Leases and (B) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (x) all other prepayments or repurchases of Term Loans, any Indebtedness secured by Liens on the Collateral ranking on an equal priority basis with the Liens securing the Secured Obligations~~,~~ and the Second Lien Term Loans and ~~Second Lien Incremental Debt and~~ (y) all prepayments of revolving loans (including Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility (excluding Revolving Loans) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Restricted Subsidiaries and (ii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness; minus

(j)             an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; minus

(k)             increases in long-term receivables, long-term prepaid assets and/or Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary or any Unrestricted Subsidiary designation, (ii) the reclassification during such period of current assets to long-term assets or current liabilities to long-term liabilities, (iii) the application of acquisition method, purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Hedge Agreement; minus

(l)             decreases in long-term deferred revenue during such Excess Cash Flow Period; minus

(m)            the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such Excess Cash Flow Period or are not deducted in arriving at such Consolidated Net Income, to the extent that such expenditure was financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries; minus

(n)            the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in arriving at such Consolidated Net Income for such Excess Cash Flow Period; minus

(o)            extraordinary losses for such Excess Cash Flow Period; minus

(p)            amounts excluded under clause (g) of the definition of “Consolidated Net Income” for such Excess Cash Flow Period, to the extent the relevant insurance proceeds have not yet been received, minus

(q)            cash expenditures in respect of Hedge Agreements during such Excess Cash Flow Period to the extent not deducted in arriving at such Consolidated Net Income.

For purposes of this definition of “Excess Cash Flow”, (i) “deducted in arriving at such Consolidated Net Income” shall mean deducted in calculating the net income (loss) of the Borrower and its Restricted Subsidiaries and not thereafter excluded pursuant to the definition of Consolidated Net Income, (ii) “included in arriving at such Consolidated Net Income” shall mean included in calculating the net income (loss) of the Borrower and its Restricted Subsidiaries and not thereafter excluded pursuant to the definition of Consolidated Net Income and (iii) amounts shall be deducted from, or added to, Consolidated Net Income without duplication.

“Excess Cash Flow Period” means each Fiscal Year of the Borrower, commencing with the Fiscal Year of the Borrower ending on December 31, ~~2020~~2024.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a)             any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above, this clause (iii)(ii) and clause (iii) below, after giving effect to any applicable anti-assignment provision of the UCC or other applicable Requirements of Law) or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that (A) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirement of Law notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (a)(i), (a)(ii) and (a)(iii) above shall not apply to the extent that the relevant contract prohibits the grant of a security interest in all or substantially all of the assets of any Loan Party and (C) the exclusion set forth in this clause (a) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination under clause (a)(i), (a)(ii) or (a)(iii) above (x) existed on the Original Closing Date (or in the case of any contract of a Subsidiary that is acquired following the Original Closing Date, as of the date of such acquisition) and were not entered into in contemplation of the Original Closing Date (or such acquisition) and (y) cannot be waived unilaterally by Holdings, the Borrower or any of their respective Subsidiaries,

(b)            (i) the Capital Stock of any (A) Captive Insurance Subsidiary, (B) Unrestricted Subsidiary, (C) not-for-profit or special purpose subsidiary, (D) Receivables Subsidiary or (E) Immaterial Subsidiary and/or (ii) voting Capital Stock representing in excess of 65% of the voting Capital Stock of any Foreign Subsidiary or FSHCO,

(c)             any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar notice and/or filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable Requirements of Law,

(d)            any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by applicable Requirements of Law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable Requirement of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (d)(i) or clause (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirement of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to ~~Initial Holdings,~~ Holdings or the Borrower or any of its direct or indirect subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, including as a result of the operation of Section 956 of the Code,

(~~e~~b)          (i) any leasehold real property interests and (ii) any fee owned real property,

(~~f~~c)           any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than Holdings, the Borrower or any of its Restricted Subsidiaries under the Organizational Documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary (after giving effect to Sections 9-406, 9-407, 9408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than Holdings, the Borrower or any of its Restricted Subsidiaries in accordance with the Organizational Documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law,

(~~g~~d)          (i) motor vehicles, aircraft, aircraft engines and other assets subject to certificates of title, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $10,000,000, except, in each case of clauses (i)-(iii), to the extent a security interest therein can be perfected by the filing of a UCC financing statement,

(~~h~~e)          any Margin Stock,

(~~i~~f)            any Cash or Cash Equivalents, Deposit Account, commodities account or securities account (including securities entitlement and related assets but excluding Cash and Cash Equivalents representing the proceeds of assets otherwise constituting Collateral),

(~~j~~g)           any lease, license or agreement or any asset that is being leased, licensed, purchased or otherwise subject thereto (including pursuant to a purchase money security interest, Capital Lease or similar arrangement) that is, in each case, permitted by this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, Capital Lease or similar arrangement or trigger a right of termination in favor of any other party thereto (other than Holdings, the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Requirement of Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirement of Law notwithstanding the relevant requirement or prohibition,

(~~k~~h)          any asset with respect to which the Administrative Agent and the Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby, which determination is evidenced in writing,

(~~l~~i)             all assets of Holdings other than the Capital Stock of the Borrower;

(~~m~~j)           receivables and related assets (or interests therein) (i) sold to any Receivables Subsidiary in connection with a Permitted Receivables Financing or (ii) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing, and

(~~n~~k)          any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Requirement of Law.

“Excluded Subsidiary” means:

(a)             any Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower,

(b)            any Immaterial Subsidiary,

(c)             any Restricted Subsidiary:

(i)            that is prohibited from providing a Guarantee under the Loan Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that, in the case of this clause (B), exists on the Original Closing Date or, if such Restricted Subsidiary is acquired after the Original Closing Date, at the time such Restricted Subsidiary is acquired and which Contractual Obligation was not entered into in contemplation of such acquisition and only for so long as such prohibition is continuing,

(ii)           that would require a governmental consent, approval, license or authorization to provide a Guarantee under the Loan Guaranty (including any regulatory consent, approval, license or authorization) unless such consent, approval, license or authorization has been obtained (it being understood that the Borrower shall not be required to obtain such consent, approval, license or authorization), or

(iii)          the provision of a Loan Guaranty by which would result in material adverse tax consequences to ~~Initial Holdings,~~ Holdings or the Borrower or any of its direct or indirect subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, including as a result of the operation of Section 956 of the Code,

(d)            any not-for-profit subsidiary,

(e)             any Captive Insurance Subsidiary or other special purpose subsidiaries designated by the Borrower from time to time,

(f)             any Receivables Subsidiary,

(g)            (i) any Foreign Subsidiary, (ii) any FSHCO and/or (iii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary that is a CFC,

(h)            any Unrestricted Subsidiary,

(i)             any Restricted Subsidiary acquired by the Borrower or any Restricted Subsidiary after the Original Closing Date in a transaction not prohibited by this Agreement that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (A) (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Guarantee under the Loan Guaranty and (B) the relevant prohibition was not implemented in contemplation of the applicable acquisition, for so long as such prohibition exists,

(j)             any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Guarantee under the Loan Guaranty outweighs the benefits afforded thereby, and

(k)            any broker-dealer Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee under the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell”, support or other agreement for the benefit of such Loan Guarantor) at the time the Guarantee under the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee under the Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient (“Recipient”) of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net or overall gross income or franchise Taxes (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (c) in the case of any Lender or Issuing Bank, any U.S. federal withholding tax that is imposed on amounts payable to such Lender or Issuing Bank pursuant to a Requirement of Law in effect at the time such Lender or Issuing Bank becomes a party to this Agreement (other than any Lender that became a recipient pursuant to an assignment under Section 2.19 or any Issuing Bank that becomes a recipient pursuant to Section 2.05(i)(i)) or designates a new lending office, except in each case to the extent that such Lender or Issuing Bank (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.17, (d) any tax imposed as a result of a failure by such recipient to comply with Section 2.17(e) and (e) withholding tax under FATCA.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Eighth Amendment Closing Date.

“Existing Term Loans” has the meaning ~~specified~~assigned to such term in the ~~Third~~Eighth Amendment.

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a)(i).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) Holdings, the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements (or related laws or official administrative guidance or practices) implementing any of the foregoing and any laws, fiscal or regulatory legislation, rules, guidance notes and practices adopted by another jurisdiction to effect any such intergovernmental agreement.

“FCPA” has the meaning assigned to such term in Section 3.17(d).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain Fee Letter, dated as of ~~July 29, 2019, by and among, inter alios, Merger Sub, the Arrangers (and each Affiliate thereof)~~January 23, 2024, between the Borrower and the Administrative Agent.

~~“Financial Covenant Standstill” has the meaning assigned to such term in Section 7.01(c).~~

“Fifth Amendment” means ~~the~~that certain Fifth Amendment to this Agreement, dated as of June 1, 2023, among the Borrower, Holdings, the other Loan Parties party thereto, the Administrative Agent and the ~~Revolving~~ Lenders party thereto.

“~~Fifth Amendment Closing Date~~Financial Covenant Standstill” has the meaning assigned to such term in ~~the Fifth Amendment~~Section 7.01(c).

“First Amendment” means ~~the~~that certain First Amendment to this Agreement, dated as of December 2, 2019, among the Borrower, Holdings, the ~~Guarantors~~other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

~~“First Amendment Closing Date” has the meaning assigned to such term in the First Amendment.~~

~~“First Amendment Incremental Term Lender” has the meaning assigned to the term “Incremental Term Loan Lender” in the First Amendment.~~

~~“First Amendment Incremental Term Loans” has the meaning assigned to the term “Incremental Term Loans” in the First Amendment.~~

“First Lien Leverage Ratio” means the ratio, as of any date, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any Acceptable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien (excluding any Permitted Lien that is expressly subordinated or otherwise required to be junior to such Lien).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.10(c).

“Flood Insurance Laws” means, collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), (b) the Flood Insurance Reform Act of 2004 and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as amended.

“Foreign Lender” means any Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means ~~the~~that certain Fourth Amendment to this Agreement, dated as of ~~August~~March 24, 2021, among the Borrower, Holdings, the ~~Guarantors~~other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

~~“Fourth Amendment Closing Date” has the meaning assigned to such term in the Fourth Amendment.~~

~~“Fourth Amendment Incremental Term Lender” has the meaning assigned to the term “2021 Incremental Term Loan Lender” in the Fourth Amendment.~~

~~“Fourth Amendment Incremental Term Loans” has the meaning assigned to the term “2021 Incremental Term Loans” in the Fourth Amendment.~~

“FSHCO” means any direct or indirect Subsidiary of the Borrower that has no material assets other than Capital Stock or Capital Stock and Indebtedness of one or more direct or indirect Foreign Subsidiaries that are CFCs (including any debt instrument treated as Capital Stock for U.S. federal income tax purposes).

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation, or that matures within one year from such date and that is renewable or extendable, at the option of such Person, to a date that is more than one year from such date, or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the US, in effect and applicable to the accounting period in respect of which reference to GAAP is made, in each case, subject to the terms of Section 1.04.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, ministry, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the US, a foreign government or any political subdivision thereof, including any supra-national bodies (such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any material, substance or waste, which is classified or otherwise characterized as “hazardous”, or “toxic” or as a “pollutant” or “contaminant” or words of similar import pursuant to Environmental Laws.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means the obligations of a Loan Party or Restricted Subsidiary under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement and shall, for the avoidance of doubt, include any Successor Holdings~~; provided that on and after the effectiveness of the Closing Date Holdings Assumption, the term “Holdings” shall cease to include Initial Holdings~~.

“Identified Disqualified Lender” has the meaning assigned to such term in the definition of “Disqualified Institution”.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower (a) the assets of which do not exceed 5.0% of Consolidated Total Assets of the Borrower and (b) the contribution to Consolidated Adjusted EBITDA of which does not exceed 5.0% of the Consolidated Adjusted EBITDA of the Borrower, in each case, as of the last day of or for the most recently ended Test Period and calculated to include the assets and results of operations of any Restricted Subsidiaries that are subsidiaries of such Restricted Subsidiary on a consolidated basis; provided that, the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of Consolidated Total Assets and 10.0% of Consolidated Adjusted EBITDA of the Borrower, in each case, as of the last day of or for the most recently ended Test Period and calculated to include the assets and results of operations of any Restricted Subsidiaries that are subsidiaries of such Restricted Subsidiaries on a consolidated basis~~; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the consolidated financial statements of the Borrower delivered pursuant to Section 4.01.~~.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means, on any date, the sum of the following:

(a)            the Shared Incremental Amount on such date, plus

(b)            (i) the amount of any optional prepayment of any Term Loan in accordance with Section 2.11(a) and/or the amount of any permanent reduction of any Revolving Credit Commitment, in each case, after the Eighth Amendment Closing Date, plus (ii) the aggregate principal amount of any Term Loan reduction resulting from any assignment of such Term Loan to (and/or purchase or buybacks of such Term Loan by) Holdings, the Borrower and/or any Restricted Subsidiary including any prepayments, reductions, assignments, purchases or buybacks made at a discount to par, with credit given to the aggregate principal amount of the Loans subject thereto, so long as, in the case of any such optional prepayment or assignment, the relevant prepayment or assignment, purchase and/or buyback was not funded (A) with the proceeds of any long-term Indebtedness (including pursuant to clause (c) below) or (B) with the proceeds of any Incremental Facility incurred in reliance on the Shared Incremental Amount, in each case, after the Eighth Amendment Closing Date, minus (iii) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred in reliance on this clause (b) after the Eighth Amendment Closing Date and prior to such date ~~minus (iv) the aggregate principal amount of all Second Lien Incremental Debt incurred in reliance on the equivalent of this clause (b) in the Second Lien Credit Agreement~~, plus

(c)            an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility, the First Lien Leverage Ratio does not exceed 5.50:1.00 calculated on a Pro Forma Basis (but without giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the Shared Incremental Amount, under clause (a) or (b) of this definition of “Incremental Cap” or under any revolving facility (whether or not incurred in connection with a Permitted Acquisition, Investment or other similar transaction)), including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility), and in the case of any Incremental Revolving Facility, assuming a full drawing of such Incremental Revolving Facility.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Equivalent Debt” means Indebtedness incurred by the Borrower or any other Loan Party in the form of (i) notes or loans secured on a pari passu basis with the Secured Obligations, (ii) notes or loans secured on a junior basis to the Secured Obligations, (iii) unsecured notes or loans and/or (iv) commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided that:

(a)            at the time of issuance or incurrence of such Indebtedness, the aggregate principal amount of such Indebtedness to be so incurred or issued does not exceed the Incremental Cap at such time; provided that, for purposes of this definition, in the case of Incremental Equivalent Debt that is (I) secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, in lieu of the First Lien Leverage Ratio test applicable thereto, an unlimited amount of Incremental Equivalent Debt may be incurred under clause (c) of the definition of “Incremental Cap” so long as after giving effect to the relevant incurrence of Incremental Equivalent Debt, the Secured Leverage Ratio does not exceed 7.50:1.00 calculated on a Pro Forma Basis or (II) unsecured, in lieu of the First Lien Leverage Ratio test applicable thereto, an unlimited amount of Incremental Equivalent Debt may be incurred under clause (c) of the definition of “Incremental Cap” so long as after giving effect to the relevant incurrence of Incremental Equivalent Debt, either (A) the Total Leverage Ratio does not exceed either 7.50:1.00 calculated on a Pro Forma Basis or (B) the Interest Coverage Ratio is no less than 2.00:1.00 calculated on a Pro Forma Basis (in the case of each of clauses (I) and (II) above, without giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the Shared Incremental Amount and assuming any unsecured Indebtedness incurred as Incremental Equivalent Debt is secured by a Lien on the Collateral, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Equivalent Debt), and in the case of any Incremental Equivalent Debt that is revolving debt, assuming a full drawing of such Incremental Equivalent Debt),

(b)            no Event of Default then exists (except in the case of the incurrence or provision of any Incremental Equivalent Debt in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement or any Limited Condition Transaction, in which case, no Specified Event of Default then exists) immediately prior to or after giving effect to such notes or loans,

(c)            the Weighted Average Life to Maturity applicable to such notes or loans (other than Customary Bridge Loans and Term A Loans) is no shorter than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayment thereof),

(d)            the final maturity date with respect to such notes or loans (other than Customary Bridge Loans and Term A Loans) is no earlier than (A) in the case of notes or term loans, the Initial Term Loan Maturity Date and (B) in the case of revolving facilities, the Initial Revolving Credit Maturity Date, in each case, on the date of the issuance or incurrence, as applicable, thereof,

~~(e)            any such notes or loans that are secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations shall be secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Second Lien Term Loans;~~

(e)            [reserved];

(f)            any such Indebtedness that is secured shall be subject to an Acceptable Intercreditor Agreement and no such Indebtedness may be (i) guaranteed by any Person that is not a Loan Party or (ii) secured by any assets other than the Collateral,

(g)            except as otherwise permitted in Section 2.22 (including with respect to maturity, amortization, pricing, currency types and denominations, interest rate margins, rate floors, MFN terms, discounts, premiums, fees, and (subject to clause (h) below) prepayment or redemption terms and provisions, in each case, which shall each be determined by the Borrower and the lenders with respect to such Incremental Equivalent Debt) with respect to an analogous Incremental Facility, the terms of any Incremental Equivalent Debt (other than any terms which are applicable only after the Maturity Date of any then-existing Class of Term Loans) must, at the option of the Borrower, either (A) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such Incremental Equivalent Debt (as determined by the Borrower in good faith) or (B) not be materially more restrictive on the Borrower and its Restricted Subsidiaries (when taken as a whole) than those applicable to any then-existing Term Loans (when taken as a whole) or otherwise reasonably acceptable to the Administrative Agent (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of any such Indebtedness, the terms and conditions of such Indebtedness will be deemed not to be more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant or other term is also added for the benefit of all Classes of Loans), and

(h)            no such Indebtedness (other than Customary Bridge Loans and Term A Loans) shall have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default and in the case of loans, excess cash flow sweeps) that could result in prepayments or redemptions of such Indebtedness prior to the Maturity Date of any then-existing Class of Loans.

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Agreement” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Increase Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurred Acquisition Debt” has the meaning assigned to such term in Section 6.01(q).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication:

(a)            all indebtedness for borrowed money;

(b)            that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c)            all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)            any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an intercompany basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

(e)            all Indebtedness of others that is secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person;

(f)            the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)            the Guarantee by such Person of the Indebtedness of another;

(h)            all obligations of such Person in respect of any Disqualified Capital Stock; and

(i)            all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall any obligation under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provided that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 or International Accounting Standard 39 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amount that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement). The amount of Indebtedness issued at a discount to its initial principal amount shall be calculated based on the initial stated principal amount thereof without giving effect to any such discount. For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness among the Borrower and its Restricted Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iv) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (v) Indebtedness of any Parent Company appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP, (vi) accrued expenses and royalties~~,~~ and (vii) asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than 60 days ~~and (viii) any payments contemplated by the Acquisition Agreement (as in effect on the Closing Date)~~.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

~~“Information Memorandum” means the Confidential Information Memorandum dated September 2019, relating to the Target and its subsidiaries and the Transactions.~~

~~“Initial Lenders” means the Arrangers (or their applicable affiliates), in each case, who are party to this Agreement as Lenders on the Closing Date.~~

“Initial Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on Schedule I to the Seventh Amendment (including, for the avoidance of doubt, the 2023 Revolving Commitments), or in the Assignment and Assumption entered into after the Seventh Amendment Closing Date pursuant to which such Lender assumed its Initial Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.22. The aggregate amount of the Initial Revolving Credit Commitments as of the Seventh Amendment Closing Date is $342,500,000.

“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure attributable to its Initial Revolving Credit Commitment, plus the aggregate amount at such time of such Lender’s Swingline Exposure attributable to its Initial Revolving Credit Commitment.

“Initial Revolving Credit Maturity Date” means the date that is five years after the Seventh Amendment Closing Date (which date is October 6, 2028 and defined as the “Stated Revolving Credit Maturity Date”); provided that, (x) if, on any date prior to the Stated Revolving Credit Maturity Date that is ninety-one (91) days prior to the scheduled maturity date in respect of (A) the Initial Term Loans and/or (B) any Indebtedness that refinances or extends the maturity date of the Initial Term Loans (any such date, a “Revolving Facility First Lien Springing Maturity Date” and any such maturing Initial Term Loans or refinancing Indebtedness in respect thereof, “First Lien Reference Debt”), First Lien Reference Debt is outstanding in an aggregate principal amount in excess of $150,000,000, the Initial Revolving Credit Maturity Date shall instead be the Revolving Facility First Lien Springing Maturity Date and (y) if, on any date prior to the Stated Revolving Credit Maturity Date that is ninety-one (91) days prior to the scheduled maturity date in respect of (A) the Second Lien Term Loans and/or (B) any Indebtedness that refinances or extends the maturity date of the Second Lien Term Loans (any such date, a “Revolving Facility Second Lien Springing Maturity Date” and any such maturing Second Lien Term Loans or refinancing Indebtedness in respect thereof, “Second Lien Reference Debt”), any Second Lien Reference Debt is outstanding, the Initial Revolving Credit Maturity Date shall instead be the Revolving Facility Second Lien Springing Maturity Date; provided further, in each case, if such date is not a Business Day, the Initial Revolving Credit Maturity Date shall be the immediately preceding Business Day.  Any provisions relating to the determination of a minimum tenor, maturity or Weighted Average Life to Maturity with respect to any Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiary shall assume that neither clause (x) or clause (y) of the foregoing applies.

“Initial Revolving Facility” means the Initial Revolving Credit Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

“Initial Revolving Lender” means any Lender with an Initial Revolving Credit Commitment or any Initial Revolving Credit Exposure.

“Initial Revolving Loan” means (i) prior to the Seventh Amendment Closing Date, any revolving loan made by the Initial Revolving Lenders to the Borrower pursuant to Section 2.01(a)(ii~~i~~) prior to the Seventh Amendment Closing Date and (ii) on and after the Seventh Amendment Closing Date, the collective reference to any revolving loan made by the Initial Revolving Lenders to the Borrower pursuant to Section 2.01(a)(iii) prior to, on or after the Seventh Amendment Closing Date.

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Applicable Percentage” means, for purposes of Section 2.18(a), with respect to any Initial Term Lender, a percentage equal to a fraction the numerator of which is the aggregate outstanding amount of the Initial Term Loans and Initial Term Loan Commitment of such Initial Term Lender and the denominator of which is the aggregate outstanding principal amount of the Initial Term Loans and Initial Term Loan Commitments of all Initial Term Lenders holding Initial Term Loans or Initial Term Loan Commitments.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed ~~the amount set forth opposite~~ such Initial Term Lender’s ~~name~~applicable portion of the Initial Term Commitments as set forth on the Commitment Schedule or in the Assignment and Assumption pursuant to which such ~~Initial~~ Term Lender becomes a party hereto, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such ~~Initial~~ Term Lender pursuant to Section 9.05 or (c) increased from time to time pursuant to Section 2.22 ~~and, with respect to each Fourth Amendment Incremental Term Lender, the commitment of such Fourth Amendment Incremental Term Lender to make Fourth Amendment Incremental Term Loans as set forth in the Fourth Amendment.~~. The aggregate amount of the Initial Term Lenders’ Initial Term Loan Commitments on the Eighth Amendment Closing Date is $2,200,000,000.

“Initial Term Loan Maturity Date” means ~~the date that is seven years after the Closing Date~~October 22, 2029.

“Initial Term Loans” means ~~(i) prior to the First Amendment Closing Date,~~ the term loans made by the Initial Term Lenders to the Borrower pursuant to ~~Section 2.01(a)(i) on the Closing Date, (ii) on and after the First Amendment Closing Date and prior to the Third Amendment Closing Date, the collective reference to (a) the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) on the Closing Date and (b) the First Amendment Incremental Term Loans made on the First Amendment Closing Date, (iii) on and after the Third Amendment Closing Date and prior to the Fourth Amendment Closing Date, the collective reference to (a) the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) on the Closing Date, (b) the First Amendment Incremental Term Loans made on the First Amendment Closing Date and (c) the 2021 Replacement Term Loans made on the Third Amendment Closing Date and (iv) on and after the Fourth Amendment Closing Date, the collective reference to (a) the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) on the Closing Date, (b) the First Amendment Incremental Term Loans made on the First Amendment Closing Date, (c) the 2021 Replacement Term Loans made on the Third Amendment Closing Date and (d) the Fourth Amendment Incremental Term Loans made on the Fourth~~the Eighth Amendment on the Eighth Amendment Closing Date.

“Insolvency Disposition” has the meaning assigned to such term in Article VIII.

“Intellectual Property Security Agreement” means any agreement executed on or after the Original Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and any Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit J.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period to (b) Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such Test Period.

“Interest Election Request” means a request by the Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December (commencing with the last Business Day of December 2019) and the Latest Maturity Date, or the maturity date applicable to such Loan, (b) with respect to any Adjusted Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of an Adjusted Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (c) to the extent necessary or advisable to create a fungible tranche of Term Loans, the date of the incurrence of any Incremental Term Loans.

“Interest Period” means with respect to any Adjusted Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, to the extent approved by all relevant affected Lenders and the Administrative Agent, 12 months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) with respect to the Initial Revolving Facility only, no tenor that has been removed from this definition pursuant to Section 2.14(c)(iv) shall be available for specification in any Borrowing Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Borrower and/or its subsidiaries) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor as a repayment of principal or a return of capital, and any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payments to be deducted do not, in the aggregate, exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (iii) any Investment in the form of a transfer of Capital Stock or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as reasonably determined in good faith by the Borrower) of such Capital Stock or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

“Investors” means (a) the Sponsors and (b) the Management Investors and any Affiliate thereof (excluding any operating portfolio company).

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the US Internal Revenue Service.

“Issuing Bank” means, as the context may require, (a) JPMorgan Chase Bank, N.A., (b) Barclays Bank PLC; provided that Barclays Bank PLC shall only be required to issue standby Letters of Credit, (c) Deutsche Bank AG New York Branch; provided that Deutsche Bank AG New York Branch shall only be required to issue standby Letters of Credit, (d) Goldman Sachs Bank USA; provided that Goldman Sachs Bank USA shall only be required to issue standby Letters of Credit, (e) Royal Bank of Canada, (f) Bank of America, N.A. and (g) any other Revolving Lender that is appointed as an Issuing Bank in accordance with Section 2.05(i), in each case, through itself or through one of its designated affiliates or branch offices. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“joint venture” means any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries owns Capital Stock representing 50% or less of the Capital Stock of such Person.

“Junior Indebtedness” means any Indebtedness (other than Indebtedness among Holdings, the Borrower and/or its subsidiaries) of the Borrower or any of its Restricted Subsidiaries with an individual outstanding principal amount in excess of the Threshold Amount that is either (a) expressly subordinated in right of payment to the Obligations or (b) secured by a security interest on the Collateral that is expressly junior or subordinated to any First Priority Lien securing any Credit Facility ~~(including the Second Lien Term Loans)~~.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Term Commitment, Revolving Loan or Revolving Credit Commitment.

“Latest Revolving Credit Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Credit Commitment hereunder at such time.

“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any term loan or term commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any Additional Term Loan Commitment.

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j)(i).

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.01, or (a) if an Issuing Bank has entered into an Assignment and Assumption or became an Issuing Bank pursuant to an agreement designating it as contemplated by Section 2.05(i), the amount set forth for such Issuing Bank as its LC Commitment in the Register maintained by the Administrative Agent or in such agreement or (b) if an Issuing Bank has agreed with the Borrower to increase its LC Commitment, such greater amount as may be agreed by such Issuing Bank in its sole discretion.

“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Outstanding Amount of all outstanding Letters of Credit at such time plus (b) the Outstanding Amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Revolving Credit Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Obligations” means, at any time, the sum of (a) the Outstanding Amount under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the Outstanding Amount of all unreimbursed LC Disbursements.

“LCT Election” has the meaning provided in Section 1.11.

“LCT Test Date” has the meaning provided in Section 1.11.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lender Presentation” means the Lender Presentation dated January 2024, relating to Holdings, the Borrower, their respective subsidiaries and the Transactions.

“Lender-Related Person” has the meaning assigned to such term in Section 9.04.

“Lenders” means the Term Lenders, the Revolving Lenders, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement; provided that, for the avoidance of doubt, none of Barclays Bank PLC, Deutsche Bank AG New York Branch or Goldman Sachs Bank USA shall be required to issue a Commercial Letter of Credit.

“Letter of Credit Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e).

“Letter of Credit Request” means any request by the Borrower for a Letter of Credit in accordance with Section 2.05 and substantially in the form attached hereto as Exhibit K or such other form that is reasonably acceptable to the relevant Issuing Bank and the Borrower.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000, and (b) the aggregate amount of the Revolving Credit Commitments, which amount is subject to increase in accordance with Section 2.22.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any acquisition or Investment permitted by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing, any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or any declaration of a dividend to be made on a future date.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, any Promissory Note, each Loan Guaranty, the Collateral Documents, ~~the Closing Date Intercreditor Agreement, any other~~any Acceptable Intercreditor Agreement, each Refinancing Amendment, each Incremental Facility Agreement, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to any Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guarantor” means (a) Holdings and any Subsidiary Guarantor and (b) with respect to any Secured Hedging Obligation and/or Banking Services Obligation of Holdings or any Restricted Subsidiary of the Borrower, the Borrower.

“Loan Guaranty” means the Guaranty Agreement, substantially in the form of Exhibit I, executed by each Loan Party thereto and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means the Borrower and each Loan Guarantor.

“Loans” means any loans made by the Lenders to the Borrower pursuant to this Agreement.

“Management Investors” means the officers, directors, managers, employees and members of management of the Borrower, any Parent Company and/or any subsidiary of the Borrower ~~(including, on the Closing Date, those of the Target and its subsidiaries)~~.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Acquisition” means any Investment or acquisition or other similar transaction (including by way of merger or other similar transaction) consummated by the Borrower or any Restricted Subsidiary for aggregate consideration (including the amount of any Indebtedness assumed in connection therewith) in excess of the lesser of (x) $~~37,250,000~~107,500,000 and (y) 25% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period.

“Material Adverse Effect” means a circumstance or condition that has or would materially and adversely affect (a) the business, results of operations or financial condition, in each case, of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent and the Lenders under the applicable Loan Documents or (c) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money with an individual outstanding principal amount in excess of $10,000,000 and which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to any Security Agreement.

“Material Disposition” means any Disposition consummated by the Borrower or any Restricted Subsidiary for aggregate consideration (including the amount of any Indebtedness assumed in connection therewith) in excess of the lesser of (x) $~~37,250,000~~107,500,000 and (y) 25% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period.

“Maturity/Weighted Average Life Excluded Amount” means (x) the greater of (i) $~~149,000,000~~430,000,000 and (ii) 100% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period less (y) the aggregate principal amount of Indebtedness incurred utilizing the Maturity/Weighted Average Life Excluded Amount.

“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to the Initial ~~Term Loans and the Second Amendment Incremental~~ Term Loans, the Initial Term Loan Maturity Date, (c) with respect to any Replacement Term Loans or Replacement Revolving Facility, the final maturity date for such Replacement Term Loans or Replacement Revolving Facility, as the case may be, as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Agreement and (e) with respect to any Extended Revolving Credit Commitment or Extended Term Loans, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

~~“Merger Sub” has the meaning assigned to such term in the preamble to this Agreement.~~

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (a) any Cash payment or proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation, expropriation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans~~, Indebtedness outstanding with respect to the Second Lien Term Loans~~  and any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income or other Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distribution)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) the pro rata portion of such Net Insurance/Condemnation Proceeds (calculated without regard to this clause vi) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof.

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) all fees and out-of-pocket expenses paid by (or on behalf of) the Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees and the amount of all transfer and similar Taxes and the Borrower’s good faith estimate of income or other Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans~~, Indebtedness outstanding with respect to the Second Lien Term Loans~~  and any other Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing any Secured Obligation) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition, (v) the pro rata portion of such Net Proceeds (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (vi)  the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“New Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“New Incremental Term Facility” means any Incremental Term Facility which provides for a new tranche or Class of Term Loans hereunder in accordance with Section 2.22.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means any Affiliate of the Borrower other than (a) a natural person, (b) Holdings, the Borrower and its subsidiaries and/or (c) any Debt Fund Affiliate.

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.12(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined with respect to the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~ shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees (including fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank, any Arranger or any beneficiary of any indemnification obligations arising under the Loan Documents or otherwise in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Closing Date” means October 22, 2019.

“Original Closing Date Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Original Closing Date, among, inter alios, the Collateral Agent, as senior priority representative for the First Lien Credit Agreement Secured Parties referred to therein, GLAS AMERICAS LLC, as second lien collateral agent, as second priority representative for the Second Lien Credit Agreement Secured Parties referred to therein, and the Loan Parties from time to time party thereto.

“Original Transactions” has the meaning assigned to the term “Transactions” in the Existing Credit Agreement.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding, for the avoidance of doubt, any Excluded Taxes.

“Outstanding Amount” means (a) with respect to any Term Loan, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowing and/or prepayment or repayment of such Term Loan occurring on such date, (b) with respect to any Revolving Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and/or prepayment or repayment of such Revolving Loan occurring on such date, (c) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit after giving effect to any change in the aggregate amount available to be drawn under such Letter of Credit or the issuance or expiry of such Letter of Credit, including as a result of any LC Disbursement and (d) with respect to any LC Disbursement on any date, the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursement with respect to any Letter of Credit occurring on such date and any other change in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursement by the Borrower of such LC Disbursement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~E~~eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its ~~public~~ website (http://www.newyorkfed.org, or any successor source) from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

~~“Oz Acquisition” means the acquisition of Emerald ES Holdings, Inc., a Delaware corporation, by the wholly-owned direct Subsidiary of the Borrower, Oz Merger Corp., a Delaware corporation, to be consummated pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 9, 2020 by and among the Borrower, Emerald ES Holdings, Inc., Oz Merger Corp. and the Equityholders’ Representative (as defined therein).~~

“Parent Company” means (a) Holdings, (b) any other Person of which Holdings is or becomes a subsidiary after the Original Closing Date, (c) any holding company established by any Permitted Holder for purposes of holding its investment in any other Parent Company and (d) any Wholly-Owned Subsidiary of Holdings of which the Borrower is a Wholly–Owned Subsidiary (provided that any such intermediate holding company shall be subject to the terms and conditions of this Agreement applicable to Holdings, including, for the avoidance of doubt, the requirement to execute and deliver a joinder to the Loan Guaranty and a supplement to the Security Agreement, in substantially the forms attached thereto and comply with the covenant set forth in Section 6.11 and the other covenants and representations applicable to Holdings and shall be considered a Loan Guarantor on the same terms as Holdings).

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions or designs described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing anywhere in the world.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means (a) the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office in the state of organization or other location under Section 9-307 of the UCC of such Loan Party, (b) the filing of appropriate assignments or notices with the US Patent and Trademark Office and/or the US Copyright Office, as applicable, with respect to registered (and applied for) Patents, Trademarks, Copyrights and exclusive Copyright Licenses (except to the extent any of the foregoing are included in the definition of Excluded Assets), (c) the delivery to the Administrative Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank and (d) in the case of a Loan Party that is not a Domestic Subsidiary (and its Capital Stock) the other actions required by the Collateral Documents delivered in accordance with the Collateral and Guarantee Requirement and Section 5.12.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition” means any acquisition made by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or the Capital Stock of any Person who is engaged in a Similar Business and becomes a Restricted Subsidiary (and, in any event, including any Investment in (a) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (b) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture); provided that no Specified Event of Default has occurred and is continuing; provided further that all actions required to be taken with respect to any such newly acquired subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in the term “Collateral and Guarantee Requirement”, the Collateral Documents, Section 5.12(b) and Section 5.13 to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired subsidiary is designated as an Unrestricted Subsidiary or is otherwise an Excluded Subsidiary).

“Permitted Holders” means (a) the Investors (and, with respect to any Investor that is a natural person, his or her Immediate Family Members) and (b) any group of which the Investors are members and any other member of such group; provided that the Investors, without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, Capital Stock representing a majority of the aggregate votes entitled to vote for the election of directors of Holdings owned by such group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Receivables Financing” means, collectively, any receivables securitizations or other receivables financing (including any factoring program) in an aggregate outstanding amount not to exceed the greater of $~~40,000,000~~107,500,000 and 25.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period (provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program, the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the most recently ended Test Period) so long as such financings are non-recourse to Holdings, the Borrower and its Restricted Subsidiaries (except for (a) recourse to any Foreign Subsidiaries, (b) any customary limited recourse obligations, (c) any performance undertaking or Guarantee that is no more extensive in any material respect than customary performance undertakings or (d) an unsecured parent Guarantee by a Restricted Subsidiary that is a parent company of the Foreign Subsidiary referred to in the foregoing clause (a) of obligations of Foreign Subsidiaries, and in each case, reasonable extensions thereof).

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than the Borrower or its Restricted Subsidiaries).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Borrower and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 9.01.

“Prepayment Asset Sale” means any Disposition of Collateral by the Borrower or its Restricted Subsidiaries made outside the ordinary course of business pursuant to Section 6.07(h).

~~“Prestige Acquisition” means the acquisition of Patientco Holdings, Inc., a Delaware corporation, by the wholly-owned direct Subsidiary of the Borrower, Prestige Merger Sub, Inc., a Delaware corporation, to be consummated pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 8, 2021 by and among the Borrower, Patientco Holdings, Inc., Prestige Merger Sub, Inc. and the Equityholders’ Representative (as defined therein).~~

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the US or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Lender Information” has the meaning assigned to such term in Section 9.01.

“Pro Forma Basis” or “Pro Forma Effect” means, with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), that each Subject Transaction required to be calculated on a Pro Forma Basis in accordance with Section 1.10 shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a)            (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division, facility, business line and/or product line of the Borrower or any Restricted Subsidiary and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative and including any Expected Cost Savings related thereto) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative and including any Expected Cost Savings related thereto) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; it being understood that any pro forma adjustment described in the definition of “Consolidated Adjusted EBITDA” may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,

(b)            any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c)            any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower,

(d)            the acquisition of any asset included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made, and

(e)            Unrestricted Cash shall be calculated as of the date of the consummation of such Subject Transaction after giving Pro Forma Effect thereto (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness that is the Subject Transaction for which such a calculation in being made or is incurred to finance such Subject Transaction).

~~It is hereby agreed that for purposes of determining pro forma compliance with Section 6.12(a) prior to the last day of the first Fiscal Quarter after the Closing Date, the applicable level shall be the level cited in Section 6.12(a).~~ Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the First Lien Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate” and for purposes of Section 6.12(a) (other than for the purpose of determining pro forma compliance with Section 6.12(a) as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Projections” means the financial projections and pro forma financial statements of the Borrower and its subsidiaries included in the ~~Information Memorandum~~Lender Presentation (or a supplement thereto) or otherwise provided by the Borrower to the Arrangers in connection with the Transactions.

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and any similar Requirement of Law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchanges applicable to companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation or other costs to the extent attributable to being a public company, officer and director fee and expense reimbursement to the extent attributable to being a public company, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders associated with being a public company, directors’ and officers’ insurance and other legal and other professional fees, listing fees and other costs and/or expenses associated with being a public company.

“Public Lender” has the meaning assigned to such term in Section 9.01.

“Public Lender Information” has the meaning assigned to such term in Section 9.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.26.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means the issuance and sale by the Borrower or any Parent Company of which the Borrower is a direct or indirect Subsidiary of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or any analogous filing under the securities laws of any jurisdiction other than the US (whether alone or in connection with a secondary public offering).

~~“Quarterly Financial Statements” has the meaning assigned to such term in Section 4.01(c).~~

~~“Recondo Acquisition” means the acquisition of Recondo Technology, Inc. by the wholly-owned direct Subsidiary of the Borrower, Zirmed, Inc., to be consummated pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 13, 2019 by and among Zirmed, Inc., Bighorn Merger Sub, Inc., Recondo Technology, Inc. and the Seller Representative (as defined therein).~~

“Ratio Debt” has the meaning assigned to such term in Section 6.01(w).

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Receivables Subsidiary” means any special purpose entity established in connection with a Permitted Receivables Financing.

~~“Refinancing” has the meaning assigned to such term in Section 4.01(g).~~

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Authority” has the meaning assigned to such term in Section 9.13.

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.

“Representative” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans ~~(including the Fourth Amendment Incremental Term Loans)~~ with the incurrence by any Loan Party of any broadly syndicated senior secured “term loan B” financings (including any Replacement Term Loans) having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans ~~(including the Fourth Amendment Incremental Term Loans)~~ so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would reduce the Effective Yield applicable to the Initial Term Loans ~~(including the Fourth Amendment Incremental Term Loans)~~; provided that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield applicable to the Initial Term Loans ~~(including the Fourth Amendment Incremental Term Loans)~~; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, Qualifying IPO, Material Acquisition or Material Disposition constitute a Repricing Transaction. Any determination by the Administrative Agent in consultation with the Borrower of the Effective Yield for purposes of this definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.

“Required Asset Sale Percentage” means, as of the date on which any Borrower or any Restricted Subsidiary receives (a) Net Proceeds in respect of any Prepayment Asset Sale or (b) Net Insurance/Condemnation Proceeds, 100%.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the First Lien Leverage Ratio is greater than 5.00:1.00, 50%, (b) if the First Lien Leverage Ratio is less than or equal to 5.00:1.00 and greater than 4.50:1.00, 25% and (c) if the First Lien Leverage Ratio is less than or equal to 4.50:1.00 (the First Lien Leverage Ratio levels set forth in clauses (a), (b) and (c), the “Stepdown Levels”), 0% (the percentages set forth in clauses (a), (b) and (c), the “Stepdown Percentages”); it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the Required Excess Cash Flow Percentage shall be determined on (and as of) the scheduled date of prepayment by first, determining the applicable Stepdown Level by calculating the First Lien Leverage Ratio on a pro forma basis without giving effect to any Excess Cash Flow payment required to be made on such date (the “Base Level”, and the Stepdown Level one level below the Base Level, the “Lower Level”) and second, calculating the First Lien Leverage Ratio on a pro forma basis after giving effect to such Excess Cash Flow payment based on the Lower Level on such date (the “Assumed Payment”). If after calculating the First Lien Leverage Ratio on a pro forma basis giving effect to the Assumed Payment at the Lower Level the Borrower would be entitled to a stepdown to the Lower Level from the Base Level, then the Required Excess Cash Flow Percentage applicable to such Excess Cash Flow payment required to be made shall be the Stepdown Percentage for the Lower Level; otherwise, the Stepdown Percentage for the Base Level shall apply.

“Required Lenders” means, at any time, Lenders having Loans or unused Commitments (other than Swingline Commitments) representing more than 50% of the sum of the total Loans and such unused commitments at such time.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Loans, Additional Revolving Loans, unused Revolving Credit Commitments and/or unused Additional Revolving Credit Commitments representing more than 50% of the sum of the total Revolving Loan and Additional Revolving Loans and such unused Revolving Credit Commitments and/or Additional Revolving Credit Commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, the treasurer, manager of treasury activities, any assistant treasurer, any executive vice president, any senior vice president, any senior vice president (finance), any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Original Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject (in the case of unaudited interim financial statements) to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).

~~“Restricted Cash Award” means the cash award received upon exchange of Restricted Stock Units in the Restricted Stock Unit Exchange Offer that will pay an amount equal to the per share merger consideration set forth in the Acquisition Agreement upon vesting.~~

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Junior Indebtedness” means any Indebtedness (other than Indebtedness among Holdings, the Borrower and/or its subsidiaries) of the Borrower or any of its Restricted Subsidiaries with an individual outstanding principal amount in excess of the Threshold Amount that is ~~either (a)~~ expressly subordinated in right of payment to the Obligations ~~or (b) the Second Lien Term Loans~~.

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary of the Borrower, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower or any Restricted Subsidiary of the Borrower now or hereafter outstanding and (d) any Restricted Investment.

~~“Restricted Stock Unit” means any restricted stock unit or performance based unit of the Target awarded pursuant to a stock plan that is outstanding immediately prior to the consummation of the Acquisition.~~

~~“Restricted Stock Unit Exchange Offer” means the exchange offer by the Target pursuant to Schedule TO under the Exchange Act to exchange for Restricted Stock Units granted and outstanding under stock plans for (a) Restricted Cash Awards that will pay an amount equal to the per share merger consideration set forth in the Acquisition Agreement upon vesting and (b) options to purchase common stock of Holdings.~~

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Retained Asset Sale Proceeds” means the Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds not required to be applied to make a prepayment or to be reinvested under Section 2.11(b)(ii).

“Revolving Commitment Increase” has the meaning set forth in Section 2.22(a).

“Revolving Credit Commitment” means any Initial Revolving Credit Commitment and any Additional Revolving Credit Commitment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of such Lender’s Initial Revolving Credit Exposure and Additional Revolving Credit Exposure.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility and any Replacement Revolving Facility.

“Revolving Facility Test Condition” means, as of any date of determination, without duplication, that the Outstanding Amount of the sum of (a) all Revolving Loans and Swingline Loans ~~(other than, for any such determination made during the first four full Fiscal Quarters ending after the Closing Date, Revolving Loans made on the Closing Date applied to fund the Acquisition)~~, (b) LC Disbursements that have not been reimbursed within three Business Days and (c) undrawn Letters of Credit (other than (i) undrawn Letters of Credit that have been cash collateralized or backstopped (in the case of any such non-cash collateral backstop, in a manner reasonably satisfactory to the applicable Issuing Bank) in an amount equal to 100% of the then-available face amount thereof and (ii) undrawn Letters of Credit that have not been cash collateralized or backstopped in an aggregate amount of up to $10,000,000 at any time outstanding) exceeds an amount equal to 35% of the Total Revolving Credit Commitment.

“Revolving Lender” means any Initial Revolving Lender and any Additional Revolving Lender.

“Revolving Loans” means any Initial Revolving Loans and any Additional Revolving Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Amendment” means ~~the~~that certain Second Amendment to this Agreement, dated as of September 23, 2020, among the Borrower, Holdings, the ~~Guarantors~~other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Second ~~Amendment Closing Date~~Lien Credit Agreement” has the meaning assigned to such term in the ~~Second Amendment~~Existing Credit Agreement.

~~“Second Amendment Incremental Term Lender” has the meaning assigned to the term “2020 Incremental Term Loan Lender” in the Second Amendment.~~

~~“Second Amendment Incremental Term Loan Applicable Percentage” means, for purposes of Section 2.18(a), with respect to any Second Amendment Incremental Term Lender, a percentage equal to a fraction the numerator of which is the aggregate outstanding amount of the Second Amendment Incremental Term Loans and Second Amendment Incremental Term Loan Commitment of such Second Amendment Incremental Term Lender and the denominator of which is the aggregate outstanding principal amount of the Second Amendment Incremental Term Loans and Second Amendment Incremental Term Loan Commitments of all Second Amendment Incremental Term Lenders holding Second Amendment Incremental Term Loans or Second Amendment Incremental Term Loan Commitments.~~

~~“Second Amendment Incremental Term Loan Commitment” means, with respect to each Second Amendment Incremental Term Lender, the commitment of such Second Amendment Incremental Term Lender to make Second Amendment Incremental Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Second Amendment Incremental Term Lender’s name on Schedule I to the Second Amendment or in the Assignment and Assumption pursuant to which such Second Amendment Incremental Term Lender becomes a party hereto, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 9.05 or (c) increased from time to time pursuant to Section 2.22. The aggregate amount of the Second Amendment Incremental Term Lenders’ Second Amendment Incremental Term Loan Commitments on the Second Amendment Closing Date is $620,000,000.~~

“Second ~~Amendment Incremental~~Lien Term Loans” has the meaning assigned to ~~the~~such term ~~“2020 Incremental Term Loans”~~ in the ~~Second Amendment~~Existing Credit Agreement.

~~“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the Closing Date, among, inter alios, Holdings, the Borrower, the guarantors party thereto and GLAS USA LLC, as administrative agent, and GLAS AMERICAS LLC, as collateral agent.~~

~~“Second Lien Incremental Debt” means any “Incremental Facilities” and “Incremental Equivalent Debt”, as defined in the Second Lien Credit Agreement (or any equivalent terms under any Indebtedness that refinances the Second Lien Term Loans in full).~~

~~“Second Lien Term Loans” means the $255,000,000 in aggregate principal amount of the Borrower’s term loans incurred pursuant to the Second Lien Credit Agreement on the Closing Date.~~

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligation) under each Hedge Agreement that (a) is in effect on the Original Closing Date between Holdings, the Borrower or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger as of the Original Closing Date or (b) is entered into after the Original Closing Date between Holdings, the Borrower or any Restricted Subsidiary and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such Person agrees to provide security and in each case (other than in the case of a ~~Hedging~~Hedge Agreement with the Administrative Agent) that has been designated to the Administrative Agent in writing by the Borrower as being a “Secured Hedging Obligation” for purposes of the Loan Documents; it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII, Section 9.03 and Section 9.10 and any Acceptable Intercreditor Agreement as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations; provided that Banking Services Obligations and Secured Hedging Obligations shall cease to constitute Secured Obligations on and after the Termination Date.

“Secured Parties” means (a) the Lenders and the Issuing Banks, (b) the Administrative Agent, (c) each counterparty to a Hedge Agreement the obligations under which constitute Secured Hedging Obligations, (d) each provider of Banking Services the obligations under which constitute Banking Services Obligations, (e) the Arrangers and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the First Lien Pledge and Security Agreement, substantially in the form of Exhibit H, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Seventh Amendment” means the Seventh Amendment to this Agreement, dated as of ~~October 6, 2023~~the Seventh Amendment Closing Date, among the Borrower, Holdings, the Administrative Agent and the Revolving Lenders party thereto.

“Seventh Amendment Closing Date” ~~has the meaning assigned to such term in the Seventh Amendment~~means October 6, 2023.

“Shared Incremental Amount” means, on any date of determination, (a) the greater of (i) $~~149,000,000~~430,000,000 and (ii) 100% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period minus (b) ~~(i)~~ the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred or issued in reliance on the Shared Incremental Amount ~~prior to such date and (ii) the aggregate principal amount of Second Lien Incremental Debt incurred or issued in reliance on clause (a) of the definition of “Incremental Cap” in the Second Lien Credit Agreement (or any equivalent provision in the documentation governing any Indebtedness that refinances the Second Lien Term Loans in full) on or~~after the Eighth Amendment Closing Date and prior to such date plus (c) at the election of the Borrower, an amount equal to the aggregate principal amount of Indebtedness permitted to be incurred pursuant to Section 6.01(u) on such date of determination (which shall be deemed to utilize capacity under Section 6.01(u)).

“Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries taken together that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are internally available, had revenues or total assets for such quarter in excess of 10% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter; provided that solely for purposes of Section 7.01(f) and Section 7.01(g), each Restricted Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 5.18 if the references to “Restricted Subsidiaries” in Section 5.18 were read to refer to such Person.

“Sixth Amendment” means ~~the~~that certain Sixth Amendment to this Agreement, dated as of June 23, 2023, among the Borrower, Holdings, the other Loan Parties party thereto, the Administrative Agent and the ~~Revolving~~ Lenders party thereto.

~~“Sixth Amendment Closing Date” has the meaning assigned to such term in the Sixth Amendment.~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Software” means computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the UCC as in effect on the date hereof in the State of New York.

“Solvent” shall mean, at the time of determination:

(a)            each of the Fair Value and the Present Fair Salable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and

(b)            such Person and its Subsidiaries taken as a whole do not have unreasonably small capital; and

(c)            such Person and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

Defined terms used in the foregoing definition shall have the meanings set forth in the Solvency Certificate delivered on the Original Closing Date ~~pursuant to Section 4.01(i)~~.

“SPC” has the meaning assigned to such term in Section 9.05(e).

~~“Specified Acquisition Agreement Representations” means the representations and warranties made by, or with respect to, the Target and its subsidiaries in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower (or its applicable affiliate) has the right (taking into account applicable cure provisions) to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of any such representations and warranties.~~

“Specified Event of Default” means an Event of Default under Section 7.01(a), (f) or (g).

~~“Specified Representations” means the representations and warranties of the Loan Parties set forth in Section 3.01(a)(i) (solely as it relates to the Loan Parties), Section 3.01(b), Section 3.02 (with respect to the entering into, borrowing under, guaranteeing under, performance of, and granting of Liens in the Collateral pursuant to the Loan Documents), Section 3.03(b)(i) (with respect to the entering into, borrowing under, guaranteeing under, performance of, and granting of Liens in the Collateral pursuant to the Loan Documents), Section 3.08, Section 3.12, Section 3.14 (subject to the last sentence of Section 4.01) as it relates to the creation, validity and perfection of the security interests in the Collateral), Section 3.16, Section 3.17(e) (with respect to the use of the proceeds of the Initial Term Loans on the Closing Date, with respect to the use of proceeds of the Second Amendment Incremental Term Loans on the Second Amendment Closing Date and with respect to the use of proceeds of the Fourth Amendment Incremental Term Loans on the Fourth Amendment Closing Date, as applicable) and Section 3.18.~~

“Sponsors” means, collectively, (i) EQT VIII SCSp. together with any EQT branded fund, investment vehicle or managed account arrangement established, managed and/or operated and/or advised by CBTJ Financial Services B.V., EQT AB or SEP Holdings B.V. or by any of their respective affiliates, together with its affiliates and its funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing, (but excluding any operating portfolio company of the foregoing), (ii) Canada Pension Plan Investment Board, together with its affiliates and its and its affiliates’ investment entities, including funds, partnerships, co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing or other entities under common control with the Canada Pension Plan Investment Board or its affiliates (but excluding any operating portfolio company of the foregoing) and (iii) Bain Capital Private Equity, L.P., together with its affiliates and its and its affiliates’ investment entities, including funds, partnerships, co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing or other entities under common control with the Bain Capital Private Equity, L.P. or its affiliates (but excluding any operating portfolio company of the foregoing).

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (a) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (b) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Stated Revolving Credit Maturity Date” has the meaning assigned to such term in the definition of “Initial Revolving Credit Maturity Date”.

“Stepdown Level” has the meaning assigned to such term in the definition of “Required Excess Cash Flow Percentage”.

“Stepdown Percentage” has the meaning assigned to such term in the definition of “Required Excess Cash Flow Percentage”.

“Subject Loans” means, as of any date of determination, the Initial ~~Term Loans, the Second Amendment Incremental~~ Term Loans and any Additional Term Loans subject to ratable prepayment requirements in accordance with Section 2.11(b)(vi) on such date of determination.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or the Capital Stock of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any facility, business unit, line of business, product line or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) any incurrence or repayment of Indebtedness, (f) the implementation of any Cost Savings Initiative, and/or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” means (a) on the Eighth Amendment Closing Date, each subsidiary of the Borrower set forth on Schedule 1.01(d) and (b) thereafter each subsidiary of the Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Successor Holdings” has the meaning assigned to such term in Section 6.11(c).

“Supported QFC” has the meaning assigned to it in Section 9.26.

“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans up to an aggregate principal amount not to exceed $50,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) JPMorgan Chase Bank, N.A., in its capacity the lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

~~“Target” has the meaning assigned to such term in the Recitals to this Agreement.~~

~~“Target Credit Agreements” means the collective reference to (i) that certain First Lien Credit Agreement, dated as of November 1, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Company, as borrower, BNVC Holdings, Inc., as holdings, the lenders from time to time party thereto, Antares Capital LP, as administrative agent and collateral agent and each other party thereto and (ii) that certain Second Lien Credit Agreement, dated as of November 1, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Company, as borrower, BNVC Holdings, Inc., as holdings, the lenders from time to time party thereto, Antares Capital LP, as administrative agent and collateral agent and each other party thereto.~~

~~“Target Merger” has the meaning assigned to such term in the preamble to this Agreement.~~

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loans” means term loans that (a) are provided primarily by Regulated Banks, (b) amortize at a rate per annum of not less than 2.50% in each period of four consecutive fiscal quarters commencing on or after the funding of such loans and ending on or prior to the applicable maturity date (subject to any customary grace period) and (c) have a weighted average life to maturity, when incurred, of five years or less.

“Term Commitment” means any Initial ~~Term Loan Commitment, Second Amendment Incremental~~ Term Loan Commitment and any Additional Term Loan Commitment.

“Term Facility” means any Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means any Initial Term Lender~~, any Second Amendment Incremental Term Lender~~  and any Additional Term Lender.

“Term Loan” means the Initial ~~Term Loans, the Second Amendment Incremental~~ Term Loans and, if applicable, any Additional Term Loans ~~(including, for the avoidance of doubt, the Second Amendment Incremental Term Loans)~~.

“Term SOFR” means,

(a)          for any calculation with respect to an Adjusted Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period at approximately 5:00 a.m., Chicago time, on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)          for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month at approximately 5:00 a.m., Chicago time, on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day.

~~“Term SOFR Adjustment” means a percentage equal to (i) with respect to Initial Term Loans, 0.11448% (11.448 basis points) per annum for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) per annum for an Interest Period of three-month’s duration, and 0.42826% (42.826 basis points) per annum for an Interest Period of six-months’ duration, and (ii) with respect to Initial Revolving Loans, 0.00% per annum.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the rate per annum published by the Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.

“Termination Date” has the meaning assigned to such term in the lead-in to Article V.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements are internally available (or, in the case of Section 6.12, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements have been delivered).

“Third Amendment” means that certain Third Amendment to this Agreement, dated as of the March 24, 2021, among the Borrower, Holdings, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Threshold Amount” means (a) solely for purposes of Section 7.01, $50,000,000 and (b) otherwise, the greater of $~~25,000,000~~68,800,000 and 16.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period.

~~“Third Amendment” means the Third Amendment, dated as of March 24, 2021, among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.~~

~~“Third Amendment Closing Date” has the meaning assigned to such term in the Third Amendment.~~

“Total Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, in effect at such time.

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, Software (to the extent not a Copyright) and data collections.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements, dilutions or violations thereof; (d) all rights to sue for past, present and future infringements, dilutions or violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing anywhere in the world.

~~“Transaction Costs” means fees, premiums, expenses, closing payments and other similar transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.~~

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Initial Term Loans hereunder on the Eighth Amendment Closing Date, (b) the ~~execution, delivery and performance by the Loan Parties of the “Loan Documents” (as defined in~~refinancing of the Existing Term Loans, (c) the repayment in full of all outstanding Second Lien Term Loans under the Second Lien Credit Agreement~~) to which they are a party and the borrowing of the Second Lien Term Loans on the Closing Date, (c) the Acquisition and the other transactions contemplated by the Acquisition Agreement, (d) the Equity Contribution, (e) the Refinancing, (f) the Target Merger, (g) the Closing Date Holdings Assumption, (h) the Closing Date Borrower Assumption and (i) the payment of the~~  (including all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding thereunder) and the termination and/or release of any security interests and guarantees in connection therewith and (d) the payment of fees and transaction expenses associated with the foregoing (“Transaction Costs”).

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the US federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any, (i) (A) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing as contemplated by Section 2.07(b) and (B) made available to the Lenders on the assumption that the Borrower has made any payment as contemplated by Section 2.18(d) and (ii) with respect to which a corresponding amount has not in fact been returned or paid to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender and (b) with respect to any Issuing Bank, the aggregate amount, if any, of LC Disbursements in respect of which a Revolving Lender shall have failed to make Revolving Loans or ~~P~~participations to reimburse such Issuing Bank pursuant to Section 2.05(e).

“Unfunded Pension Liability” of any Pension Plan means the excess of a Pension Plan’s benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Pension Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of unrestricted Cash and Cash Equivalents of such Person.

“Unrestricted Subsidiary” means any subsidiary of the Borrower that is listed on Schedule 5.10 hereto or designated by the Borrower as an Unrestricted Subsidiary after the Eighth Amendment Closing Date pursuant to Section 5.10.

“US” means the United States of America.

“US Person” means any “United States person” within the meaning of Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.26.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower or any Restricted Subsidiary (or any ERISA Affiliate of the Borrower) from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Administrative Agent, the Borrower or, for U.S. federal income tax purposes, any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., an “Adjusted Term SOFR Loan”) or by Class and Type (e.g., an “Adjusted Term SOFR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., an “Adjusted Term SOFR Borrowing”) or by Class and Type (e.g., an “Adjusted Term SOFR Borrowing”).

Section 1.03         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (including any Loan Document ~~and the Second Lien Credit Agreement~~) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09 and the definition of “Incremental Cap”, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.06, 6.07 and 6.09 and the definition of “Incremental Cap”, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09 or the definition of “Incremental Cap”, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04         Accounting Terms. (a) (i) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP as in effect from time to time; provided that (A) if any change to GAAP or in the application thereof is implemented after the date of delivery of the financial statements described in Section 3.04(a) and/or there is any change in the functional currency reflected in the financial statements or (B) if the Borrower elects or is required to report under IFRS, the Borrower or the Required Lenders may request to amend the relevant affected provisions hereof (whether or not the request for such amendment is delivered before or after the relevant change or election) to eliminate the effect of such change or election, as the case may be, on the operation of such provisions and (x) the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (it being understood that no amendment or similar fee shall be payable to the Administrative Agent or any Lender in connection therewith) to preserve the original intent thereof in light of the applicable change or election, as the case may be, (y) the relevant affected provisions shall be interpreted on the basis of GAAP as in effect and applied immediately prior to the applicable change or election, as the case may be, until the request for amendment has been withdrawn by the Borrower or the Required Lenders, as applicable, or this Agreement has been amended as contemplated hereby and (z) after giving effect to any such amendment, the term “GAAP” as used herein shall be deemed to be a reference to IFRS (as in effect in the US); it being understood and agreed that the Borrower may not convert to GAAP after exercising its right or complying with any requirement to report under IFRS in accordance with clause (B) above.

(ii)          All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value,” as defined therein and (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)          Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the Original Closing Date shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05         Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06         Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07         Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08         Currency Equivalents Generally; Exchange Rate. (a) For purposes of any determination under Article V, Article VI (other than Section 6.12(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article VII with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “specified transaction”) in a currency other than Dollars, (i) the equivalent amount in Dollars of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.12(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder (including for purposes of calculating compliance with the Incremental Cap), on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09         Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10         Certain Calculations and Tests. (a) Notwithstanding anything to the contrary herein, but subject to Sections 1.10(b) and (c) and Section 1.11, all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and each such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of (x) calculating compliance with Section 6.12(a) and (y) calculating the First Lien Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate”, in each case, no Subject Transaction occurring after the end of the relevant Test Period shall be taken into account).

(b)          For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.12(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test, the amount of Consolidated Adjusted EBITDA and/or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.11), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c)          Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant or the definition of “Incremental Cap”) that does not require compliance with a financial ratio or test (including, without limitation, Section 6.12(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant or the definition of “Incremental Cap”) that requires compliance with a financial ratio or test (including, without limitation, Section 6.12(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

Section 1.11         Limited Condition Transactions. In connection with any action being taken solely in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for purposes of:

(a)          determining compliance with any provision of this Agreement (other than Section 6.12(a)) that requires the calculation of the Interest Coverage Ratio, Total Leverage Ratio, the First Lien Leverage Ratio or the Secured Leverage Ratio;

(b)          determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or

(c)          testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA or Consolidated Adjusted EBITDA or by reference to the Available Amount or the Available Excluded Contribution Amount);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements, submission of notice or the making of a definitive declaration, as applicable, with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be (a) the date the definitive agreements, notice or declaration with respect to such Limited Condition Transaction are entered into, provided or made, as applicable or (b) with respect to sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intent to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Adjusted EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; provided however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios or baskets on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, notice or declaration for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

Section 1.12         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.13         Interest Rates; Benchmark Notification. The interest rate on a Revolving Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event with respect to Initial Revolving Loans, Section 2.14(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE CREDITS

Section 2.01         Commitments.

(a)          Subject to the terms and conditions set forth herein, (i) each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the ~~Closing Date, in the case of the First Amendment Incremental Term Loans, on the First~~Eighth Amendment Closing Date~~, or in the case of the 2021 Replacement Term Loans, on the Third Amendment Closing Date, or in the case of the Fourth Amendment Incremental Term Loans, on the Fourth Amendment Closing Date, in each case~~  in Dollars in a principal amount not to exceed its Initial Term Loan Commitment~~, (ii) each Second Incremental Term Loan Lender severally, and not jointly, agrees to make Second Amendment Incremental Term Loans to the Borrower on the Second Amendment Closing Date and (iii~~ as set forth in the Eighth Amendment and (ii) each Revolving Lender severally, and not jointly, agrees to make Revolving Loans to the Borrower in Dollars at any time and from time to time on and after the Original Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Revolving Credit Commitment of such Initial Revolving Lender in accordance with the terms hereof; provided that, after giving effect to any Borrowing of Initial Revolving Loans, the Outstanding Amount of such Initial Revolving Lender’s Initial Revolving Credit Exposure shall not exceed such Initial Revolving Lender’s Initial Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~ may not be reborrowed.

(b)          Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Agreement, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Borrower, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Agreement.

Section 2.02         Loans and Borrowings.

(a)          Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Applicable Percentages of the applicable Class.

(b)          Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Adjusted Term SOFR Loans. Each Lender at its option may make any Adjusted Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Adjusted Term SOFR Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Adjusted Term SOFR Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any withholding tax with respect to such Adjusted Term SOFR Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Loan was made).

(c)          At the commencement of each Interest Period for any Adjusted Term SOFR Borrowing, such Adjusted Term SOFR Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each ABR Borrowing when made shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Loan Borrowing may be made in a lesser aggregate principal amount that is (i) equal to the entire aggregate unused Revolving Credit Commitments or (ii) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) different Interest Periods in effect for Adjusted Term SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time). Each Swingline Loans shall be an ABR Loan.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.

Section 2.03         Requests for Borrowings.

(a)          Each Term Borrowing, each Revolving Loan Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other and each continuation of Adjusted Term SOFR Loans shall be made upon notice by the Borrower to the Administrative Agent. Each such notice is irrevocable and must be in the form of a written Borrowing Request or Interest Election Request, as the case may be, appropriately completed and signed by a Responsible Officer of the Borrower or by telephone (and promptly confirmed by delivery of a written Borrowing Request or Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower) (provided, however, that if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 1:00 p.m. three U.S. Government Securities Business Days prior to the requested day of any Borrowing or continuation of Adjusted Term SOFR Loans or any conversion of ABR Loans to Adjusted Term SOFR Loans and (ii) 2:00 p.m. one Business Day prior to the requested date of any Borrowing of or conversion to ABR Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request Adjusted Term SOFR Loans having an Interest Period of other than one (1), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 1:00 p.m. four (4) Business Days prior to the requested date of the relevant Borrowing, conversion or continuation (or such later time as is acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period is available to the appropriate Lenders.

(b)          If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any Adjusted Term SOFR Borrowing then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details and amount of any Loan to be made as part of the requested Borrowing (i) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (ii) in the case of any Adjusted Term SOFR Borrowing, no later than one (1) Business Day following receipt of a Borrowing Request in accordance with this Section.

Section 2.04         Swingline Loans.

(a)          Subject to the terms and conditions set forth herein, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time on and after the Original Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Revolving Credit Commitment in accordance with the terms hereof, denominated in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the outstanding Swingline Loans of the Swingline Lender exceeding its Swingline Commitment or (ii) the aggregate Revolving Credit Exposures exceeding the aggregate Revolving Credit Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)          To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed in writing) or by facsimile or electronic communication~~,~~ (including an Approved Borrower Portal) if arrangements for doing so have been approved by the Swingline Lender ~~(confirmed by telephone)~~and the Administrative Agent, not later than 1:00 p.m., New York time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of the Borrower maintained with the Swingline Lender because the Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.07, or (y) in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit accounts of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)          The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (with references to 1:00 p.m. and 2:00 p.m., New York City time, in such Section being deemed to be references to 3:00 p.m., New York City time) (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)          The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e)          The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth (5th) Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

Section 2.05         Letters of Credit.

(a)          General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Original Closing Date to the earlier of (x) the third Business Day prior to the Latest Revolving Credit Maturity Date and (y) the termination of 100% of the Revolving Credit Commitments in accordance with this Agreement, upon the request of the Borrower, to issue Letters of Credit denominated in Dollars issued on sight basis only for the account of the Borrower and/or any Restricted Subsidiary (provided that the Borrower will be the applicant) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Revolving Lenders severally agree to participate in the Letters of Credit issued under this Section 2.05(a) in accordance with the terms of Section 2.05(d). No Issuing Bank shall be obligated to issue, amend or extend any Letter of Credit if such issuance, amendment or extension would violate any policies of such Issuing Bank governing letters of credit in general.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of any Letter of Credit, the Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three (3) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank or, in the case of any issuance to be made on the Original Closing Date, one Business Day prior to the Original Closing Date), a written Letter of Credit Request. To request an amendment, extension or renewal of an outstanding Letter of Credit~~,~~  (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)), the Borrower shall submit a written Letter of Credit Request (which may be transmitted by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Bank) to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three (3) Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank). If requested by the applicable Issuing Bank in connection with any request for any Letter of Credit, the Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form. In the event of any ~~inconsistency~~conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrower with any Issuing Bank relating to any Letter of Credit shall contain any representation or warranty, covenant or event of default that is in direct conflict with this Agreement, and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement. No Letter of Credit may be issued, amended, extended or renewed unless (and on the issuance, amendment, extension or renewal of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal (i) the LC Exposure does not exceed the Letter of Credit Sublimit, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank does not exceed the LC Commitment of such Issuing Bank (unless otherwise agreed by such Issuing Bank) and (iii) (A) the Revolving Credit Exposure of any Lender does not exceed such Lender’s Revolving Credit Commitment, (B) the aggregate amount of the Revolving Credit Exposure does not exceed the aggregate amount of the Revolving Credit Commitments then in effect and (C) if such Letter of Credit has a term that extends beyond the Maturity Date applicable to the Revolving Credit Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date does not exceed the aggregate amount of the Revolving Credit Commitments then in effect that are scheduled to remain in effect after such Maturity Date.

(c)          Expiration Date. No Letter of Credit shall expire later than the earlier of (i) the date that is one (1) year after the date of the issuance of such Letter of Credit and (ii) the date that is three (3) Business Days prior to the Latest Revolving Credit Maturity Date; provided that, any Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one (1) year in duration (which additional periods shall not extend beyond the date referred to in the preceding clause (ii) unless 100% of the then-available face amount thereof is Cash collateralized or backstopped on or before the date on which such Letter of Credit is extended beyond the date referred to in clause (ii) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank).

(d)          Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Revolving Credit Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment that is required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit ~~is~~and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)          Reimbursement.

(i)          If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to such Issuing Bank an amount equal to the amount of such LC Disbursement not later than 1:00 p.m. two (2) Business Days immediately following the date on which the Borrower receives notice of such LC Disbursement under paragraph (g) of this Section 2.05; provided, that the Borrower may, without satisfying the conditions to Borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Loan or a Swingline Loan (a “Letter of Credit Reimbursement Loan”) in an equivalent amount and, to the extent so financed, the obligation of the Borrower to make such payment shall be discharged and replaced by the resulting Revolving Loan. The relevant Issuing Bank shall immediately notify the Administrative Agent of any payment made by the Borrower in accordance with the terms of the preceding sentence (without giving effect to the proviso therein). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Credit Percentage thereof. No later than the date set forth in such notice, each Revolving Lender or Swingline Lender, as the case may be, shall pay to the Administrative Agent its Applicable Revolving Credit Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender or Swingline Lender, as the case may be, (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders and Swingline Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders or Swingline Lender, as the case may be. In the event that the Revolving Lenders or Swingline Lenders have made payments to the Administrative Agent pursuant to this paragraph to reimburse any Issuing Bank for the amount of any LC Disbursement, if the Administrative Agent receives any payment in respect of any LC Disbursement (or interest thereon) (whether directly from the Borrower or otherwise (including proceeds of cash collateral applied thereto)), the Administrative Agent shall promptly distribute such payment to the Revolving Lenders or the Swingline Lenders, as applicable, as their interests may appear.

(ii)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f)          Obligations Absolute. The obligation of the Borrower to reimburse LC Disbursements as provided in paragraph  of this Section 2.05 shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance, amendment or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) upon any LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and no delay in giving such notice shall relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement within the time period prescribed in Section 2.05(e).

(h)          Interim Interest. If any Issuing Bank makes any LC Disbursement, unless the Borrower reimburses such LC Disbursement in full on the date such LC Disbursement has been made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of Loans, as applicable), at the rate per annum then applicable to Initial Revolving Loans that are ABR Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the rate per annum then applicable to the Revolving Loans of such other Class); provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which the Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).

(i)           Replacement or Resignation of an Issuing Bank or Designation of New Issuing Banks.

(i)          Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) and the Borrower at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)          The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Revolving Lender, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement. Any Revolving Lender designated as an issuing bank pursuant to this paragraph (ii) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Revolving Lender.

(iii)          Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon 15 days’ prior written notice to the Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than 15 days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amount has been drawn at such time). In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint any Revolving Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder. After the resignation of any Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto and shall continue to have all rights (including all rights to payments pursuant to Section 2.12(b)) and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(j)           Cash Collateralization.

(i)          If any Event of Default exists and the Loans have been declared due and payable in accordance with Article VII, then on the Business Day on which the Borrower receives notice from the Administrative Agent at the direction of the Required Revolving Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j), the Borrower shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 100% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(f) or (g).

(ii)          Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account, and the Borrower hereby grants the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, subject to the consent of the Required Revolving Lenders, applied to satisfy other Secured Obligations. The amount of any Cash Collateral posted in accordance with the terms of this Section 2.05(j) (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrower promptly but in no event later than three (3) Business Days after the Event of Default giving rise to the obligation to do so has been cured or waived (so long as no other Event of Default has occurred and is continuing).

Section 2.06         [Reserved].

Section 2.07         Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder not later than (i) 1:00 p.m., in the case of Adjusted Term SOFR Loans and (ii) 2:00 p.m., in the case of ABR Loans, in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower; provided that Revolving Loans made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)          Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make a corresponding amount available to the Borrower. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent (without duplication) such corresponding amount with interest thereon forthwith on demand for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, and the obligation of the Borrower to repay the Administrative Agent the corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08         Type; Interest Elections.

(a)          Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any Adjusted Term SOFR Borrowing, shall have the initial Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of an Adjusted Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)          To make an election pursuant to this Section 2.08, the Borrower shall deliver an Interest Election Request, in accordance with the terms of Section 2.03(a).

(c)          Promptly following receipt of each Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)          If the Borrower fails to deliver a timely Interest Election Request with respect to any Adjusted Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be continued at the end of such Interest Period to an Adjusted Term SOFR Borrowing, as applicable, with an Interest Period of one month. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as an Adjusted Term SOFR Borrowing and (ii) unless repaid, each Adjusted Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09         Termination and Reduction of Commitments.

(a)          Unless previously terminated, (i) the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the ~~Closing Date, in the case of the First Amendment Incremental Term Loans, on the First Amendment Closing Date, or in the case of the 2021 Replacement Term Loans, on the Third Amendment Closing Date, or in the case of the Fourth Amendment Incremental Term Loans, on the Fourth Amendment Closing Date (ii) the Second Amendment Incremental Term Loan Commitments shall automatically terminate upon the making of the Second Amendment Incremental Term Loans on the Second~~Eighth Amendment Closing Date, (ii~~i~~) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date, (~~iv~~iii) the Additional Term Loan Commitments of any Class shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Loan Commitment is not drawn on the date that such Additional Term Loan Commitment is required to be drawn pursuant to the applicable Incremental Facility Agreement, Extension Amendment or Refinancing Amendment, as applicable, the undrawn amount thereof shall automatically terminate, and (~~v~~iv) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Incremental Facility Agreement, Extension Amendment or Refinancing Amendment, as applicable.

(b)          Upon delivery of the notice required by Section 2.09(c), the Borrower may at any time terminate or from time to time reduce the Revolving Credit Commitments of any Class; provided that (i) each reduction of the Revolving Credit Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount Revolving Credit Commitments of such Class; provided that, after the establishment of any Additional Revolving Credit Commitment, any such termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02(c), as applicable.

(c)          The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Revolving Credit Commitment under paragraph (b) of this Section 2.09 in writing on or prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitment pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s Applicable Percentage of the amount of such reduction.

Section 2.10         Repayment of Loans; Evidence of Debt.

(a)          (i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each ~~Initial~~ Term Lender (A) commencing ~~June 2020~~with the first full Fiscal Quarter after the Eighth Amendment Closing Date, on the last Business Day of each September, December, March and June prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in ~~the~~an amount equal to 0.25% of the original principal amount~~s set forth in~~of the ~~table below~~Initial Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and purchases or assignments in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)) and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

~~Installment~~	~~Principal Amount~~
~~September 30, 2021~~	~~$4,495,625.02~~
~~December 31, 2021~~	~~$4,495,625.02~~
~~March 31, 2022~~	~~$4,495,625.02~~
~~June 30, 2022~~	~~$4,495,625.02~~
~~September 30, 2022~~	~~$4,495,625.02~~
~~December 31, 2022~~	~~$4,495,625.02~~
~~March 31, 2023~~	~~$4,495,625.02~~
~~June 30, 2023~~	~~$4,495,625.02~~
~~September 30, 2023~~	~~$4,495,625.02~~
~~December 31, 2023~~	~~$4,495,625.02~~
~~March 31, 2024~~	~~$4,495,625.02~~
~~June 30, 2024~~	~~$4,495,625.02~~
~~September 30, 2024~~	~~$4,495,625.02~~
~~December 31, 2024~~	~~$4,495,625.02~~
~~March 31, 2025~~	~~$4,495,625.02~~
~~June 30, 2025~~	~~$4,495,625.02~~
~~September 30, 2025~~	~~$4,495,625.02~~
~~December 31, 2025~~	~~$4,495,625.02~~
~~March 31, 2026~~	~~$4,495,625.02~~
~~June 30, 2026~~	~~$4,495,625.02~~
~~September 30, 2026~~	~~$4,495,625.02~~

(ii)          The Borrower shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Incremental Facility Agreement, Extension Amendment or Refinancing Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 or purchases or assignments in accordance with Section 9.05(g)).

(b)          (i) The Borrower hereby promises to pay in Dollars (A) to the Administrative Agent for the account of each Initial Revolving Lender, the then-unpaid principal amount of the Initial Revolving Loans of such Lender on the Initial Revolving Credit Maturity Date owing by the Borrower and (B) to the Administrative Agent for the account of each Additional Revolving Lender, the then-unpaid principal amount of each Additional Revolving Loan of such Additional Revolving Lender on the Maturity Date applicable thereto.

(ii)          On the Maturity Date applicable to the Revolving Credit Commitments of any Class, the Borrower shall (A) cancel and return outstanding Letters of Credit, or alternatively, with respect to each outstanding Letter of Credit, furnish to the Administrative Agent a Cash deposit (or otherwise provide a “backstop” letter of credit or such other credit support or other arrangements as are reasonably satisfactory to the relevant Issuing Bank(s) pursuant to which such Letters of Credit are no longer subject to this Agreement) equal to 100% of the LC Exposure (minus any amount then on deposit in any Cash collateral account established for the benefit of the relevant Issuing Bank in respect of its LC Exposure) as of such date, in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure attributable to the Revolving Credit Commitments of any other Class shall not exceed the Revolving Credit Commitments of such other Class then in effect and (B) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.

(c)          The Borrower hereby unconditionally promises to repay to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Initial Revolving Credit Maturity Date; provided that on each date that a Borrowing of Revolving Loan is made the Borrower shall repay all Swingline Loans that are then outstanding.

(d)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders or the Issuing Banks and each Lender’s or Issuing Bank’s share thereof.

(f)          The entries made in the accounts maintained pursuant to paragraphs (d) and (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(g)          Any Lender may request (through the Administrative Agent) that any Loan made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note that is payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender (and/or its applicable assign) loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date.

Section 2.11         Prepayment of Loans.

(a)          Optional Prepayments.

(i)       Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of its Term Loans of any Class in whole or in part without premium or penalty (but subject (A) in the case of Borrowings of Initial Term Loans ~~or Second Amendment Incremental Term Loans~~ only, to Section 2.12(e) and (B) if applicable, to Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(ii)      Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class in whole or in part without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Additional Revolving Credit Commitment, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02(c), as applicable. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(iii)     The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing (including by electronic communication and, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the Swingline Lender, an Approved Borrower Portal) of any prepayment under this Section 2.11(a) in the case of any prepayment of (i) an Adjusted Term SOFR Borrowing, not later than 1:00 p.m. three (3) Business Days (or, in the case of an Adjusted Term SOFR Borrowing, three (3) U.S. Government Securities Business Days) before the date of prepayment or (ii) an ABR Borrowing, not later than 11:00 a.m. on the date of prepayment (or, in the case of clauses (i) and (ii), such later time as to which the Administrative Agent may agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any notice of prepayment delivered by the Borrower may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid). Each prepayment of Term Loans shall be applied to the Class of Term Loans specified in the applicable prepayment notice, and each prepayment of Term Loans of such Class made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.

(b)       Mandatory Prepayments.

(i)       No later than the tenth (10th) Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, ~~2020~~2024, the Borrower shall prepay the outstanding principal amount of Subject Loans in an aggregate principal amount equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Excess Cash Flow Period then ended, minus (B) at the option of the Borrower, the sum of (1) the aggregate principal amount of any other Indebtedness that is secured on a pari passu basis with the Secured Obligations that the Borrower voluntarily repays or repurchases during such period and prior to such date, (2) the aggregate principal amount of any Term Loans and/or Revolving Loans prepaid pursuant to Section 2.11(a) during such period and prior to such date (in the case of any prepayment of Revolving Loans, to the extent accompanied by a permanent reduction in the relevant commitment), (3) ~~the aggregate principal amount of any Second Lien Term Loans (or any other Indebtedness constituting Second Lien Obligations (as defined in the Closing Date Intercreditor Agreement) optionally prepaid pursuant to Section 2.11(a) of the Second Lien Credit Agreement (or otherwise optionally prepaid, redeemed or repurchased pursuant to any equivalent provision under any other document governing any such other Indebtedness constituting Second Lien Obligations (as defined in the Closing Date Intercreditor Agreement))) during such period and prior to such date~~[reserved] and (4) the amount of any reduction in the outstanding amount of any Term Loans resulting from any assignment to or purchase by Holdings, the Borrower or any Restricted Subsidiary in accordance with Section 9.05(g) of this Agreement in connection with any Dutch Auction during such period and prior to such date and, in the case of this clause (4), based upon the principal amount of Indebtedness subject to the relevant assignment or purchase, minus (C) at the option of the Borrower, the sum of (1) cash payments by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such Excess Cash Flow Period or are not deducted in arriving at such Consolidated Net Income to the extent financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries, (2) the amount of Investments (other than Investments in Holdings, the Borrower or any Restricted Subsidiary and other than Investments in Cash or Cash Equivalents) and acquisitions not prohibited by this Agreement made during such Excess Cash Flow Period, to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries, (3) the amount of Restricted Payments (other than Restricted Investments) paid in cash during such Excess Cash Flow Period not prohibited by this Agreement (other than Restricted Payments made (i) to the Borrower or any Restricted Subsidiary or (ii) pursuant to Section 6.04(a)(iii)(A)), to the extent that such Restricted Payments were financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries, (4) the amount of Capital Expenditures (including acquisitions of intellectual property) made in Cash or accrued during such Excess Cash Flow Period, to the extent that such Capital Expenditures were financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries and (5) without duplication of amounts deducted from Excess Cash Flow in prior periods, (i) the aggregate consideration required to be paid in Cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contract commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such Excess Cash Flow Period and (ii) to the extent set forth in a certificate of a Responsible Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such Test Period is required to be delivered pursuant to Section 5.01(c), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Borrower or any of its Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (i) and (ii), relating to Permitted Acquisitions, other Investments (other than Investments in Cash Equivalents) or Capital Expenditures (including purchases of intellectual property) to be consummated or made within the succeeding 12-month period; provided, that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such succeeding 12-month period is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Test Period, in each case, (I) to the extent such payments are made during such Fiscal Year or after the end of such Fiscal Year and prior to the date any payment in respect of Excess Cash Flow would be due under this Section 2.11(b)(i), (II) excluding any such optional prepayment made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year and (III) to the extent that the relevant prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Borrower or its Restricted Subsidiaries; provided that no prepayment under this Section 2.11(b)(i) shall be required unless and to the extent the amount thereof would exceed $20,000,000 after giving effect to the calculations and adjustments described in clauses (A) and (B) above.

(ii)      No later than the tenth (10th) Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, the Borrower shall apply an amount equal to the Required Asset Sale Percentage of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of the threshold specified in clause (B) of this Section 2.11(b)(ii) (collectively, the “Subject Proceeds”) to prepay the outstanding principal amount of Subject Loans; provided that (A) if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds (other than Subject Proceeds with respect to any Disposition consummated pursuant to Section 6.07(h)(B)) in the business of the Borrower or any of its subsidiaries (including any acquisition or other Investment permitted hereunder but not in Cash or Cash Equivalents), then the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 540 days following receipt thereof, or (y) the Borrower or any of its subsidiaries has committed to so reinvest the Subject Proceeds during such 540-day period and the Subject Proceeds are so reinvested within 180 days after the expiration of such 540-day period; it being understood that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Subject Loans with the amount of Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) the obligation to make a prepayment under this Section 2.11(b)(ii) shall only apply if and to the extent the aggregate amount of (I) Net Proceeds resulting from Prepayment Asset Sales and (II) Net Insurance/Condemnation Proceeds, in each case received by the Borrower and/or any Restricted Subsidiaries (x) for any such single transaction (or related transactions) exceeds $10,000,000 and (y) in any Fiscal Year exceeds $20,000,000 (with only the amount of Net Proceeds exceeding such amount for any single transaction (or related transactions) or in such Fiscal Year to be applied to make a prepayment under this Section 2.11(b)(ii)).

(iii)     In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than Indebtedness that is permitted to be incurred under Section 6.01, except to the extent the relevant Indebtedness constitutes (A) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (B) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22, (C) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c) and/or (D) Incremental Equivalent Debt incurred to refinance all or a portion of the Loans in accordance with the requirements of Section 6.01(z)), the Borrower or the relevant Restricted Subsidiary shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the relevant Person, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the relevant Term Loans in accordance with clause (iv) below.

(iv)    Notwithstanding anything in this Section 2.11(b) to the contrary:

(A)                  the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) above to the extent that the relevant affected Excess Cash Flow is attributable to any Foreign Subsidiary or the relevant Subject Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the repatriation to the Borrower of any such amount would be prohibited, delayed or restricted under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions available under applicable Requirements of Law to permit such repatriation or to remove such prohibition); it being understood and agreed that if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 540 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, an amount equal to the relevant Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly applied (net of additional Taxes that would be payable or reserved against as a result of repatriating such amounts) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)),

(B)                   the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Subject Proceeds are received by any joint venture, in each case, for so long as the distribution to the Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited, delayed or restricted under the Organizational Documents governing such joint venture; it being understood and agreed that if the relevant prohibition ceases to exist within the 540-day period following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant joint venture will promptly distribute the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and the distributed Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)), and

(C)                   if the Borrower determines in good faith that the repatriation to the Borrower as a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Sections 2.11(b)(i) or (ii) above that are attributable to any Foreign Subsidiary would result in a material adverse Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation of the relevant Subject Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have a material adverse tax consequence within the 540-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable and to the extent available, not previously applied pursuant to this clause (C), shall be promptly applied to the repayment of the Term Loans pursuant to Section 2.11(b) as otherwise required above (net of additional Taxes that would be payable or reserved against as a result of repatriating such amounts),

(v)     Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be applied to any mandatory prepayment, repurchase or redemption required under the ~~Second Lien Credit Agreement or the~~ documentation governing any other Indebtedness in excess of the Threshold Amount; provided that (A) in the event that any lender under ~~the Second Lien Credit Agreement (or~~ such other Indebtedness~~)~~  elects to decline receipt of such Declined Proceeds in accordance with the terms of the ~~Second Lien Credit Agreement (or the~~ documentation governing such other Indebtedness~~)~~, the remaining amount thereof may be retained by the Borrower and (B) that for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of (w) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p), (x) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22, (y) Replacement Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 9.02(c) and/or (z) Incremental Equivalent Debt incurred to finance all or a portion of the Loans in accordance with the requirements of Section 6.01(z). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(vi)     Except as otherwise provided in any Refinancing Amendment, any Incremental Facility Agreement or any Extension Amendment, and subject to the last sentence of this Section 2.11(b)(vi), each prepayment of Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans then outstanding irrespective of whether such Term Loan is an ABR Loan or an Adjusted Term SOFR Loan (provided that any prepayment of Term Loans with the Net Proceeds of any Refinancing Indebtedness and/or any Incremental Term Facility or Replacement Term Loans incurred for the purpose of refinancing or replacing such Term Loans shall be applied to the applicable Class of Term Loans being refinanced or replaced) other than with respect to Lenders holding a Class of Term Loans that have agreed to receive less than a pro rata share of such prepayments. With respect to each Class of Term Loans, all prepayments accepted under this Section 2.11(b) shall be applied against the remaining scheduled installments of principal due in respect of such Class of Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of such Class of Term Loans in direct order of maturity), and each such prepayment shall be paid to the Term Lenders of such Class in accordance with their respective Applicable Percentages of the applicable Class. If no Lender exercises its right to decline its Applicable Percentage of a given mandatory prepayment made pursuant to Section 2.11(b)(v), then with respect to such prepayment, the amount of such prepayment shall be applied first to the then outstanding Term Loans that are ABR Loans to the full extent thereof before application to the outstanding Term Loans that are Adjusted Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

(vii)    Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13, (B) subject to Section 2.16 and (C) in the case of prepayments of Initial Term Loans ~~or Second Amendment Incremental Term Loans~~ under clause (iii) above as part of a Repricing Transaction, subject to Section 2.12(e), but shall otherwise be without premium or penalty.

(viii)   Notwithstanding anything herein to the contrary, if, at the time that any prepayment would be required under Section 2.11(b)(i) or (ii), the Borrower or any of its Restricted Subsidiaries is required to repay or repurchase any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on a pari passu basis with the Subject Loans pursuant to the terms of the documentation governing such Indebtedness with the Subject Proceeds (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to Section 2.11(b)(i) or (ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof (without giving effect to this Section 2.11(b)(viii)).

Section 2.12         Fees and Premium.

(a)       The Borrower agrees to pay to the Administrative Agent for the account of each Initial Revolving Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum applicable to the Initial Revolving Credit Commitments on the average daily amount of the unused Initial Revolving Credit Commitment of such Revolving Lender during the period from and including the Original Closing Date to the date on which such Initial Revolving Lender’s Initial Revolving Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth day after the last day of each March, June, September and December commencing with December 2019 for the quarterly period then ended ~~(or, in the case of the payment to be made in December 2019, for the period from the Closing Date to December 31, 2019)~~, and on the date on which the Initial Revolving Credit Commitment terminates. For purposes of calculating the commitment fee only, the Initial Revolving Credit Commitment of any Initial Revolving Lender shall be deemed to be used to the extent of Initial Revolving Loans of such Class of such Initial Revolving Lender and the LC Exposure of such Initial Revolving Lender attributable to its Initial Revolving Credit Commitment of such Class (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)       The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender of any Class a participation fee with respect to its participations in Letters of Credit issued at the request of the Borrower, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Revolving Loans of such Class that are Adjusted Term SOFR Loans, as applicable, on the daily face amount of such Lender’s LC Exposure that is attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof that is attributable to unreimbursed LC Disbursements), during the period from and including the Original Closing Date to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure that is attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date, and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the earliest of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates and (C) the Termination Date, computed at a rate equal to the rate agreed by such Issuing Bank and the Borrower (but in any event not to exceed 0.125% per annum) of the daily face amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall accrue to but excluding the last Business Day of each March, June, September and December and be payable in arrears for the quarterly period then ended on the fifteenth day following the last day of each March, June, September and December (commencing, if applicable, December 31, 2019 ~~(it being understood that such payment shall be with respect to the period from the Closing Date to December 31, 2019)~~); provided that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate. Any fee other than the participation fee and the fronting fee described above that is payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.

(c)       The Borrower agrees to pay to the Administrative Agent, for its own account, the annual administration fee described in the Fee Letter.

(d)       All fees payable hereunder shall be paid on the dates due and in immediately available funds to the Administrative Agent (or to the applicable Issuing Bank, in the case of any fee payable to any Issuing Bank). Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.

(e)       In the event that, on or prior to the date that is six (6) months after the ~~Third~~Eighth Amendment Closing Date, the Borrower (A) prepays, repays, refinances, substitutes or replaces any Initial Term Loans ~~(including 2021 Replacement Term Loans or Fourth Amendment Incremental Term Loans)~~ in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction) or (B) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Initial Term Lender, (I) in the case of clause (A), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans ~~(including Fourth Amendment Incremental Term Loans)~~ so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans ~~(including Fourth Amendment Incremental Term Loans)~~ that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six (6) months after the ~~Third~~Eighth Amendment Closing Date, all or any portion of the Initial Term Loans ~~(including Fourth Amendment Incremental Term Loans)~~ held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment in connection with a Repricing Transaction, such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction in Dollars and in immediately available funds.

(f)            Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). The determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13      Interest.

(a)            The Term Loans and Revolving Loans that comprise each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            [reserved];

(c)            The Term Loans and Revolving Loans that comprise each Adjusted Term SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)            Notwithstanding the foregoing, upon the occurrence of a Specified Event of Default, for so long as any principal of or interest on any Term Loan, Revolving Loan or any LC Disbursement or any fee payable by the Borrower hereunder is not, in each case, paid or reimbursed, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Term Loan, Revolving Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Term Loan, Revolving Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount (including overdue interest), 2.00% plus the rate applicable to Revolving Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount that is payable to any Defaulting Lender so long as such Lender is a Defaulting Lender.

(e)            Accrued interest on each Term Loan or Revolving Loan borrowed by the Borrower shall be payable by the Borrower in arrears on each Interest Payment Date for such Term Loan or Revolving Loan and (i) on the Maturity Date applicable to such Loan and (ii) in the case of a Revolving Loan of any Class, upon termination of the Revolving Credit Commitments of such Class; provided that (A) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Term Loan or Revolving Loan (other than an ABR Revolving Loan of any Class prior to the termination of the Revolving Credit Commitments of such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Adjusted Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            All interest hereunder shall be computed on the basis of a year of 360 days (except that interest computed by reference to the Alternate Base Rate shall be on the basis of a year of 365 or 366 days, as applicable) and actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14      Alternate Rate of Interest. (a)  If prior to the commencement of any Interest Period for an Adjusted Term SOFR Borrowing:

(i)	the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period; or

(ii)	the Administrative Agent is advised by the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an Adjusted Term SOFR Borrowing shall be ineffective and (B) if any Borrowing Request requests an Adjusted Term SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)            [Reserved].

(c)            Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the ~~Initial Revolving~~ Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark or Adjusted Term SOFR Borrowing, (i) the Borrower may revoke any pending request for an Adjusted Term SOFR Borrowing of, conversion to or continuation of Adjusted Term SOFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, in the case of any request for any affected Adjusted Term SOFR Borrowing, if applicable, the Borrower will be deemed to have converted any such request into a request for an ABR Borrowing or conversion to ABR Loans in the amount specified therein, (ii) any outstanding affected Adjusted Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Facility Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Capitalized terms used in the foregoing Section 2.14(c) but not otherwise defined herein shall have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(c)(iv).

~~“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Reference Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Reference Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.~~

“Benchmark” means, initially, with respect to any Obligations, interest, fees, commissions or other amounts, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date, have occurred with respect to the applicable then-current Benchmark, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 2.14(c).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR (with all interest payments being payable on a monthly basis); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, the Benchmark Replacement as determined pursuant to clause (a) or (b) above shall not be less than 0.00% per annum.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, in consultation with the Borrower, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(c) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(c).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Reference Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Reference Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement Rate excluding the related Benchmark Replacement Adjustment.

Section 2.15      Increased Costs.

(a)            If any Change in Law:

(i)            imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

(ii)            subjects any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            imposes on any Lender or Issuing Bank any other condition (other than Taxes) affecting this Agreement or Adjusted Term SOFR Loans, as applicable, made by any Lender or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any or Adjusted Term SOFR Loans (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any Adjusted Term SOFR Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material;

then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of any request for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b)            If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)            Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section 2.15, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d)            Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, however that the Borrower shall not be required to compensate any Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16      Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any Adjusted Term SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any Adjusted Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Adjusted Term SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of any Adjusted Term SOFR Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted Term SOFR that would have been applicable to such Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17      Taxes.

(a)            All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no deductions or withholdings for Indemnified Taxes and/or Other Taxes been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law. In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(b)            The Borrower shall indemnify the Administrative Agent and each Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any interest or penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto (whether or not correctly or legally imposed or asserted); provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.17(f)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by the Borrower or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(b), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability, which shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(b), the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17(b) for any amount to the extent the Administrative Agent or such Lender fails to notify the Borrower of the relevant possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(c)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(d)            As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(e)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payment made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)            Without limiting the generality of the foregoing,

(A)            each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)            each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, two executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax;

(2)            two executed original copies of IRS Form W-8ECI;

(3)            in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed original copies of a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), two executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2, Exhibit L-3 or Exhibit L-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;

(C)            each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.17(e), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(e).

(f)            If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)            Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)            Definition of “Lender” for Purposes of Section 2.17. For the avoidance of doubt, the term “Lender” shall, for all purposes of this Section 2.17, include any Issuing Bank and any Swingline Lender.

Section 2.18      Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a)            Unless otherwise specified in this Agreement, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise). Each such payment shall be made prior to 3:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower, except that payments pursuant to Sections 2.05(e)(i), 2.12(b)(ii), 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b), 2.20 and 9.05(g), (i) each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class~~,~~ and (ii) each payment or prepayment of Initial Term Loans shall be allocated pro rata among the Initial Term Lenders in accordance with their respective Initial Term Loan Applicable Percentages of the Initial Term Loans ~~and (iii) each payment or prepayment of Second Amendment Incremental Term Loans shall be allocated pro rata among the Second Amendment Incremental Term Lenders in accordance with their respective Second Amendment Incremental Term Loan Applicable Percentages of the Second Amendment Incremental Term Loans~~. All payments (including accrued interest) hereunder shall be made in Dollars. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)            Subject in all respects to the provisions of ~~the Closing Date Intercreditor Agreement and any other~~any Acceptable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent while an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01 shall be applied first, to the payment of all costs, fees, indemnities and expenses then due that have been incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, to payment in full of any Unfunded Advance/Participation (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the Issuing Banks on a pro rata basis in accordance with the amount of such Unfunded Advance/Participation owed to them on the date of the relevant distribution), third, to pay any fees, indemnities or expense reimbursements then due to any Issuing Bank from the Borrower that constitute Secured Obligations, fourth, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the LC Exposure (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, and fifth, after all Secured Obligations have been paid in full to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c)            If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in LC Disbursements, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in LC Disbursements or Swingline Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(c) and/or Section 9.05. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise rights of set-off and counterclaim against the Borrower with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall, from and after the date of such purchase, have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d)            Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate in effect from time to time and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)            If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19      Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.15 or determines that it can no longer make or maintain Adjusted Term SOFR Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower in respect of the relevant obligations hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If (i) any Lender requests compensation under Section 2.15 or determines that it can no longer make or maintain Adjusted Term SOFR Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders and including, for the avoidance of doubt, in connection with any Extension Offer with respect to which a majority of the applicable Class of Lenders have agreed to extend the applicable Class of Loans) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date (provided that, if, after giving effect such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class then in effect, then the Borrower shall, not later than the next Business Day, prepay one or more Revolving Loan Borrowings of the applicable Class (and, if no Revolving Loan Borrowings of such Class are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that assumes such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, in each case of such Class of Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payment required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payment and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments, in each case if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (or the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. In connection with any replacement under this Section 2.20, if the replaced Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption by the time all Obligations of the Borrower owing to such Lender have been paid in full to such replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption. To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(e), the Borrower shall pay the fee set forth in Section 2.12(e) to each Lender being replaced as a result of such Repricing Transaction.

Section 2.20      Illegality.

(a)            If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Original Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR or to determine or charge interest rates based upon Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent:

(i)            any obligation of such Lender to make or continue Adjusted Term SOFR Loans in the affected currency or currencies or to convert ABR Loans to Adjusted Term SOFR Loans shall be suspended,

(ii)            if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on such Lender’s ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly),

(iii)            the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s Adjusted Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Adjusted Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Adjusted Term SOFR Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment), and

(iv)            if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to Term SOFR component thereof, as applicable, until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR.

(b)            Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(c)            Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21      Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provisions of this Agreement or other Loan Document.

(b)            The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Required Revolving Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)            Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article VII, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders or Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender or any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)            If any LC Exposure or Swingline Exposure exists at the time any Lender becomes a Defaulting Lender then:

(i)            the LC Exposure and Swingline Exposure of such Defaulting Lender shall be reallocated among the non-~~D~~defaulting Revolving Lenders in accordance with their respective Applicable Revolving Credit Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all non-~~D~~defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within two (2) Business Days following notice by the Administrative Agent, Cash collateralize 100% of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of LC Exposure among non-Defaulting Lenders described in clause (i) above);

(iii)            (A) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation and (B) if the LC Exposure of any Defaulting Lender is Cash collateralized pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Revolving Lender or the Borrower hereunder, no letter of credit fees shall be payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure; and

(iv)            if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Revolving Lender or the Borrower hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.

(e)            So long as any Revolving Lender is a Defaulting Lender, (i) no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit shall be allocated among non-~~D~~defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein) and (ii) no Swingline Lender shall be required to make any Swingline Loans unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders.

(f)            In the event that the Administrative Agent and the Borrower agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Revolving Credit Percentage of LC Exposure and Swingline Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders or participations in Revolving Loans of the applicable Class as the Administrative Agent determine as necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its Applicable Revolving Credit Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from “Defaulting Lender” to “Lender” will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22      Incremental Credit Extensions.

(a)            The Borrower may, at any time after the Eighth Amendment Closing Date, on one or more occasions pursuant to an Incremental Facility Agreement, (i) add one or more new tranches of term facilities (each new tranche, a “New Incremental Term Facility”) and/or increase the principal amount of the Term Loans of any existing Class by requesting new commitments to provide such Term Loans (each increase, an “Incremental Increase Facility”; together with any New Incremental Term Facility, “Incremental Term Facilities” and any loans made pursuant to an Incremental Term Facilities, “Incremental Term Loans”) and/or (ii) add one or more new tranches of Incremental Revolving Commitments (each new tranche, a “New Incremental Revolving Facility”) and/or increase the aggregate amount of the Revolving Credit Commitments of any existing Class (each increase, a “Revolving Commitment Increase”; together with any New Incremental Revolving Facility, “Incremental Revolving Facilities” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and any Incremental Revolving Loans, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i)            unless the Administrative Agent otherwise agrees, no Incremental Facility may be less than $1,000,000,

(ii)            except as the Borrower and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,

(iii)            no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv)            except as otherwise permitted herein (including as provided in clause (xii) below), (A) the terms of any Incremental Term Facility (other than any terms which are applicable only after the Latest Term Loan Maturity Date) must be substantially consistent with those applicable to any then-existing Class of Term Loans or otherwise, at the option of the Borrower, either (I) reflect, in the good faith determination of the Borrower, market terms and conditions (taken as a whole) at the time of incurrence of such Incremental Term Facility or (II) be reasonably acceptable to the Administrative Agent and (B) the terms of any Incremental Revolving Facility (other than any terms which are applicable only after the then-existing Latest Revolving Credit Maturity Date) must be substantially consistent with those applicable to any then-existing Revolving Facility or otherwise, at the option of the Borrower, either (I) reflect, in the good faith determination of the Borrower, market terms and conditions (taken as a whole) at the time of incurrence of such Incremental Revolving Facility or (II) be reasonably acceptable to the Administrative Agent (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of (A) any Incremental Term Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant or other term is also added for the benefit of all Classes of Loans or (B) any Incremental Revolving Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant or other term is also added for the benefit of each then-existing Revolving Facility),

(v)            the Effective Yield (and the components thereof, including interest rate margins, rate floors, fees, premiums and funding discounts), currency types and denominations and any “MFN” terms or prepayment premiums applicable to any Incremental Facility may be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that (A) in the case of any Incremental Term Facility that is secured by the Collateral on a pari passu basis with the Secured Obligations and incurred prior to the date that is ~~18~~6 months following the Eighth Amendment Closing Date (other than, at the option of the Borrower, any Incremental Term Facility that, (I) is incurred to finance a Permitted Acquisition, Investment or similar transaction and/or (II) do not fall within clause (I) above in an aggregate amount not exceeding the greater of $~~149,000,000~~430,000,000 and 100.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period), the Effective Yield applicable thereto may not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans ~~or the Second Amendment Incremental Term Loans~~ unless the Applicable Rate with respect to the Initial Term Loans ~~or the Second Amendment Incremental Term Loans, as applicable,~~ is adjusted to the extent necessary to be equal to the Effective Yield with respect to such Incremental Facility, minus 0.50%, and (B) the Applicable Rate for any Incremental Increase Facility shall be (x) the Applicable Rate for the Class being increased in connection therewith or (y) higher than the Applicable Rate for the Class being increased as long as the Applicable Rate for the Class being increased is automatically increased as and to the extent necessary to eliminate the deficiency,

(vi)            the maturity date of any Incremental Facility may be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that except with respect to customary prepayment terms in connection with customary escrow arrangements, (A) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Initial Term Loan Maturity Date and (B) no Incremental Revolving Facility may have a final maturity date earlier than (or require scheduled amortization or mandatory commitment reductions prior to) the Initial Revolving Credit Maturity Date; provided that, at the option of the Borrower, (A) Incremental Facilities constituting Customary Bridge Loans and (B) Incremental Facilities incurred in the form of Term A Loans, in the case of each of clauses (A) and (B), may be incurred without regard to this clause (vi),

(vii)            the amortization schedule for any Incremental Term Facility may be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that except with respect to customary prepayment terms in connection with customary escrow arrangements, the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayments thereof); provided that, at the option of the Borrower, (A) Incremental Term Facilities constituting Customary Bridge Loans and (B) Incremental Facilities in the form of Term A Loans, in the case of each of clauses (A) and (B), may be incurred without regard to this clause (vii),

(viii)            (A) any Incremental Term Facility or Incremental Revolving Facility shall be secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations and (B) no Incremental Facility shall be (x) guaranteed by any Person other than a Loan Guarantor or (y) secured by any assets other than the Collateral,

(ix)            any mandatory prepayment (other than any scheduled amortization payment) of Incremental Term Loans shall be made on a pro rata basis with all then-existing Term Loans, except that the Borrower and the lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any such mandatory prepayment on a less than pro rata basis (but not on a greater than pro rata basis),

(x)            no Event of Default then exists (except in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition, Investment or similar transaction not prohibited by the terms of this Agreement or any Limited Condition Transaction, in which case, no Specified Event of Default then exists or would exist after giving effect thereto),

(xi)            the proceeds of any Incremental Revolving Facility and/or any Incremental Term Facility may be used by the Borrower and its subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments and any other use not prohibited by this Agreement,

(xii)            (A) any Incremental Increase Facility shall be on the same terms (including maturity date and interest rates) and pursuant to the same documentation (other than the relevant Incremental Facility Agreement) applicable to such Class of Term Loans, and (B) any Revolving Commitment Increase (x) shall be on the same terms (including maturity date and interest rates (except (i) if required to consummate such Revolving Commitment Increase, any increase in interest rates, rate floors and undrawn fees that is provided to all Lenders for such Class of Revolving Credit Commitments), but excluding upfront fees or similar fees) and pursuant to the same documentation (other than the relevant Incremental Facility Agreement) applicable to such Class of Revolving Credit Commitments and (y) shall not require any scheduled amortization or mandatory commitment reduction prior to the Maturity Date with respect to such Class of Revolving Credit Commitments, and

(xiii)            on the date of the Borrowing of any Incremental Term Loans that will be of the same Class as any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Section 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then-outstanding Borrowing of Term Loans of such Class; it being acknowledged that the application of this clause (a)(xiii) may result in new Incremental Term Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding Adjusted Term SOFR Loans of the relevant Class and that end on the last day of such Interest Period.

(b)            Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Additional Lender”); provided that the Administrative Agent (and, in the case of any Incremental Revolving Facility, any Issuing Bank and Swingline Lender) shall have a right to consent (such consent not to be unreasonably withheld) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if the relevant Incremental Commitments and related Obligations had been acquired by such Lender by way of assignment.

(c)            Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Agreement) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d)            As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such solvency certificates, reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Additional Lender, (1) an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”), and (2) such other documents as it shall reasonably require from such Additional Lender, (iii) the Administrative Agent and the relevant Additional Lenders shall be entitled to receive all fees required to be paid in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.22(a)(x), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not, unless agreed by the Borrower, result in the imposition of any additional condition precedent to the availability of the relevant Incremental Loans) and (v) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof:

(A)            certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and

(B)            to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e)            Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22:

(i)            if such Incremental Revolving Facility establishes Revolving Credit Commitments of the same Class as any then-existing Class of Revolving Credit Commitments, (A) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender’s) participations hereunder in Letters of Credit shall be held ratably on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22) and (B) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and

(ii)            if such Incremental Revolving Facility establishes a New Incremental Revolving Facility, then (A) the borrowing and repayment (except (x) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (y) repayments required on the Maturity Date of any Revolving Facility and (z) as provided in clause (C) below) of Revolving Loans with respect to any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other Revolving Facilities, (B) all Letters of Credit and Swingline Loans shall be participated on a pro rata basis by all Revolving Lenders and (C) unless the relevant Additional Lenders elect payments and/or Commitment reductions on a less-than-pro rata basis, any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other Revolving Facilities.

(f)            On the date of effectiveness of any Incremental Revolving Facility, the maximum amount of LC Exposure permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, the relevant Issuing Bank and the Borrower.

(g)            The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Agreement and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.22.

(h)            This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23      Extensions of Loans and Revolving Commitments.

(a)            Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of the Borrower of any Class or Commitments with respect to any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of such Lender’s Loans and/or Commitments of such Class and/or otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable (or adding other pricing terms, including premiums, discounts, MFN terms or rate floors) in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”), so long as the following terms are satisfied:

(i)            except as to (A) interest rates, fees and other pricing terms (including rate floors, premiums, discounts and any MFN terms) and final maturity (which shall, subject to immediately succeeding clause (iii), be determined by the Borrower and any Lender who agrees to an Extension of its Revolving Credit Commitments and set forth in the relevant Extension Offer) and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Revolving Credit Commitment of any Lender who agrees to an extension with respect to such Commitment (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall constitute a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not more favorable to extending Lenders) as the Class of Revolving Credit Commitments subject to the relevant Extension Offer (and related outstandings) provided hereunder; provided that to the extent more than one Revolving Facility exists after giving effect to any such Extension, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (2) repayments required upon the Maturity Date of any Revolving Facility and (3) as provided in clause (z) below) of Revolving Loans with respect to any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Facilities, (y) all Letters of Credit and Swingline Loans shall be participated on a pro rata basis by all Revolving Lenders and (z) unless the relevant Lenders elect payments and/or Commitment reductions on a less-than-pro rata basis, any permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Extended Revolving Credit Commitment shall be made on a pro rata basis with all other Revolving Facilities; provided, further, that any representations and warranties, affirmative and negative covenants (including financial covenants) and events of default applicable to such Class of Extended Revolving Credit Commitments Loans that also expressly apply to (and for the benefit of) the Class of Revolving Credit Commitments subject to the Extension Offer and each other Class of Revolving Credit Commitments hereunder may be more favorable to the lenders of the applicable Class of Extended Revolving Credit Commitments than those originally applicable to the Class of Revolving Credit Commitments subject to the Extension Offer

(ii)            except as to (A) interest rates, fees, other pricing terms (including rate, discounts, floors and MFN terms), amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer) and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have the same terms (or terms not more favorable to extending Lenders) as the Class of Term Loans subject to the relevant Extension Offer; provided, however, that any representations and warranties, affirmative and negative covenants (including financial covenants) and events of default applicable to such Class of Extended Term Loans that also expressly apply to (and for the benefit of) the Class of Term Loans subject to the Extension Offer and each other Class of Term Loans hereunder may be more favorable to the lenders of the applicable Class of Extended Term Loans than those originally applicable to the Class of Term Loans subject to the Extension Offer;

(iii)            (x) the final Maturity Date of any Class of Extended Term Loans may be no earlier than the Maturity Date of the Class of Term Loans subject to such Extension at the time of Extension and (y) no Class of Extended Revolving Credit Commitments or Extended Revolving Loans may have a final Maturity Date earlier than (or require commitment reductions prior to) the Latest Maturity Date applicable to any then-existing Revolving Facility;

(iv)            the Weighted Average Life to Maturity of any Class of Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans subject to such Extension; provided that, at the option of the Borrower, Extended Term Loans in an aggregate principal amount up to the available Maturity/Weighted Average Life Excluded Amount may be incurred without regard to this clause (iv);

(v)            any Class of Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory prepayment (but, for purposes of clarity, not scheduled amortization payments) in respect of the Term Loans, in each case as specified in the relevant Extension Offer;

(vi)            if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(vii)            unless the Administrative Agent otherwise agrees, each Extension shall be in a minimum amount of $1,000,000;

(viii)            any applicable Minimum Extension Condition must be satisfied or waived by the Borrower;

(ix)            any documentation in respect of any Extension shall be consistent with the foregoing;

(x)            no Extension of any Revolving Facility shall be effective as to the obligations of any Issuing Bank with respect to Letters of Credit without the consent of such Issuing Bank (such consent not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to such Issuing Bank, as applicable, without giving effect to such Extension); and

(xi)            no Extension of any Revolving Facility shall be effective as to the obligations of any Swingline Lender without the consent of such Swingline Lender (such consent not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Revolving Credit Maturity Date shall be determined, when used in reference to such Swingline Lender’s Swingline Commitment, as applicable, without giving effect to such Extension).

(b)            (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (insofar as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to any Extension of any Class of Loans and/or Commitments and (iii) except as set forth in clause (a)(vii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be extended; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)            Subject to any consent required in Section 2.23(a)(x), no consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.

(d)            In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Lenders agreeing to such Extension or non-accepting Lenders replaced or repaid in accordance with this Section 2.23)), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

(e)            Any Extended Term Loan and/or Extended Revolving Credit Commitment shall be established pursuant to an Extension Amendment, which shall be consistent with the provisions set forth in this Section 2.23. As conditions precedent to the effectiveness of any Extension Amendment, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent and the relevant Lenders shall be entitled to receive all fees required to be paid in respect of such Extension Amendment and (iii) the Administrative Agent shall be entitled to receive a certificate of the Borrower signed by a Responsible Officer thereof certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Extension Amendment (and the Extended Term Loans and/or Extended Revolving Credit Commitments borrowed or implemented thereunder).

(f)            This Section 2.23 shall supersede any provision in Sections 2.11, 2.18 or 9.02 to the contrary.

Article III
REPRESENTATIONS AND WARRANTIES

Holdings (solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17) and the Borrower hereby represent and warrant to the Lenders that:

Section 3.01      Organization; Powers. Holdings, the Borrower and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than (i) clause (a)(i) and (ii) clause (b), in each case with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02      Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03      Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the filings described in Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) subject to the Legal Reservations, Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04      Financial Condition; No Material Adverse Effect.

~~(a)            The Annual Financial Statements and the Quarterly Financial Statements heretofore provided to the Administrative Agent present fairly, in all material respects, the financial condition, income and cash flows of the Target on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of the Quarterly Financial Statements, to the absence of footnotes and normal year-end adjustments.~~

(a)            [Reserved].

(b)            ~~After the Closing Date, the~~The financial statements most recently provided pursuant to Section 5.01(a) or (b) of this Agreement or the Existing Credit Agreement, as applicable, present fairly, in all material respects, the financial condition, income and cash flows of the Borrower (or its applicable Parent Company) on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of the financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(c)            Since ~~the Closing Date~~December 31, 2022, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05      Properties.

(a)            As of the Eighth Amendment Closing Date, no Real Estate Asset is owned in fee simple by any Loan Party.

(b)            The Borrower and each of its Restricted Subsidiaries have good and marketable fee simple title (or similar concept in any applicable jurisdiction) to, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

(c)            The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Designs, Patents, Trademarks, Domain Names, Copyrights, Software, Trade Secrets and all other intellectual property rights (“IP Rights”) reasonably necessary to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06      Litigation and Environmental Matters.

(a)            There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)            Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower nor any of its Restricted Subsidiaries is subject to or has received written notice of any Environmental Claim or Environmental Liability or knows of any fact or circumstance that would give rise to any Environmental Liability and (ii) neither the Borrower nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization required under any Environmental Law for the operation of their respective businesses.

(c)            Neither the Borrower nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at, under or from any currently or formerly owned, leased or operated real estate or Facility in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07      Compliance with Laws. Each of Holdings, the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to any Requirement of Law specifically referenced in Section 3.17.

Section 3.08      Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09      Taxes. Each of Holdings, the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10      ERISA.

(a)            Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b)            No ERISA Event has occurred and is continuing that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

(c)            There exists no Unfunded Pension Liability with respect to any Plan, except as would not have a Material Adverse Effect.

Section 3.11      Disclosure.

(a)            As of the Eighth Amendment Closing Date~~, and with respect to information relating to the Target and its subsidiaries, to the knowledge of the Borrower~~, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Borrower and its subsidiaries that was included in the ~~Information Memorandum~~Lender Presentation or otherwise prepared by or on behalf of Holdings, the Borrower or its subsidiaries or their respective representatives and made available to any ~~Initial Lender~~Arranger or the Administrative Agent in connection with the Transactions on or before the Eighth Amendment Closing Date, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time prior to the Eighth Amendment Closing Date).

(b)            The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are as to future events, are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12      Solvency. As of the Eighth Amendment Closing Date, immediately after the consummation of the Transactions to occur on the Eighth Amendment Closing Date and the incurrence of Indebtedness and obligations on the Eighth Amendment Closing Date in connection with this Agreement and the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 3.13      Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Eighth Amendment Closing Date ~~after giving effect to the Transactions~~, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary and (b) the type of entity of Holdings and each of its subsidiaries.

Section 3.14      Security Interest in Collateral. ~~Subject to the terms of the last paragraph of Section 4.01, the~~The Collateral Documents create legal, valid and, subject to the Legal Reservations, enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected ~~First-Priority~~First Priority Liens on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents and limited to the actions described in the Perfection Requirements) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15      Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.

Section 3.16      Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit have been used, whether directly or indirectly, for any purpose that results in a violation of the provisions of Regulation U or Regulation X.

Section 3.17      Economic Sanctions, Anti-Terrorism and Anti-Corruption Laws.

(a)            None of Holdings, the Borrower nor any of its Restricted Subsidiaries is subject to any US sanctions administered by the Office of Foreign Assets Control of the US Treasury Department (“OFAC”).

(b)            Except to the extent that any such sanction could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, no director, officer, agent or employee of Holdings, the Borrower or any Restricted Subsidiary is subject to any US sanctions administered by OFAC.

(c)            Except to the extent that the relevant violation could not reasonably be expected to have a Material Adverse Effect, to the extent applicable, each Loan Party is in compliance with (i) the USA PATRIOT Act and (ii) each Anti-Terrorism Law.

(d)            Except to the extent that the relevant violation could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower nor any Restricted Subsidiary, has taken any action, directly or indirectly, that would result in a violation by any such Person of the US Foreign Corrupt Practices Act of 1977 (the “FCPA”), including making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA.

(e)            Neither the Borrower nor any of its Restricted Subsidiary will, directly, or to its knowledge, indirectly, (i) use or make available the proceeds of any Loan or Letter of Credit for the purpose of financing the activities of any Person that is subject to sanctions administered by OFAC or any Anti-Terrorism Law, except to the extent the same is licensed or otherwise approved, as applicable, by OFAC and/or any other applicable agency of the U.S. government having similar authority or (ii) use the proceeds of any Loan or Letter of Credit for the purpose of violating the FCPA or the USA PATRIOT Act.

Section 3.18      Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Junior Indebtedness that is subordinated to the Obligations.

Section 3.19      Use of Proceeds. The Borrower shall use the proceeds of (a) the Initial Term Loans to finance the Transactions ~~(including to pay Transaction Costs), (b) the Revolving Loans and Swingline Loans (i) on the Closing Date to pay a portion of the Transaction Costs, (ii) on and after the Closing Date for working capital purposes and (iii) after the Closing Date~~and, to the extent of any remaining proceeds, for general corporate purposes (including any purpose not prohibited by this Agreement), (~~c~~b) the ~~First Amendment Incremental Term Loans incurred on the First Amendment Closing Date, together with cash on hand of the Borrower, (i) to finance the Recondo Acquisition and (ii) to pay related fees and expenses incurred in connection therewith and with the First Amendment, (d) the Second Amendment Incremental Term Loans incurred on the Second Amendment Closing Date, together with the proceeds of certain other incremental term loans incurred under the Second Lien Credit Agreement and cash on hand of the Borrower, (i) to finance the Oz Acquisition, (ii) to pay related fees and expenses incurred in connection therewith and in connection with the Second Amendment and (iii) to the extent any proceeds of the Second Amendment Incremental Term Loans remain after application of such proceeds as described in clauses (d)(i) and (d)(ii), for general corporate purposes, (e) the 2021 Replacement Term Loans incurred on the Third Amendment Closing Date to replace in full all Existing Term Loans, on the terms and subject to the conditions set forth in the First Amendment, (f) the Fourth Amendment Incremental Term Loans incurred on the Fourth Amendment Closing Date, together with the proceeds of certain other incremental term loans incurred under the Second Lien Credit Agreement and cash on hand of the Borrower, (i) to finance the Prestige Acquisition, (ii) to pay related fees and expenses incurred in connection therewith and in connection with the Fourth Amendment and (iii) to the extent any proceeds of the Fourth Amendment Incremental Term Loans remain after application of such proceeds as described in clauses (f)(i) and (f)(ii), for general corporate purposes and (g~~Revolving Loans and Swingline Loans for general corporate purposes (including any purpose not prohibited by this Agreement) and (c) any Incremental Facility for working capital and other general corporate purposes, including the financing of Permitted Acquisitions, other Investments and any other use not prohibited by this Agreement.

Article IV
CONDITIONS

Section 4.01      ~~Closing Date~~[Reserved].

~~. The obligations of (i) each Lender to make Loans and (ii) each Issuing Bank to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):~~

~~(a)            Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) any Intellectual Property Security Agreement, (D) the Loan Guaranty and (E) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date, (ii) a Borrowing Request as required by Section 2.03 and (iii) the Closing Date Intercreditor Agreement signed by the Loan Parties and the Collateral Agent and the Second Lien Collateral Agent for the Second Lien Credit Agreement Secured Parties referred to therein.~~

~~(b)            Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a customary written opinion of Simpson Thacher & Bartlett LLP, in its capacity as counsel to the Loan Parties, on the Closing Date dated the Closing Date and addressed to the Administrative Agent and each Lender and Issuing Bank as of the Closing Date.~~

~~(c)            Financial Statements. The Administrative Agent shall have received (i) an audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows of the Company as of and for the Fiscal Years ended December 31, 2017 and December 31, 2018 (collectively, the “Annual Financial Statements”) and (ii) an unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows of the Company as of and for the Fiscal Quarter ended March 31, 2019 and June 30, 2019 (collectively, the “Quarterly Financial Statements”).~~

~~(d)            Secretary’s Certificate and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization have not been amended (except as attached thereto) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect, and (z) a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate for such Loan Party from the relevant authority of its jurisdiction of organization, dated as of a recent date.~~

~~(e)            Representations and Warranties. The (i) Specified Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided, that (A) in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (x) such Specified Representation shall be true and correct in all respects and (y) “material adverse effect”, “material adverse change” or such similar term or qualification shall be defined as set forth in the Acquisition Agreement as in effect on July 29, 2019.~~

~~(f)            Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees and closing payments required to be paid by the Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrower (including the reasonable fees and expenses of legal counsel that are payable under the “commitment letter” relating to the Credit Facilities) for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree, in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.~~

~~(g)            Refinancing. Prior to or substantially concurrently with the initial funding of the Loans hereunder, all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding under and with respect to the Target Credit Agreements (other than (i) contingent obligations not then due and payable and that by their terms survive the termination of the Target Credit Agreements and (ii) certain existing letters of credit outstanding under the Target Credit Agreements that on the Closing Date will be grandfathered into, or backstopped by Letters of Credit under, the Initial Revolving Facility or cash collateralized in a manner reasonably satisfactory to the issuing banks with respect thereto) will be repaid in full and all commitments to extend credit under the Target Credit Agreements will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (the transactions described in this clause (g), together, collectively, the “Refinancing”).~~

~~(h)            Equity Contribution. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, Holdings shall have received the Equity Contribution (to the extent not otherwise applied to finance the Transactions).~~

~~(i)            Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit M from a senior authorized financial executive (or other officer with equivalent duties) of the Borrower dated as of the Closing Date and certifying as to the matters set forth therein.~~

~~(j)            Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.~~

~~(k)            Pledged Stock and Pledged Notes. Subject to the final paragraph of this Section 4.01 and the provisions of the Closing Date Intercreditor Agreement, the Administrative Agent shall have received (i) the certificates representing any Capital Stock listed on Schedule 3 to the Perfection Certificate dated as of the Closing Date, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) any Material Debt Instrument required to be pledged pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.~~

~~(l)            Filings, Registrations and Recordings. Subject to the last paragraph of this Section 4.01, each document (including any UCC financing statement) required by any Collateral Document or under any applicable Requirement of Law (but limited to actions described in the Perfection Requirements) to be filed, registered or recorded or delivered in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected, First-Priority Lien on the Collateral required to be delivered on the Closing Date pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation and provided to the Administrative Agent for filing.~~

~~(m)            Acquisition. Substantially concurrently with the initial funding of the Loans hereunder, the Acquisition shall be consummated in all material respects in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendment, waiver or consent by the Borrower that is materially adverse to the interests of the Arrangers or the Initial Lenders in their respective capacities as such without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.~~

~~(n)            Closing Date Material Adverse Effect. No Closing Date Material Adverse Effect shall have occurred since July 29, 2019.~~

~~(o)            USA PATRIOT Act. No later than three (3) Business Days in advance of the Closing Date, the Administrative Agent and the Arrangers shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by the Administrative Agent (including on behalf of the Initial Lenders) or the Arrangers at least 10 Business Days in advance of the Closing Date, which documentation or other information the Arrangers have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.~~

~~(p)            Beneficial Ownership. If the Borrower qualifies as a “legal entity” customer under 31 C.F.R. § 1010.230 and the Administrative Agent has provided the Borrower the name of each requesting Lender and its electronic delivery requirements at least 10 Business Days prior to the Closing Date, the Administrative Agent and each such Lender requesting a beneficial ownership certification (which request is made through the Administrative Agent) will have received in relation to the Borrower, at least three (3) Business Days prior to the Closing Date, a completed form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.~~

~~(q)            Second Lien Term Loans. Prior to or substantially concurrently with the initial funding of the Loans hereunder, the Second Lien Term Loans in an aggregate principal amount of not less than $255,000,000 shall have been funded in all material respects in accordance with the terms of the Second Lien Credit Agreement and the Borrower shall have received the Net Proceeds thereof.~~

~~For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.~~

~~Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than (a) by the execution and delivery of the Security Agreement by each Loan Party, (b) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement under the UCC and (c) a Lien on the Capital Stock of the Borrower and each Restricted Subsidiary required to be pledged pursuant to the Collateral and Guarantee Requirement (other than the Target or any subsidiary thereof the certificate evidencing the Capital Stock of which has not been delivered to the Borrower prior to the Closing Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof) that may be perfected on the Closing Date by the delivery of a stock or equivalent certificate (together with a stock power or similar instrument endorsed in blank for the relevant certificate)), in each case after the Borrower’s use of commercially reasonably efforts to do so without undue burden or expense, then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Credit Facilities on the Closing Date.~~

Section 4.02      Each Credit Extension. ~~After the Closing Date, the~~The obligation of each Revolving Lender or Issuing Bank to make any Credit Extension is subject to the satisfaction of the following conditions:

(a)            (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03 or (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request as required by Section 2.05(b).

(b)            The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided, that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period.

(c)            At the time of and immediately after giving effect to the applicable Credit Extension, no Default or Event of Default has occurred and is continuing.

Each Credit Extension ~~after the Closing Date~~ shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02; provided, however, that the conditions set forth in this Section 4.02 shall not apply to (A) any Incremental Loan and/or (B) any Credit Extension under any Refinancing Amendment and/or Extension Amendment unless in each case the lenders in respect thereof have required satisfaction of the same in the applicable Incremental Facility Agreement, Refinancing Amendment or Extension Amendment, as applicable; it being understood and agreed that no Event of Default then exists or would exist after giving effect thereto (except in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition, Investment or similar transaction not prohibited by the terms of this Agreement, in which case, no Specified Event of Default then exists or would exist after giving effect thereto at the time of the borrowing of any Incremental Facility).

Article V
AFFIRMATIVE COVENANTS

From the Original Closing Date until the date on which all Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document and all other Obligations (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or are otherwise no longer subject to this Agreement in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), each of Holdings (solely with respect to Sections 5.02, 5.03, 5.12 and 5.14) and the Borrower hereby covenants and agrees with the Lenders that:

Section 5.01      Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender:

(a)            Quarterly Financial Statements. As soon as available, and in any event within 60 days ~~(or, in the case of the first three Fiscal Quarters ending after the Closing Date, 90 days)~~ after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending September 30, 2019, the unaudited consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto; provided, however, that such financial statements shall not be required to reflect any purchase accounting adjustments relating to ~~the Acquisition or any other~~any acquisition consummated after the Original Closing Date until after the delivery of financial statements pursuant to Section 5.01(b) which include such adjustments;

(b)            Annual Financial Statements. As soon as available, and in any event within 120 days ~~(or, in the case of the first Fiscal Year ending after the Closing Date, 150 days)~~ after the end of each Fiscal Year ending after the Original Closing Date, (i) the audited consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of operations, shareholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification solely with respect to or resulting from the maturity of any Indebtedness of the Borrower or its Subsidiaries, the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period (or, other than in the case of any financial maintenance covenant included herein, any actual inability to satisfy any financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP);

(c)            Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Section 5.01(a) or (b), (i) a duly executed and completed Compliance Certificate and (ii) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;

(d)            Annual Lender Meeting. At the request of the Administrative Agent, the Borrower shall conduct an annual meeting (which, at the reasonable discretion of the Administrative Agent, may be a telephonic meeting) that the Lenders may attend to discuss the financial condition and results of operations of the Borrower for the most recently ended Fiscal Year, as applicable, for which financial statements have been delivered pursuant to Section 5.01(b), at a date and time within 60 days of the Administrative Agent’s request (but in any event, no earlier than the date financial statements of the Borrower are delivered pursuant to pursuant to Section 5.01(b)) to be determined by the Borrower with reasonable advance notice to the Administrative Agent;

(e)            Notice of Default. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of any Default or Event of Default, a reasonably-detailed ~~notice~~written notice, which shall contain a heading or a reference line that reads “Notice under Section 5.01(e) of the Waystar Technologies, Inc. First Lien Credit Agreement”, specifying the nature and period of existence of such Default or Event of Default and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(f)             Notice of Litigation or ERISA Event. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or written threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, (ii) any material development in any Adverse Proceeding or (iii) the occurrence of an ERISA Event that, in the case of clauses (i) through (iii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower, which shall contain a heading or a reference line that reads “Notice under Section 5.01(f) of the Waystar Technologies, Inc. First Lien Credit Agreement”, together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g)            Financial Plan. An annual operating budget (on a quarterly basis) prepared by management of the Borrower for each Fiscal Year, as soon as available and in any event no later than 120 days after the beginning of such Fiscal Year ~~(or, in the case of such information with respect to the Fiscal Year ending December 31, 2020, 150 days)~~, commencing with an operating budget for the Fiscal Year ending December 31, ~~2020~~2023; provided that the requirement described in this clause (g) shall no longer apply following the consummation of a Qualifying IPO;

(h)            Information Regarding Collateral. Prompt (and, in any event, within 60 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization or (iii) in any Loan Party’s jurisdiction of organization, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(i)            Perfection Certificate Supplement. Together with the delivery of each Compliance Certificate provided with the financial statements required to be delivered pursuant to Section 5.01(b), a Perfection Certificate Supplement;

(j)            Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following a Qualifying IPO, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities; and

(k)            Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial Trade Secrets or non-financial proprietary information of the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable Requirement of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(k)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) posts such documents (or provides a link thereto) at the website address listed in Section 9.01; provided that the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at the website address listed in Section 9.01 and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on IntraLinks, SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent), (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent) or (iv) with respect to any item required to be delivered pursuant to Section 5.01(j) in respect of information filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K reports), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to any financial statements of the Borrower by furnishing (A) the applicable financial statements of Holdings (or any other Parent Company) or (B) Holdings’ (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such paragraphs; provided, that with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such financial statements of Holdings (or the other relevant Parent Company) shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing (which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification pertaining to the maturity of any Indebtedness occurring within twelve (12) months of the relevant audit or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of such Parent Company as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP).

Section 5.02      Existence. Except as otherwise permitted under Section 6.07 or Section 6.11 hereof, as applicable, Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03      Payment of Taxes. Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon (including in its capacity as a withholding agent); provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04      Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05      Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers or, other than with respect to flood insurance, with a Captive Insurance Subsidiary, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (other than with respect to flood insurance, giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, in each case to the extent required under and in compliance with all applicable Flood Insurance Laws. Each such policy of insurance shall (a) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (b) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the lender’s loss payee thereunder; provided that, to the extent that such requirements are not satisfied on the Original Closing Date after the Borrower’s commercially reasonable efforts to obtain the same, the Borrower may satisfy such requirements within ninety (90) days of the Original Closing Date (as extended by the Administrative Agent in its reasonable discretion).

Section 5.06      Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (b) except as expressly set forth in clause (c) below during the continuance of an Event of Default, (i) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (ii) only one such time per calendar year shall be at the expense of the Borrower and its Restricted Subsidiaries, (c) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (d) notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07      Maintenance of Book and Records. The Borrower will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08     Compliance with Laws. The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including applicable ERISA and all Environmental Laws, sanctions laws and regulations administered by OFAC, the USA PATRIOT Act, the FCPA and/or any Anti-Terrorism Law), except to the extent that the failure of the Borrower or the relevant Restricted Subsidiary to comply therewith could not reasonably be expected to result in a Material Adverse Effect; provided that the covenant in this Section 5.08, insofar as it applies to compliance by any Person (other than any US Person) with OFAC, the USA PATRIOT Act and the FCPA, shall be subject to and limited by any Requirement of Law applicable to the relevant Person in its jurisdiction of organization.

Section 5.09      Environmental. The Borrower shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of any Environmental Law by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Material, as required of the Borrower or its Restricted Subsidiaries by any Environmental Law, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10      Designation of Subsidiaries. The Borrower may at any time after the Original Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (b) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of ~~the Second Lien Term Loans or~~ any ~~other~~ third party Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount and (c) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower or hold any Indebtedness of or any Lien on any property of the Borrower or any Restricted Subsidiary. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably determined by the Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s Investment in such Subsidiary.

Section 5.11      Use of Proceeds.

(a)            The Borrower shall use the proceeds of the Revolving Loans and Swingline Loans ~~(i) on the Closing Date, (x) in an aggregate principal amount of up to $20,000,000 to finance the payment of Transaction Costs and (y) to finance ordinary course working capital needs and (ii) after the Closing Date,~~ to finance the working capital needs and other general corporate purposes of the Borrower and its subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses ~~(in each case, including in connection with the Acquisition)~~, other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents).

(b)            The Borrower shall use the proceeds of the Initial Term Loans solely to finance ~~a portion of~~ the Transactions (including the payment of Transaction Costs) and, to the extent of any remaining proceeds, for general corporate purposes (including any purpose not prohibited by this Agreement).

(c)            It is understood and agreed that Letters of Credit may be issued (i) on the Original Closing Date in the ordinary course of business and to replace or provide credit support for any letter of credit, bank guarantee and/or any surety, customs, performance or similar bond of the Borrower and its subsidiaries or any of their Affiliates and/or to replace cash collateral posted by any of such Person and (ii) after the Original Closing Date, for general corporate purposes of the Borrower and its subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.

(d)            The proceeds of any Incremental Facility shall be used for working capital and other general corporate purposes of the Borrower and its subsidiaries, including the financing of Permitted Acquisitions, other Investments and any other use not prohibited by this Agreement.

~~(e)            The Borrower shall use the proceeds of the First Amendment Incremental Term Loans incurred on the First Amendment Closing Date, together with cash on hand of the Borrower, (i) to finance the Recondo Acquisition and (ii) to pay related fees and expenses incurred in connection therewith and with the First Amendment.~~

~~(f)            The Borrower shall use the proceeds of the Second Amendment Incremental Term Loans incurred on the Second Amendment Closing Date, together with the proceeds of certain other incremental term loans incurred under the Second Lien Credit Agreement and cash on hand of the Borrower, (i) to finance the Oz Acquisition, (ii) to pay related fees and expenses incurred in connection therewith and in connection with the Second Amendment and (iii) to the extent any proceeds of the Second Amendment Incremental Term Loans remain after application of such proceeds as described in clauses (i) and (ii), for general corporate purposes.~~

~~(g)            The Borrower shall use the proceeds of the 2021 Replacement Term Loans incurred on the Third Amendment Closing Date to replace in full all Existing Term Loans, on the terms and subject to the conditions set forth in the Third Amendment.~~

~~(h)            The Borrower shall use the proceeds of the Fourth Amendment Incremental Term Loans incurred on the Fourth Amendment Closing Date, together with the proceeds of certain other incremental term loans incurred under the Second Lien Credit Agreement and cash on hand of the Borrower, (i) to finance the Prestige Acquisition, (ii) to pay related fees and expenses incurred in connection therewith and in connection with the Fourth Amendment and (iii) to the extent any proceeds of the Fourth Amendment Incremental Term Loans remain after application of such proceeds as described in clauses (i) and (ii), for general corporate purposes.~~

Section 5.12      Covenant to Guarantee Obligations and Provide Security.

(a)            Upon (i) the formation or acquisition after the Original Closing Date of any Restricted Subsidiary, (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or (iii) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary to comply with the relevant requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent, the Lenders and each Issuing Bank at such time; provided, however, that notwithstanding the foregoing, no subsidiary that is an Excluded Subsidiary shall be required to take any action described in this Section 5.12(a).

(b)            [Reserved].

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i)            the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Guarantee by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Original Closing Date), and each Lender hereby consents to any such extension of time,

(ii)            any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the applicable Collateral Documents,

(iii)          (A) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control or possession of pledged Capital Stock (to the extent certificated) and/or Material Debt Instruments that constitute Collateral) and (B) no blocked account agreement, deposit account control agreement or similar agreement shall be required for any Deposit Account, securities account or commodities account,

(iv)           no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement,

(v)            no action outside of the US shall be required in order to create or perfect any security interest in any asset of any Loan Party that is located outside of the US, and no non-US security or pledge agreement or foreign intellectual property filing, search or schedule shall be required with respect to any asset of any Loan Party,

(vi)           in no event will the Collateral include any Excluded Asset (so long as such asset constitutes an Excluded Asset),

(vii)          no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, (B) letter-of-credit rights not constituting supporting obligations of other Collateral, (C) the Capital Stock of any Immaterial Subsidiary (other than any Immaterial Subsidiary that is a Loan Party), (D) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary or (E) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $10,000,000, in each case except to the extent that a security interest therein can be perfected by filing a UCC-1 financing statement or any analogous filing in any other jurisdiction,

(viii)        notifications of receivables security to debtors of security over goods held by third parties or of security over intellectual property (other than the filing of Intellectual Property Security Agreements with the US Patent and Trademark Office and/or the US Copyright Office) will only be provided if an Event of Default is continuing and the Obligations have been accelerated in accordance with Article VII,

(ix)           subject to the provisions of the Loan Documents, each Loan Party shall be free to deal with any asset in which it grants a Lien (and the proceeds thereof) in the ordinary course of its business,

(x)            no grant by any Loan Party of a Lien in any intellectual property will or will be deemed to constitute a present assignment of such intellectual property,

(xi)            the Collateral Documents will only operate to create Liens and will not impose new commercial obligations; it being understood and agreed that no Collateral Document will contain any additional representation, undertaking or other term unless the same are strictly required or related to for the creation, perfection or enforcement of a security interest in the asset or assets subject thereto, and

(xii)          no (A) Foreign Subsidiary, (B) FSHCO and/or (C) Domestic Subsidiary that is a direct or indirect subsidiary of any CFC shall be required to provide a Loan Guaranty.

Section 5.13      Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate credit and public corporate family ratings and public ratings with respect to the Initial Term Loans from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

Section 5.14      Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a)            the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings and other documents but limited to the Perfection Requirements and related actions), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority (or continuance thereof) of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties, and

(b)            the Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, the “Collateral and Guarantee Requirement” and Section 5.12(b).

Section 5.15      [Reserved].

Section 5.16      [Reserved].

Section 5.17      Changes in Fiscal Periods. The Borrower shall maintain a Fiscal Year-end date of December 31; provided, that the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 5.18      Conduct of Business. The material lines of business engaged in by the Borrower and its Restricted Subsidiaries shall be reasonably similar to the businesses engaged in by the Borrower or any Restricted Subsidiary on the Original Closing Date and similar, incidental, complementary, ancillary or reasonably related businesses or reasonable extensions, developments or expansions of, the businesses conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Original Closing Date.

Article VI
NEGATIVE COVENANTS

From the Original Closing Date and until the Termination Date, Holdings (solely with respect to Section 6.11) and the Borrower covenant and agree with the Lenders that:

Section 6.01      Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)            the Secured Obligations (including any Additional Term Loans and any Additional Revolving Loans);

(b)            Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower and/or any other Restricted Subsidiary to the extent permitted as an Investment under Section 6.06; provided that any Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party must be unsecured and expressly subordinated to the Obligations of such Loan Party (but only to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Original Closing Date or such later date as the Administrative Agent may reasonably agree and thereafter only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit O or (ii) otherwise reasonably acceptable to the Administrative Agent;

(c)            Indebtedness in respect of Permitted Receivables Financings;

(d)            Indebtedness (i) arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with ~~the Transactions,~~ any Disposition permitted hereunder, any acquisition or Investment permitted hereunder or consummated prior to the Original Closing Date or any other purchase of assets or Capital Stock, and (ii) arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement described in the foregoing subclause (i);

(e)            Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business (including relating to any litigation being contested in good faith and not constituting an Event of Default under Section 7.01(h)) and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f)            Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries) and incentive, supplier finance or similar programs;

(g)            (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h)            Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided, that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i)            Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Eighth Amendment Closing Date; provided that any Indebtedness or other obligations in excess of $10,000,000 individually shall only be permitted if set forth on Schedule 6.01;

(j)            Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided, that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $~~45,000,000~~129,000,000 and 30.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(k)            Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l)            Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)            Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness (including Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property)); provided that the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (m) shall not exceed the greater of $~~45,000,000~~129,000,000 and 30.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period;

(n)            Indebtedness of any Person that is acquired after the Original Closing Date by the Borrower or a Restricted Subsidiary and becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) or Indebtedness assumed in connection with an acquisition of assets permitted hereunder after the Original Closing Date (such Indebtedness assumed pursuant to this clause (n), “Assumed Acquisition Debt”); provided that

(i)            such Assumed Acquisition Debt (A) existed at the time such Person was acquired or the assets subject to such Assumed Acquisition Debt were acquired, (B) was not created or incurred in anticipation thereof and (C) is only the obligation of such Person and/or such Person’s Subsidiaries,

(ii)           no Specified Event of Default exists or would result from the consummation of such acquisition, and

(iii)          Assumed Acquisition Debt outstanding in reliance on this clause (n) shall not exceed the sum of (x) the greater of $~~22,000,000~~64,500,000 and 15.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period plus (y) an additional amount such that after giving effect to such acquisition on a Pro Forma Basis, (I) in the case of any such Assumed Acquisition Debt secured by a Lien on the Collateral that is pari to the Lien securing the Secured Obligations, the First Lien Leverage Ratio does not exceed either (x) 5.50:1.00 or (y)  the First Lien Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Assumed Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis, (II) in the case of any such Assumed Acquisition Debt secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed either (x) 7.50:1.00 or (y) the Secured Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Assumed Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis and (III) in the case of any such Assumed Acquisition Debt that is not secured or is secured by assets that do not constitute Collateral, either (A) the Total Leverage Ratio does not exceed either (x) 7.50:1.00 or (y) the Total Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Assumed Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis or (B) the Interest Coverage Ratio is no less than either (x) 2.00:1.00 or (y) the Interest Coverage Ratio in effect immediately prior to giving effect to the incurrence of such Assumed Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis;

(o)            Indebtedness issued by the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p)            the Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness incurred under clause (a), (i), (j), (m), (n), (q), (r), (u), (w), (~~x), (~~y), (z) or (bb) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:

(i)            the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01(p) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted pursuant to Section 6.02),

(ii)            other than in the case of Refinancing Indebtedness with respect to Indebtedness incurred under clause (i), (j), (m), (n), (u), (y) or (bb), or with respect to Indebtedness incurred under clause (q) or (w) (to the extent such Indebtedness incurred under clause (q) or (w) has an aggregate outstanding principal amount less than the Threshold Amount), (A) such Refinancing Indebtedness has a final maturity that is equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced, (B) other than with respect to revolving Indebtedness, such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced; provided that, at the option of the Borrower, Refinancing Indebtedness constituting Customary Bridge Loans, Term A Loans or otherwise in an aggregate principal amount up to the available Maturity/Weighted Average Life Excluded Amount may be incurred without regard to this clause (B) and (C) any such Refinancing Indebtedness (i) with respect to Indebtedness incurred under clause (a) of this Section 6.01 and (ii) in the form of notes shall not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or customary redemption/prepayment terms in connection with escrow arrangements or, in the case of any Refinancing Indebtedness in the form of term loans, excess cash flow sweeps (on a no greater than pro rata basis with any Indebtedness then outstanding)) that could result in redemption of such Refinancing Indebtedness prior to the maturity date of the applicable Indebtedness that is being refinanced (without giving effect to any amortization or prepayments in respect of such Indebtedness that is being refinanced),

(iii)          the terms of any Refinancing Indebtedness with respect to Indebtedness incurred under clause (a), (i), (q), (w) or (z) of this Section 6.01 with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, discounts, premiums, rate floors, currency types and denominations, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness incurred under clause (a) above, security), at the option of the Borrower, shall either (i) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such Refinancing Indebtedness (as determined by the Borrower in good faith) or (ii) taken as a whole (as reasonably determined by the Borrower), not be materially more restrictive on the Loan Parties than those applicable to the Indebtedness being refinanced, refunded or replaced (taken as a whole) (or, in the case of Refinancing Indebtedness with respect to clause (q) or (w), the then existing Term Loans) (other than any covenants or any other terms that are applicable only to periods after the Latest Maturity Date as of such date or any covenants or terms that are then current market terms for the applicable type of Indebtedness) (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of the Lenders providing the Refinancing Indebtedness, the terms and conditions of such Refinancing Indebtedness will be deemed not to be more restrictive than the terms and conditions of the Indebtedness being refinanced, refunded or replaced (or the then existing Term Loans) if such financial maintenance covenant or other term is also added for the benefit of all Classes of Loans remaining outstanding),

(iv)            in the case of Refinancing Indebtedness with respect to Indebtedness incurred under clause (j), (m), (u), (y), (z) (solely as it relates to the Shared Incremental Amount) or (bb) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause,

(v)            except in the case of Refinancing Indebtedness incurred in respect of Indebtedness incurred under clause (a) of this Section 6.01, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Refinancing Indebtedness is incurred only by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (provided that Holdings may not be the primary obligor in respect of the applicable Refinancing Indebtedness if Holdings was not the primary obligor in respect of the relevant refinanced Indebtedness) and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing the Initial ~~Term Loans and the Second Amendment Incremental~~ Term Loans) on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, and

(vi)          in the case of Refinancing Indebtedness incurred in respect of Indebtedness incurred under clause (a) of this Section 6.01, (A) such Refinancing Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder ~~(it being understood that any such Refinancing Indebtedness that is junior relative to security shall be pari passu with, or junior to, the Second Lien Term Loans with respect to security)~~ or is unsecured; provided that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to ~~the Closing Date~~an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties that Guaranteed the Indebtedness being refinanced, (D) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement and (E) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing the Initial ~~Term Loans and the Second Amendment Incremental~~ Term Loans) on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole; it being understood and agreed that any such Refinancing Indebtedness that is pari passu with the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~ hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the Secured Obligations hereunder that are secured on a first lien basis may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory prepayment in respect of the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~ (and any Additional Term Loans then subject to ratable repayment requirements), in each case as the Borrower and the relevant lender may agree;

(q)            Indebtedness incurred to finance any acquisition permitted hereunder after the Original Closing Date (such Indebtedness incurred pursuant to this clause (q), “Incurred Acquisition Debt”); provided that:

(i)            before and after giving effect to such acquisition on a Pro Forma Basis, no Specified Event of Default exists,

(ii)            Incurred Acquisition Debt outstanding in reliance on this clause (q) shall not exceed the sum of (x) the greater of $~~22,000,000~~64,500,000 and 15.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period plus (y) an additional amount such that after giving effect to such acquisition on a Pro Forma Basis, (I) in the case of any such Incurred Acquisition Debt secured by a Lien on the Collateral that is pari passu to the Lien securing the Secured Obligations, the First Lien Leverage Ratio does not exceed either (x) 5.50:1.00 or (y) the First Lien Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Incurred Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis, (II) in the case of any such Incurred Acquisition Debt secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed either (x) 7.50:1.00 or (y) the Secured Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Incurred Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis and (III) in the case of any such Incurred Acquisition Debt that is not secured, either (A) the Total Leverage Ratio does not exceed either (x) 7.50:1.00 or (y) the Total Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Incurred Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis or (B) the Interest Coverage Ratio is no less than either (x) 2.00:1.00 or (y) the Interest Coverage Ratio in effect immediately prior to giving effect to the incurrence of such Incurred Acquisition Debt and consummation of such acquisition, in each case, calculated on a Pro Forma Basis;

(iii)          any such Indebtedness that is secured by a Lien on the Collateral or subordinated to the Obligations in right of payment shall be subject to an Acceptable Intercreditor Agreement,

(iv)          [Reserved],

(v)           [Reserved],

(vi)          in the case of any such Indebtedness in an aggregate initial principal amount in excess of the Threshold Amount (other than Customary Bridge Loans), no such Indebtedness shall have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default and in the case of loans, excess cash flow sweeps) that could result in prepayments or redemptions of such Indebtedness prior to the Maturity Date of any then-existing Class of Loans, and

(vii)         in the case of any such Indebtedness in an aggregate initial principal amount in excess of the Threshold Amount (other than Customary Bridge Loans), the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, currency types and denominations, MFN terms, discounts, premiums, fees and (subject to clause (q)(vi) above) prepayment or redemption terms and provisions, which, in each case, shall be determined by the Borrower and the lenders with respect to such Indebtedness), at the option of the Borrower, shall either (i) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such Indebtedness (as determined by the Borrower in good faith) or (ii) not be materially more restrictive on the Borrower and its Restricted Subsidiaries (when taken as a whole) than those applicable to the then-existing Term Loans or are (when taken as a whole) otherwise reasonably acceptable to the Administrative Agent (except for covenants and other provisions applicable only to periods after the Latest Term Loan Maturity Date or Latest Revolving Credit Maturity Date, as applicable) (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of any such Indebtedness, the terms and conditions of such Indebtedness will be deemed not to be materially more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant or other term is also added for the benefit of all Classes of Loans);

(r)            Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 200% of the amount of Net Proceeds received by the Borrower from (i) the issuance or sale of common Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than Cure Amounts;

(s)            Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)            Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business of the Borrower and/or its subsidiaries and (ii) deferred compensation or other similar arrangements in connection with ~~the Transactions,~~ any Permitted Acquisition or any other Investment permitted hereby;

(u)            Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed (x) the greater of $~~75,000,000~~215,000,000 and 50.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period minus (y) the aggregate principal amount of Indebtedness incurred utilizing clause (c) of the Shared Incremental Amount;

(v)            ~~to the extent constituting Indebtedness, obligations arising under the Acquisition Agreement (as in effect on the Closing Date)~~[reserved];

(w)            additional Indebtedness of the Borrower and/or any Restricted Subsidiary so long as (such Indebtedness incurred pursuant to this clause (w), “Ratio Debt”):

(i)            before and after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, no Specified Event of Default exists,

(ii)           after giving Pro Forma Effect thereto, including the application of the proceeds thereof, (I) in the case of any such Ratio Debt secured by a Lien on the Collateral that is pari passu to the Lien securing the Secured Obligations, the First Lien Leverage Ratio does not exceed 5.50:1.00, (II) in the case of any such Ratio Debt secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed 7.50:1.00 and (III) in the case of any such Ratio Debt that is not secured, either (A) the Total Leverage Ratio does not exceed 7.50:1.00 or (B) the Interest Coverage Ratio is no less than 2.00:1.00,

(iii)          any such Indebtedness that is secured by a Lien on the Collateral or subordinated to the Obligations in right of payment shall be subject to an Acceptable Intercreditor Agreement,

(iv)          [Reserved],

(v)          [Reserved],

(vi)          in the case of any such Indebtedness in an aggregate initial principal amount in excess of the Threshold Amount (other than Customary Bridge Loans), the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, MFN terms, discounts, currency types and denominations, premiums, fees and (subject to clause (w)(vii) below) prepayment or redemption terms and provisions, which, in each case, shall be determined by the Borrower and the lenders with respect to such indebtedness) are, when taken as a whole, either (x) consistent with market terms and conditions at the time of the incurrence of such Indebtedness as determined in good faith by the Borrower, (y) not materially more restrictive on the Borrower and its Restricted Subsidiaries than those applicable to the then-existing Term Loans (when taken as a whole) as reasonably determined in good faith by the Borrower or (z) otherwise reasonably acceptable to the Administrative Agent (except for covenants and other provisions applicable only to periods after the Latest Term Loan Maturity Date or Latest Revolving Credit Maturity Date, as applicable) (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of any such Indebtedness, the terms and conditions of such Indebtedness will be deemed not to be materially more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant or other term is also added for the benefit of all Classes of Loans), and

(vii)            in the case of any such Indebtedness in an aggregate initial principal amount in excess of the Threshold Amount (other than Customary Bridge Loans), no such Indebtedness shall have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default and in the case of loans, excess cash flow sweeps) that could result in prepayments or redemptions of such Indebtedness prior to the Maturity Date of any then-existing Class of Loans;

(x)            ~~Indebtedness of the Borrower and/or any Guarantor incurred in respect of the Second Lien Term Loans issued on the Closing Date in an aggregate outstanding principal amount that does not exceed $255,000,000~~[Reserved];

(y)            Indebtedness (including in the form of Capital Leases) of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z)            Incremental Equivalent Debt;

(aa)    Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business or otherwise consistent with past practice, including in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance compensation claims;

(bb)    Indebtedness of any Restricted Subsidiary that is not a Loan Party pursuant to a working capital or other similar line of credit facility in an aggregate outstanding principal amount not to exceed the greater of $~~15,000,000~~43,000,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(cc)    Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued hereunder;

(dd)    Indebtedness of the Borrower or any Restricted Subsidiary supported by any Letter of Credit or any other letter of credit, bank guaranty or similar instrument otherwise permitted by this Section 6.01;

(ee)     unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff)      customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(gg)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary otherwise permitted hereunder;

(hh)    Indebtedness in an aggregate outstanding principal amount not to exceed the amount of Restricted Payments permitted under Section 6.04(a)(iii), (a)(vii) and (a)(x) at the time of such incurrence; provided that any such Indebtedness incurred as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(ii)       Indebtedness incurred for the benefit of joint ventures in an aggregate outstanding principal amount not to exceed the greater of $~~22,000,000~~64,500,000 and 15.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(jj)      Indebtedness to the seller of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary hereunder in an aggregate outstanding principal amount not to exceed the greater of $~~15,000,000~~43,000,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; and

(kk)     Obligations in respect of Disqualified Capital Stock and preferred equity interests in a liquidation preference in an aggregate outstanding principal amount not to exceed the greater of $~~15,000,000~~43,000,000 and 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

For the avoidance of doubt and notwithstanding anything herein to the contrary, the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 6.02      Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it securing Indebtedness or other obligations of any Loan Party, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)            Liens created pursuant to the Loan Documents securing the Secured Obligations;

(b)            Liens for Taxes which are (i) not then due or (ii) being contested in accordance with Section 5.03;

(c)            Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d)            Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations but exclusive of obligations for the payment of borrowed money), (iii) securing or in connection with (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings, the Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and use and occupancy agreements, utility services and similar transactions entered into in the ordinary course of business and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)            Liens consisting of easements, rights-of-way, restrictions, encroachments, and other similar encumbrances or minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole;

(f)            Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)            Liens solely on any Cash earnest money or escrow deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment or Disposition permitted hereunder;

(h)            Liens or purported Liens evidenced by the filing of UCC financing statements relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business and/or (ii) the sale of accounts receivable in the ordinary course of business (to the extent otherwise permitted herein) for which a UCC financing statement is required;

(i)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)            Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k)            Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness that is secured by Liens permitted pursuant to Section 6.01(a), (i), (j), (m), (n), (q), (u), (w), (~~x), (~~y), (z) or (bb) or (y) Indebtedness that is secured in reliance on Section 6.02(u) (without duplication of any amount outstanding thereunder)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing such Refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement and (iii) if the Indebtedness being refinanced is secured by a Lien on the Collateral, the Lien securing such Refinancing Indebtedness in respect thereof may be secured by a Lien on the Collateral that is pari passu with or junior to (but not on a more senior basis than) the Lien on the Collateral securing the Indebtedness being refinanced;

(l)            Liens existing on the Eighth Amendment Closing Date and any modification, replacement, refinancing, renewal or extension thereof; provided that any Lien securing Indebtedness or other obligations in excess of $10,000,000 individually shall only be permitted if set forth on Schedule 6.02; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if the same constitute Indebtedness, is permitted by Section 6.01;

(m)            Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n)            Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)            Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary or Liens otherwise existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that no such Lien (A) extends to or covers any other assets (other than (w) the proceeds or products thereof, accessions or additions thereto and improvements thereon, (x) with respect to such Person, any replacements of such property or assets and additions and accessions thereto, or proceeds and products thereof, (y) after-acquired property to the extent such Indebtedness requires or includes, pursuant to its terms at the time assumed, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and (z) in the case of multiple financings of equipment provided by any lender or its affiliates, other equipment financed by such lender or its affiliates, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or (B) was created in contemplation of the applicable acquisition of the Person, assets or Capital Stock;

(p)            (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens on the proceeds of any Indebtedness in favor of the holders of such Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (v) Liens consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.07, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(q)            [Reserved];

(r)            (i) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries and (ii) Liens not securing Indebtedness for borrowed money that are granted in the ordinary course of business and customary in the operation of the business of the Borrower and its Restricted Subsidiaries;

(s)            other than any Indebtedness incurred under any Interest Coverage Ratio or any Total Leverage Ratio test, Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(q) or Section 6.01(w), in each case subject to an Acceptable Intercreditor Agreement;

(t)             other than any Indebtedness incurred under any Interest Coverage Ratio or any Total Leverage Ratio test, Liens securing Indebtedness incurred pursuant to Section 6.01(~~x) or Section 6.01(~~z), ~~in each case,~~ subject to an Acceptable Intercreditor Agreement; ~~provided that any Lien on the Collateral securing Indebtedness incurred pursuant to Section 6.01(x) that is granted in reliance on this clause (t) must be junior to the Lien securing the Secured Obligations;~~

(u)            other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $~~75,000,000~~215,000,000 and 50.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period; provided that any consensual Lien on the Collateral (but other than in respect of Cash and Cash Equivalents) that is granted in reliance on this clause (u) may, at the election of the Borrower, rank either equal or junior to the Lien on the Collateral securing the Secured Obligations (provided that if secured on an equal priority basis such Liens shall be subject to an Acceptable Intercreditor Agreement);

(v)            (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w)            (i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (and other agreements pursuant to which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services) which do not secure any Indebtedness, and which do not materially interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries, taken as a whole and (ii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(x)            Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transactions and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(y)            Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 6.01(d), (e), (g), (aa) or (cc);

(z)            Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or any similar Requirement of Law under any jurisdiction);

(aa)    Liens in favor of any Loan securing intercompany Indebtedness permitted under Section 6.01;

(bb)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)    (i) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods and (ii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(dd)    Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s), subject, if applicable, to an Acceptable Intercreditor Agreement;

(ee)     (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff)      Liens on Cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg)    Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(hh)    other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding such that after giving effect to the incurrence of such Liens on a Pro Forma Basis, (I) in the case of any Lien on the Collateral that are pari passu to the Lien securing the Secured Obligations, the First Lien Leverage Ratio does not exceed either (x) 5.50:1.00 or (y) in the case of any Permitted Acquisition, Investment or other similar transaction, the First Lien Leverage Ratio in effect immediately prior to giving effect to such Permitted Acquisition, Investment or other similar transaction and the incurrence of such Liens, in each case, calculated on a Pro Forma Basis, (II) in the case of any such Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed either (x) 7.50:1.00 or (y) in the case of any Permitted Acquisition, Investment or other similar transaction, the Secured Leverage Ratio in effect immediately prior to giving effect to such Permitted Acquisition, Investment or other similar transaction and the incurrence of such Liens, in each case, calculated on a Pro Forma Basis and (III) in the case of any such Liens that are secured by assets that do not constitute Collateral (assuming, for purposes of this clause (III), that such assets constitute Collateral) the Secured Leverage Ratio does not exceed either (x) 7.50:1.00 or (y) in the case of any Permitted Acquisition, Investment or other similar transaction, the Secured Leverage Ratio in effect immediately prior to giving effect to the incurrence of such Permitted Acquisition, Investment or other similar transaction and the incurrence of such Liens, in each case, calculated on a Pro Forma Basis;

(ii)      Liens on receivables and related assets incurred in connection with Permitted Receivables Financings;

(jj)      Liens of a collection bank arising under Section 4-208 or 4-210 of the UCC on the items in the course of collection;

(kk)   security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business; and

(ll)      Liens on assets securing Indebtedness or other obligations in an aggregate outstanding principal amount not to exceed the amount of Restricted Payments permitted under Section 6.04(a)(iii), (a)(vii) and (a)(x) at the time of the creation of such Liens; provided that any such Liens created as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a).

Section 6.03      [Reserved].

Section 6.04      Restricted Payments; Restricted Debt Payments.

(a)            The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, pay or make, directly or indirectly, any Restricted Payment, except that:

(i)            the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A)            to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to any director, officer, employee, member of management, manager and/or consultant of any Parent Company) and franchise Taxes and similar fees and expenses required to maintain the organizational existence of such Parent Company, in each case, to the extent attributable to the Borrower and its Restricted Subsidiaries (and Unrestricted Subsidiaries, to the extent (x) of Cash received from the applicable Unrestricted Subsidiary for payment thereof by the Borrower or any Restricted Subsidiary or (y) the applicable payment is treated by the Borrower or its applicable Restricted Subsidiary as an Investment in such Unrestricted Subsidiary and is permitted under Section 6.06) and which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claim made by any director, officer, member of management, manager, employee and/or consultant of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries);

(B)            for any taxable period (or portion thereof) in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar U.S. federal, state, local and/or foreign income or similar tax group (a “Tax Group”) whose common parent is a direct or indirect parent of the Borrower, distributions to any direct or indirect parent of the Borrower to pay such U.S. federal, state, local and/or foreign Taxes of such Tax Group that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of the Borrower and/or its applicable Subsidiaries; provided that the total amount of any distributions or payments made pursuant to this clause (B) for any taxable period (or portion thereof) shall not exceed the amount that the Borrower and/or its Subsidiaries would be required to pay in respect of U.S. federal, state, local and/or foreign Taxes for such period as if the Borrower and/or its Subsidiaries were members of a separate Tax Group; provided, further that the permitted payment pursuant to this clause (B) with respect to any Taxes of any Unrestricted Subsidiary shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries;

(C)            to pay audit and other accounting and reporting expenses of such Parent Company to the extent such expenses are attributable to any Parent Company and/or its subsidiaries, but excluding, for the avoidance of doubt, the portion of any such expenses, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries;

(D)            to pay any insurance premium that is payable by, or attributable to, any Parent Company and/or its subsidiaries, but excluding, for the avoidance of doubt, the portion of any such premium, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries;

(E)            to pay (x) fees and expenses related to any debt and/or equity offering, investment and/or acquisition (whether or not consummated) to the extent such fees and expenses are attributable to the Borrower and its Restricted Subsidiaries (and Unrestricted Subsidiaries, to the extent (I) of Cash received from the applicable Unrestricted Subsidiary for payment thereof by the Borrower or any Restricted Subsidiary or (II) the applicable payment is treated by the Borrower or its applicable Restricted Subsidiary as an Investment in such Unrestricted Subsidiary and is permitted under Section 6.06) and (y) after the consummation of a Qualifying IPO or the issuance of public debt Securities, Public Company Costs;

(F)            to finance any Investment permitted under Section 6.06 or Restricted Investment permitted under this Section 6.04 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and

(G)            to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii)        the Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary of any of the foregoing (or any options, warrants, restricted stock units or stock appreciation rights or other equity-linked interests issued with respect to any of such Capital Stock):

(A)           with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of Indebtedness issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary of any of the foregoing) in an amount not to exceed the greater of $~~15,000,000~~43,000,000 and 10.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period (following the consummation of a Qualifying IPO, increasing to the greater of $~~30,000,000~~86,000,000 and 20.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period) in any Fiscal Year, which, if not used in such Fiscal Year, may be carried forward to the next two succeeding Fiscal Years;

(B)            with the proceeds of any sale or issuance of the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary and are not used to build the Available Amount, are not an Available Excluded Contribution Amount and are not a Cure Amount); or

(C)            with the net proceeds of any key-man life insurance policy;

(iii)       the Borrower may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A); provided that the portions of the Available Amount that are attributable to clause (a)(ii) of the definition of “Available Amount” shall not be available for any Restricted Payment pursuant to this clause (iii)(A) unless no Specified Event of Default then exists and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);

(iv)       the Borrower may make Restricted Payments (A) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar transaction) or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (B) consisting of (1) repurchases of Capital Stock in connection with the exercise of stock options or the vesting or settlement of other equity-based awards and (2) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officer, director, employee, member of management, manager and/or consultant of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members in connection with repurchases described in clause (1) (for the avoidance of doubt, any such payments to a Parent Company of which the Borrower is not a subsidiary shall only be permitted to the extent the event giving rise to such payment is attributable to the Borrower and/or its subsidiaries);

(v)        the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise or required withholding or similar Taxes (for the avoidance of doubt, any such payments to a Parent Company of which the Borrower is not a subsidiary shall only be permitted to the extent the event giving rise to such payment is attributable to the Borrower and/or its subsidiaries);

(vi)       ~~the Borrower may make Restricted Payments, the proceeds of which are applied (i) on the Closing Date, solely to effect the consummation of the Transactions and (ii) on and after the Closing Date, to satisfy any payment obligations owing under (or otherwise contemplated by) the Acquisition Agreement as in effect on the Closing Date (including in each case, without limitation, (A) cash payments to holders of Capital Stock as provided by the Acquisition Agreement as in effect on the Closing Date, (B) cash payments to holders of Restricted Cash Awards upon vesting, (C) Restricted Payments (x) to direct and indirect parent companies of the Borrower to finance a portion of the consideration for the Acquisition and (y) to holders of Capital Stock of the Target (immediately prior to giving effect to the Acquisition) or of the target company of any Permitted Acquisition (immediately prior to giving effect to such Permitted Acquisition), in each case, in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Transactions or such Permitted Acquisition, as applicable, and (D) other payments with respect to working capital adjustments or otherwise, to the extent contemplated by the Acquisition Agreement as in effect on the Closing Date);~~[reserved];

(vii)     so long as no Specified Event of Default exists on the date of declaration thereof, following the consummation of the first Qualifying IPO by the Borrower or a Parent Company, the Borrower may (or may make Restricted Payments to such Parent Company to enable it to) make Restricted Payments in an amount in any Fiscal Year not to exceed an amount equal to the sum of (A) 6.00% of the net Cash proceeds received by or contributed to the Borrower from any Qualifying IPO plus (B) 7.00% of the market capitalization of the Person issuing common Capital Stock in such Qualifying IPO at the time of such Qualifying IPO;

(viii)     the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix)       to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(x)        so long as no Event of Default is continuing at the time of the declaration thereof, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed the greater of $~~45,000,000~~129,000,000 and 30.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period minus the amount of Restricted Debt Payments made in reliance on Section 6.04(b)(iv)(B);

(xi)       the Borrower may make additional Restricted Payments so long as (A) the Total Leverage Ratio, calculated on a Pro Forma Basis at the time of the declaration thereof, would not exceed 6.00:1.00 and (B) no Specified Event of Default is continuing at the time of the declaration thereof;

(xii)      the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash and cash equivalents);

(xiii)     payments or distributions to satisfy dissenters’ or appraisal rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 6.07;

(xiv)     the Borrower may make Restricted Payments constituting fixed dividend payments in respect of Disqualified Capital Stock, and to the extent such Disqualified Capital Stock constitutes Indebtedness, such Disqualified Capital Stock was incurred in compliance with Section 6.01 and such Restricted Payments are included in the calculation of Consolidated Interest Expense; and

(xv)      each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a ~~Wholly Owned~~Wholly-Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Capital Stock of such Person based on their relative ownership interests of the relevant class of Capital Stock (or only to the Borrower or a Restricted Subsidiary and not to such other owner of Capital Stock).

(b)            The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment in Cash on or in respect of principal of or interest on any Restricted Junior Indebtedness, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Junior Indebtedness more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i)         with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 ~~or any refinancing Indebtedness permitted by Section 6.01(x)~~;

(ii)        as part of an applicable high yield discount obligation catch-up payment;

(iii)       payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due;

(iv)       so long as, at the time of delivery of an irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed:

(A)           the greater of $~~45,000,000~~129,000,000 and 30.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period minus the amount of Investments made in reliance on Section 6.06(q)(ii); plus

(B)            the greater of $~~45,000,000~~129,000,000 and 30.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period minus the amount of Restricted Payments made in reliance on Section 6.04(a)(x);

(v)        (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary (in each case, other than to the Borrower or any Restricted Subsidiary), (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Junior Indebtedness into Qualified Capital Stock of the Borrower and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Junior Indebtedness that is permitted under Section 6.01;

(vi)       Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A); provided that the portions of the Available Amount that are attributable to clause (a)(ii) of the definition of “Available Amount” shall not be available for any Restricted Debt Payment pursuant to this clause (vi)(A) unless no Specified Event of Default then exists and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B);

(vii)     additional Restricted Debt Payments; provided that at the time of delivery of an irrevocable notice with respect thereto, (A) the Total Leverage Ratio, calculated on a Pro Forma Basis would not exceed 6.75:1.00 and (B) no Specified Event of Default then exists or would result therefrom;

(viii)     Restricted Debt Payments with respect to Restricted Junior Indebtedness assumed pursuant to Section 6.01(n) (other than such Restricted Junior Indebtedness incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (y) otherwise in connection with or in contemplation of such acquisition), so long as such Restricted Debt Payment is made or deposited with a trustee or other similar representative of the holders of such Restricted Junior Indebtedness contemporaneously with, or substantially simultaneously with, the closing of the transaction under which such Restricted Junior Indebtedness is assumed;

(ix)       Restricted Debt Payments in an aggregate principal amount not to exceed the amount of Restricted Payments permitted under Section 6.04(a)(iii) and (a)(vii) at the time such Restricted Debt Payments are made; provided that any such Restricted Debt Payments made as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a); and

(x)        Any mandatory redemption, repurchase, retirement, termination or cancellation of Disqualified Capital Stock (to the extent treated as Indebtedness outstanding and/or incurred in compliance with Section 6.01).

Section 6.05            Burdensome Agreements. Except as provided herein or in any other Loan Document~~, the Second Lien Credit Agreement, any document with respect to any Second Lien Incremental Debt and/or in any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01~~, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Borrower to pay dividends or other distributions to the Borrower or any Loan Party, (y) any Restricted Subsidiary to make cash loans or advances to the Borrower or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a)            set forth in any agreement evidencing or governing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness, (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u), (w), (y) and/or (bb) of Section 6.01), (q), (r), (u), (w), (y) and/or (bb) of Section 6.01 and (iv) any Permitted Receivables Financing solely with respect to the assets subject to such Permitted Receivables Financing;

(b)            arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;

(c)            that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(d)            that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e)            set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f)             set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g)            imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h)            on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i)             set forth in documents which existed on the Original Closing Date and were not created in contemplation thereof;

(j)             arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Original Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);

(k)            arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l)             arising in any Hedge Agreement and/or any agreement relating to Banking Services;

        (m)            relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n)            set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and/or

(o)            imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06            Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except Restricted Investments permitted under Section 6.04(a) or (each of the following exceptions, the “Permitted Investments”):

(a)             Cash or Investments that were Cash Equivalents at the time made;

(b)            (i) Investments existing on the Original Closing Date in the Borrower or in any Restricted Subsidiary or (ii) Investments made after the Original Closing Date among the Borrower and/or one or more Restricted Subsidiaries; provided that the aggregate amount of such investments by the Loan Parties in Subsidiaries that are not Loan Parties shall not at any time outstanding exceed (without duplication, net of the outstanding amount of any Investment made in such Subsidiaries that become Loan Parties at or after the time such Investment was made) the greater of $~~50,000,000~~150,500,000 and 35.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period;

(c)             Investments (i) constituting deposits, prepayments, trade credit and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d)             Investments in joint ventures and Unrestricted Subsidiaries in an aggregate outstanding amount not to exceed the greater of $~~50,000,000~~150,500,000 and 35.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period;

(e)             Permitted Acquisitions;

(f)             Investments (i) existing on, or contractually committed to or contemplated as of, the Eighth Amendment Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Eighth Amendment Closing Date or as otherwise permitted by this Section 6.06;

(g)             Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h)             loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower, its subsidiaries and/or any joint venture (i) to the extent permitted by applicable Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, so long as any cash proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock, (ii) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount of loans or advances made in reliance on this clause (iii) at any one time outstanding shall not exceed the greater of $~~5,000,000~~12,900,000 and 3.0% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period;

(i)             Investments (i) made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business or (ii) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)             Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Section 6.01(b) or (h)), Permitted Liens, Restricted Payments (other than Restricted Investments) permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a), Section 6.07(b), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k)            Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)             Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)            loans and advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;

(n)            Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower, in each case, to the extent not resulting in a Change of Control;

(o)            (i) Investments of any Restricted Subsidiary that is acquired after the Original Closing Date, or of any Person merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Original Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p)            ~~Investments made in connection with the Transactions~~[reserved];

(q)            Investments made after the Original Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i)       the greater of $~~60,000,000~~172,000,000 and 40.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period, plus

(ii)      the greater of $~~45,000,000~~129,000,000 and 30.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period minus the amount of Restricted Debt Payments made in reliance on Section 6.04(b)(iv)(A), plus

(iii)     in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Original Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, at the election of the Borrower, an amount equal to 100.0% of the fair market value (as reasonably determined in good faith by the Borrower) of such Investment as of the date on which such Person becomes a Restricted Subsidiary; provided that if the Borrower elects to apply the fair market value of any such Investment (other than any Investment made pursuant to clause (q)(i) or (ii)) in the manner described above in order to increase availability under this clause (q), then such fair market value, and such Person becoming a Restricted Subsidiary, shall not increase the Available Amount or reduce the amount of outstanding Investments under the provision pursuant to which such Investment was initially made;

(r)             Investments made after the Original Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);

(s)            to the extent constituting Investments, (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness of the Borrower and/or its Restricted Subsidiaries and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t)             Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u)            Investments in an aggregate amount at any time outstanding not to exceed the amount of Restricted Debt Payments permitted under Section 6.04(b)(iv), (vi) and (vii) at the time such Investments are made; provided that any such Investments made as provided above in lieu of such Restricted Debt Payments shall reduce availability under the applicable Restricted Debt Payment basket under Section 6.04(b);

(v)            Investments in subsidiaries of the Borrower in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Guarantees under the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in (or the value of) the Collateral, taken as a whole, is materially impaired;

(w)            Investments arising under or in connection with any Derivative Transaction of the type permitted under Section 6.01(s);

(x)             Investments consisting of the licensing of Trademarks or other works of authorship for the purpose of joint marketing arrangements with other Persons;

(y)            (i) intercompany Investments by the Borrower and any Loan Party in any non-Loan Party so long as such investments (x) are part of a series of transactions that results in the proceeds of the intercompany Investments ultimately being invested in (or distributed to) the Borrower or any subsidiary that is a Loan Party or (y) consist of intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business;

(ii)      Investments by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party consisting of the contribution of ~~E~~equity ~~I~~interests of any other Restricted Subsidiary that is not a Loan Party so long as the ~~E~~equity ~~I~~interests of the transferee Restricted Subsidiary is pledged to secure the Obligations; and

(iii)     Investments in a non-Loan Party constituting either (i) an exchange of ~~E~~equity ~~I~~interests of such Restricted Subsidiary for Indebtedness of such Subsidiary or (ii) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party;

(z)            (i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law and (ii) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Borrower and the Restricted Subsidiaries in connection with such plans;

(aa)           Investments in Holdings, the Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities and/or customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements, in each case, entered into in the ordinary course of business;

(bb)          additional Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio does not exceed 7.50:1.00;

(cc)          any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;

(dd)         Investments in Similar Businesses in an aggregate outstanding amount not to exceed the greater of $~~23,000,000~~64,500,000 and 15.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period;

(ee)          Investments in subsidiaries in the form of receivables and related assets required in connection with a Permitted Receivables Financing;

(ff)           contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trusts subject to claims of creditors in the case of a bankruptcy of the Borrower; and

(gg)         to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property or other rights or the contribution of IP Rights pursuant to joint marketing arrangements, in each case in the ordinary course of business.

Section 6.07           Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value (as reasonably determined in good faith by the Borrower) in excess of $10,000,000 in a single transaction or in a series of related transactions, except:

(a)            any Restricted Subsidiary may be merged, consolidated or amalgamated with or into any other Restricted Subsidiary, and the Borrower may be merged, consolidated or amalgamated with or into any other Person (including any Restricted Subsidiary); provided that (i) the Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (w) the Successor Borrower shall be an entity organized or existing under the laws of the US, any state thereof or the District of Columbia, (x) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent, (y) the Administrative Agent shall have a security interest in the Collateral for the benefit of the Secured Parties pursuant to the Collateral Documents that is perfected to at least the same extent as in effect immediately prior to such merger, consolidation or amalgamation and all actions reasonably requested by the Administrative Agent to maintain such perfected status have been or will promptly be taken (subject to the terms of the applicable Loan Documents), and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (w) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents;

(b)            Dispositions (including of Capital Stock issued by any Restricted Subsidiary) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise);

(c)            (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or such Restricted Subsidiary, is not materially disadvantageous to the Lenders, and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary, (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than Section 6.07(a) or (b) or this Section 6.07(c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity (and solely with respect to the Borrower, organized in the US, any state thereof or the District of Columbia), so long as such conversion does not adversely affect the value of the Guarantees under the Loan Guaranty or the Collateral, taken as a whole;

(d)            (i) Dispositions of inventory or other assets in the ordinary course of business (including on an intercompany basis among the Borrower and its Restricted Subsidiaries) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e)            Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (i) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain;

(f)             Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)            Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens, (y) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) or (z) Sale and Lease-Back Transactions permitted by Section 6.08;

(h)            Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $~~15,000,000~~43,000,000 and 10.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period, either (A) at least 75% of the consideration for all Dispositions consummated pursuant to this Section 6.07(h) since the Original Closing Date shall consist of Cash or Cash Equivalents or (B) at least 50% of the consideration for all Dispositions consummated pursuant to this Section 6.07(h) since the Original Closing Date shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% or 50% Cash consideration requirement, as applicable, (w) the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower (or a Parent Company) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower (or Parent Company) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition) pursuant to a written agreement which releases the Borrower or such Restricted Subsidiary from such liabilities, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as reasonably determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.08(b) that is at that time outstanding, not in excess of the greater of $~~30,000,000~~86,000,000 and 20.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period, in each case, shall be deemed to be Cash; provided, further, that (i) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and (ii) for purposes of calculating the amount of prepayments required under Section 2.11(b)(ii) with the Net Proceeds of Dispositions consummated pursuant to clause (B) of this Section 6.07(h), the Borrower shall not be entitled to deduct from the calculation of such Net Proceeds any amounts reinvested in the business of the Borrower or any of its subsidiaries);

(i)             to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)             Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k)            Dispositions of (i) accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof and sales to factors or similar third parties) or in connection with the collection or compromise thereof and (ii) receivables and related assets pursuant to any Permitted Receivables Financing;

(l)             Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product or business line;

(m)            (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)            Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o)            Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed (or otherwise in connection with the closing or sale of any facility);

(p)            ~~to the extent otherwise restricted by this Section 6.07, the consummation of the Transactions (including the Target Merger)~~[reserved];

(q)            Dispositions of non-core assets and sales of Real Estate Assets acquired in any acquisition permitted hereunder which the Borrower determines in good faith will not be used or useful for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses;

(r)            exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute Excluded Assets, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s)            Dispositions of assets that do not constitute Collateral for fair market value;

(t)            (i) licensing and cross-licensing arrangements involving any technology, intellectual property or other IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuance or registration, or applications for issuance or registration, of IP Rights, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u)            terminations or unwinds of Derivative Transactions;

(v)            Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w)            Dispositions of Real Estate Assets and related assets in the ordinary course of business of the Borrower and/or its subsidiaries in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;

(x)            Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law (including, without limitation, the Dispositions of any assets (including Capital Stock) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition);

(y)            any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in the US, any state thereof or the District of Columbia and/or (ii) any Foreign Subsidiary in the US or any other jurisdiction;

(z)            any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa)          other Dispositions involving assets having a fair market value (as reasonably determined in good faith by the Borrower at the time of the relevant Disposition) of not more than the greater of $~~23,000,000~~64,500,000 and 15.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period; and

(bb)         Dispositions contemplated on the Eighth Amendment Closing Date and described on Schedule 6.07 hereto.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower (including, without limitation, any full or partial release or subordination of any Lien granted pursuant to the terms of this Agreement) in order to effect the foregoing in accordance with Article VIII hereof.

Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make any Disposition of, or any Investment in the form of, any assets (including intellectual property or IP Rights) to any Unrestricted Subsidiary, unless such Disposition or Investment is on an arm’s length basis and for fair market value, as determined in good faith by the Board of Directors or a Responsible Officer of the Borrower.

Section 6.08           Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such other Person in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as the Net Proceeds of such Disposition are applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and the relevant Sale and Lease-Back Transaction is consummated in exchange for consideration constituting Cash or Cash Equivalents (provided that for purposes of the foregoing Cash consideration requirement, (i) the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower (or a Parent Company) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower (or Parent Company) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition) pursuant to a written agreement which releases the Borrower or such Restricted Subsidiary from such liabilities, (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (iii) any Securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (iv) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value (as reasonably determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) and Section 6.07(h)(B)(z) that is at that time outstanding, not in excess of the greater of $~~30,000,000~~86,000,000 and 20.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period, in each case, shall be deemed to be Cash, and (v) the Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease.

Section 6.09           Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) in excess of the greater of $~~30,000,000~~86,000,000 and 20.0% of Consolidated Adjusted EBITDA of the Borrower for the most recently ended Test Period with any of their respective Affiliates on terms (taken as a whole) that are less favorable to the Borrower or such Restricted Subsidiary in any material respect, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)            any transaction between or among Holdings, the Borrower, one or more Restricted Subsidiaries and/or one or more joint ventures with respect to which the Borrower or any of its Restricted Subsidiaries holds Capital Stock (or any entity that becomes a Restricted Subsidiary or a joint venture, as applicable, as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b)            any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company of which the Borrower is a Subsidiary or of the Borrower or any Restricted Subsidiary (but, excluding for the avoidance of doubt, the portion of any such arrangements, if any, attributable to the ownership of operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries);

(c)            (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company (but, excluding for the avoidance of doubt, the portion of any such arrangements, if any, attributable to the ownership of operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d)            (i) transactions permitted by Section 6.01(d), (o) or (ee), 6.04 or 6.06(h), (m), (o), (t), (v), (y), (z), (aa) or (ff) and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;

(e)            transactions in existence on the Original Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous, in any material respect, to the Lenders than the relevant transaction in existence on the Original Closing Date;

(f)             (i) so long as no Specified Event of Default then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to Investors in an aggregate amount not to exceed the greater of $~~3,000,000~~8,600,000 and 2.00% of Consolidated Adjusted EBITDA per Fiscal Year (it being understood that such fees may accrue during such Event of Default and may be paid when such Event of Default has been cured or waived) and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants in connection with such management, monitoring, consulting, advisory or similar services provided by them, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g)            ~~the Transactions, including the payment of Transaction Costs and payments~~ [re~~qui~~served ~~under the Acquisition Agreement as in effect on the Closing Date~~];

(h)            customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(i)             Guarantees permitted by Section 6.01 or Section 6.06;

(j)             transactions among Holdings, the Borrower and its Restricted Subsidiaries that are otherwise permitted (or not restricted) under this Article VI;

(k)            the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its subsidiaries;

(l)             transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof or (ii) on terms at least as favorable to the Borrower and/or its applicable Restricted Subsidiary as might reasonably be obtained from a Person other than an Affiliate;

(m)            the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n)            (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) any intercompany loan made by Holdings to the Borrower or any Restricted Subsidiary;

(o)            any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;

(p)            transactions in connection with any Permitted Receivables Financing;

(q)            Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans and the payments and other related transactions in respect thereof; and

(r)             transactions undertaken pursuant to membership in a purchasing consortium.

Section 6.10           Amendments of or Waivers with Respect to Restricted Junior Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Junior Indebtedness (or the documentation governing any Restricted Junior Indebtedness) (a) if the effect of such amendment or modification, together with all other amendments or modifications made thereto, is materially adverse to the interests of the Lenders (in their capacities as such), (b) in violation of any intercreditor agreement related to such debt entered into with the Administrative Agent or the subordination terms set forth in the definitive documentation governing any Restricted Junior Indebtedness or (c) to add any financial maintenance covenant unless the Borrower has provided written notice thereof to the Administrative Agent and has offered to make (and, at the request of the Administrative Agent, has made) a corresponding addition for the benefit of all Classes of Loans remaining outstanding (subject to customary “cushions” in favor of the Loans); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Junior Indebtedness, in each case, that is permitted under the Loan Documents in respect thereof.

Section 6.11           Permitted Activities of Holdings. Holdings shall not:

(a)            incur any third party Indebtedness for borrowed money other than Guarantees of Indebtedness or other obligations of the Borrower and/or any Restricted Subsidiary, which Indebtedness or other obligations are otherwise permitted or not prohibited hereunder;

(b)            create or suffer to exist any Lien on any asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents ~~and, subject to the Closing Date Intercreditor Agreement, the collateral documents relating to any Second Lien Term Loans, in each case,~~ to which it is a party, (ii) ~~any other Lien created in connection with the Transactions,~~[reserved], (iii) Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Liens secure Guarantees permitted under clause (a~~)(ii~~) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); or

(c)            consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom and subject to Sections 6.11(a) and (b), (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings (w) the successor Person (such successor Person, “Successor Holdings”) expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent, (x) Successor Holdings shall be an entity organized or existing under the laws of the US, any state thereof or the District of Columbia, (y) the Administrative Agent shall have a security interest in the Collateral for the benefit of the Secured Parties pursuant to the Collateral Documents that is perfected to at least the same extent as in effect immediately prior to such merger, consolidation or amalgamation and all actions reasonably requested by the Administrative Agent to maintain such perfected status have been or will promptly be taken (subject to the terms of the applicable Loan Documents), and (z) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (w) of this clause (A)(ii) and (B) Holdings may otherwise convey, sell or otherwise transfer all or substantially all of its assets to any other Person organized or existing under the laws of the US, any state thereof or the District of Columbia (other than the Borrower and any of its subsidiaries) so long as (x) no Change of Control results therefrom, (y) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (z) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (y) set forth in this clause (B); provided, further, that (1) if the conditions set forth in the preceding proviso are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and (2) it is understood and agreed that Holdings may convert into another form of entity organized or existing under the laws of the US, any state thereof or the District of Columbia so long as such conversion does not adversely affect the value of the Guarantees under the Loan Guaranty or the Collateral.

Section 6.12           Financial Covenant.

(a)            First Lien Leverage Ratio. If, on the last day of any Test Period, the Revolving Facility Test Condition is then satisfied ~~(it being understood and agreed that this Section 6.12(a) shall not apply until the Test Period that includes the last day of the second full Fiscal Quarter ending after the Closing Date)~~, the Borrower shall not permit the First Lien Leverage Ratio to be greater than 8.50:1.00 as of the last day of such Test Period; provided, however, that upon the consummation of a Qualifying IPO, the maximum First Lien Leverage Ratio shall be automatically increased to 10.40:1.00.

(b)            Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article VII), upon (or in anticipation of) the Borrower’s failure to comply with Section 6.12(a) for any Fiscal Quarter, Holdings shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is 10 Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue common Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of common Capital Stock which Cash shall subsequently be contributed to the Borrower (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.12(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.12(a) as of the end of such Fiscal Quarter and for the applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation, the requirements of Section 6.12(a) would be satisfied, then the requirements of Section 6.12(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of Section 6.12(a) that had occurred (or would have occurred) shall be deemed cured for all purposes under this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (which may be, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of causing compliance with Section 6.12(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 10th Business Day following the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans or terminate the Revolving Credit Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant failure to comply with Section 6.12(a), (v) there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.12(a) for the Fiscal Quarter in respect of which the Cure Right was exercised, (vi) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, the pro forma adjustment to Consolidated Adjusted EBITDA arising therefrom shall be disregarded for purposes of determining (x) whether any financial ratio-based condition to the availability of any carve-out set forth in Article VI of this Agreement has been satisfied or (y) the Required Excess Cash Flow Percentage, Applicable Rate or the Commitment Fee Rate, (vii) no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue or amend to increase the face amount of any Letter of Credit from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received and (viii) the proceeds of any Cure Amount made during the Fiscal Quarter in respect of which the Cure Right was exercised shall not have previously been applied in reliance on the Available Amount or as an Available Excluded Contribution Amount.

Article VII
EVENTS OF DEFAULT

Section 7.01           Events of Default. If any of the following events (each, an “Event of Default”) occurs:

(a)            Failure To Make Payments When Due. Failure by any Loan Party to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) any interest on any Loan within five (5) Business Days after the date due; or (iii) any fee or any other amount due hereunder within ten (10) Business Days after the date due; or

(b)            Default in Other Agreements. (i) Failure by Holdings, the Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by Holdings, the Borrower or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII; or

(c)            Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e), Section 5.02 (as it applies to the preservation of the existence of the Borrower) or Article VI; provided that, notwithstanding this clause (c), no breach or failure to comply with the terms of Section 6.12(a) will constitute an Event of Default with respect to any Term Loan unless and until the Required Revolving Lenders have accelerated the Revolving Loans, terminated the commitments under the Revolving Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Facility (the “Financial Covenant Standstill”); it being understood and agreed that (i) any breach or failure to comply with the terms of Section 6.12(a) is subject to cure as provided therein, and (ii) until the 10th Business Day after the day on which financial statements are required to be delivered under Section 5.01(a) or (b), as applicable, for any Fiscal Quarter in which the Borrower fails to comply with the terms of Section 6.12(a), if a Cure Right is then available, no Event of Default may arise under Section 6.12(a) until the 10th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Section 5.01(a) or (b), as applicable, and then only to the extent the Cure Amount has not been received on or prior to such date; provided that no Revolving Lender, Swingline Lender or Issuing Bank shall be required to make any Revolving Loan, make any Swingline Loan or issue or amend to increase the face amount of any Letter of Credit during such 10-Business Day period unless and until a Cure Amount in respect of the relevant breach is actually received; or

(d)            Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document (including, for the avoidance of doubt, any Perfection Certificate or any Perfection Certificate Supplement) or in any certificate required to be delivered in connection herewith or therewith being untrue in any material respect as of the date made or deemed made and such incorrect representation or warranty if curable (including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; or

(e)            Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article VII, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(f)             Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Borrower or any Significant Subsidiary in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial, territorial, state or local Requirement of Law; or (ii) the commencement of an involuntary case against Holdings, the Borrower or any Significant Subsidiary under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian, monitor or other officer having similar powers over Holdings, the Borrower or any Significant Subsidiary, or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any Significant Subsidiary for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g)            Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, the Borrower or any Significant Subsidiary of an order for relief, the commencement by Holdings, the Borrower or any Significant Subsidiary of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Borrower or any Significant Subsidiary to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by Holdings the Borrower or any Significant Subsidiary to the appointment of or taking possession by a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian, monitor or other like official for or in respect of itself or all or a substantial part of its property; (ii) the making by Holdings, the Borrower or any Significant Subsidiary of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, the Borrower or any Significant Subsidiary in writing of their inability to pay their respective debts as such debts become due; or

(h)            Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process enforceable against Holdings, the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not (i) adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage or (ii) otherwise indemnified by a creditworthy indemnitor), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i)             Employee Benefit Plans. The occurrence of one or more ERISA Events or if there is or arises an Unfunded Pension Liability (taking into account only Pension Plans with positive Unfunded Pension Liability), which individually or in the aggregate result in liability of Holdings, the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)             Change of Control. The occurrence of a Change of Control; or

(k)            Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Guarantee under the Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or is declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared null and void or any Lien on Collateral created under any Collateral Document ceases to be valid and perfected with the priority required by the Collateral Documents with respect to a material portion of the Collateral (other than solely by reason of (x) the ~~failure of the~~ Administrative Agent ~~to maintain~~no longer having possession of any ~~Collateral actually delivered to it or the failure of the Administrative Agent to file UCC (or equivalent)~~stock certificates, promissory notes or other instruments delivered to it under the Security Agreement or as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement~~s~~ was not filed in a timely manner, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or denies in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or

(l)             Subordination. The Obligations ceasing (or the assertion in writing by any Loan Party that the Obligations cease) to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any applicable Junior Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than (x) an event with respect to the Borrower described in clause (f) or (g) of this Article VII or (y) any Event of Default arising under Section 6.12(a)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 100% of the relevant LC Obligations) to Cash collateralize the then outstanding LC Exposure with respect to the Borrower (minus the amount then on deposit in the LC Collateral Account); provided that (A) upon the occurrence of an event with respect to the Borrower described in clause (f) or (g) of this Article VII, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of the Borrower to Cash collateralize the outstanding LC Obligations as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender and (B) during the continuance of any Event of Default arising under Section 6.12(a), (X) upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower, (1) terminate the Revolving Credit Commitments and the Swingline Commitment, and thereupon such Revolving Credit Commitments and Swingline Commitment shall terminate immediately, (2) declare the Revolving Loans and Swingline Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans and Swingline Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (3) require that the Borrower deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 100% of the relevant LC Obligations) to Cash collateralize the then outstanding LC Exposure with respect to the Borrower (minus the amount then on deposit in the LC Collateral Account) and (Y) subject to the Financial Covenant Standstill, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans of the Borrower then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or equivalent Requirement of Law, as applicable.

Article VIII
THE ADMINISTRATIVE AGENT

Section 8.01           General. Each of the Lenders and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. (or any successor appointed pursuant hereto) as Administrative Agent and as Collateral Agent and authorizes the Administrative Agent and Collateral Agent to take such actions on its behalf hereunder and under any other Loan Document, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duty, regardless of whether any Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers (1) that are expressly contemplated hereby or by the other Loan Documents and (2) that the Administrative Agent is required to exercise as directed in writing by the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02), which such writing shall be binding upon each Lender unless and until revoked in writing; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and (c) except as expressly set forth herein or in any other Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of (x) notice of any of the events or circumstances set forth or described in Section 5.01 unless and until written notice thereof stating that it is a “notice under Section 5.01” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower or (y) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in this Agreement or any other Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document~~,~~  (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to this Agreement or any other Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, (vii) any property, book or record of any Loan Party or any Affiliate thereof or (viii) compliance by Affiliated Lenders with any term hereof relating to Affiliated Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any ~~claim, liability, loss,~~Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank; provided that none of the Borrower, any Subsidiary, any Lender or any Issuing Bank shall be liable for any portion of such ~~claim, liability, loss,~~Liabilities, costs or expenses resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or any other similar Disposition of Collateral (an “Insolvency Disposition”). Notwithstanding the foregoing, any Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to an Insolvency Disposition), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any guarantees or Collateral or of the obligations of any Loan Party under this Agreement. By accepting the benefits of the Collateral, each party to any such arrangement in respect of any Secured Hedging Obligation or Banking Services Obligation, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with respect to any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties, to take any of the following actions upon the instruction of the Required Lenders:

(a)            consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b)            credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(c)            credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)            credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable Requirements of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e)            estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to any contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12, 2.13, 2.15, 2.17, and 9.03) allowed in such judicial proceeding; and

(ii)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by giving ten (10) days’ written notice to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, in either case, other than as a result of a good faith dispute over whether a Loan, Letter of Credit or participation in a Letter of Credit is required to be made or funded under clause (a), (b) or (c) of the definition of “Defaulting Lender”, either the Required Lenders or the Borrower may, upon ten (10) days’ written notice, remove the Administrative Agent. Upon receipt of any such written notice of resignation or delivery of any such written notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a bank or trust company with an office in New York, New York or an Affiliate of any such bank or trust company; provided that during the occurrence and continued existence of a Specified Event of Default (in the case of Section 7.01(f) or (g), with respect to the Borrower), no consent of the Borrower shall be required. If no successor has been appointed as provided above and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Document (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided above in this Article VIII. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring (or retired) or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof) and under each other Loan Document. The fees payable by the Borrower to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution may be appointed as a successor Administrative Agent.

Each Lender and each Issuing Bank ~~acknowledges that~~represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender or Issuing Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable.

Each Lender, by delivering its signature page to this Agreement on the Original Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Original Closing Date.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall upon reasonable request of the Borrower:

(a)            subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(l) 6.02(m) (with respect to any assets subject to such Sale and Lease-Back Transaction), 6.02(n), Section 6.02(o) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), Section 6.02(r), 6.02(u) (to the extent the relevant Lien is of the type to which the Lien of the Administrative Agent is otherwise required or, if requested by the Borrower, permitted to be subordinated under this clause (a) pursuant to any of the other exceptions to Section 6.02 that are expressly included in this clause (a)), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd) (in the case of clause (ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), 6.02(ee), 6.02(ff), 6.02(gg), 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k), 6.02(ii), 6.02(jj) and 6.02(kk); provided that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien;

(b)            enter into subordination, intercreditor and/or similar agreements contemplated hereunder with respect to Indebtedness permitted to be incurred under this Agreement (including ~~the Closing Date Intercreditor Agreement, any other~~any Acceptable Intercreditor Agreement and/or any amendment thereof) that is (i) required or, if requested by the Borrower, permitted to be subordinated hereunder, (ii) secured by Permitted Liens, and with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement and/or (iii) contemplates the entry into collateral allocation and/or loss sharing arrangements; and

(c)            release any Lien on any property granted to or held by the Administrative Agent under any Loan Document if approved, authorized or ratified by the Required Lenders in accordance with Section 9.02.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release, share or subordinate its interest in particular types or items of property, or to release (or provide evidence of release of) any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article VIII and Section 9.13. In each case specified in this Article VIII and Section 9.13, the Administrative Agent will (and each Lender, and each Issuing Bank hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate and/or share its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article VIII and Section 9.13; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into any ~~of the Closing Date Intercreditor Agreement, any other~~ Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust, collateral allocation, loss sharing or similar agreement contemplated hereby with respect to any Indebtedness (i) that is required or permitted to be subordinated hereunder and (ii) with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination or collateral trust or similar agreement (any such other intercreditor, subordination or collateral trust or similar agreement, an “Additional Agreement”), and the Secured Parties party hereto acknowledge that ~~the Closing Date Intercreditor Agreement and each other~~each Acceptable Intercreditor Agreement and each other Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of ~~the Closing Date Intercreditor Agreement and any other~~any Acceptable Intercreditor Agreement or any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into ~~the Closing Date Intercreditor Agreement and any other~~any Acceptable Intercreditor Agreement and/or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third party beneficiaries of such provisions and the provisions of ~~the Closing Date Intercreditor Agreement and any other~~any Acceptable Intercreditor Agreement and/or any Additional Agreement.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or any of its Restricted Subsidiaries in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower in accordance with and to the extent required by Section 9.03(b), the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the Internal Revenue Service or any other governmental authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent fully, within 10 days after demand therefor, for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. For the avoidance of doubt, the term “Lender” shall, for purposes of this paragraph, include any Issuing Bank and any Swingline Lender.

The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Borrower or any Loan Party, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

Section 8.02      Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.03      Erroneous Payments.

(a)            Each ~~Revolving~~ Lender hereby agrees that (i) if the Administrative Agent notifies such ~~Revolving~~ Lender that the Administrative Agent has determined in its sole discretion that any funds received by such ~~Revolving~~ Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such ~~Revolving~~ Lender (whether or not known to such ~~Revolving~~ Lender), and demands the return of such Payment (or a portion thereof), such ~~Revolving~~ Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such ~~Revolving~~ Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such ~~Revolving~~ Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any ~~Revolving~~ Lender under this Section 8.03 shall be conclusive, absent manifest error.

(b)            Each ~~Revolving~~ Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each ~~Revolving~~ Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such ~~Revolving~~ Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such ~~Revolving~~ Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)            Each ~~Revolving~~ Lender hereby ~~further~~ agrees that (i) in the event an erroneous Payment (or portion thereof) are not recovered from any ~~Revolving~~ Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such ~~Revolving~~ Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations.

(d)            Each party’s obligations under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a ~~Revolving~~ Lender, the termination of the ~~Revolving Credit~~ Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Article IX
MISCELLANEOUS

Section 9.01      Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)     if to any Loan Party, to such Loan Party in the care of the Borrower at:

Waystar Technologies, Inc.
888 W. Market Street
Louisville, Kentucky 40202
Attention: Steve Oreskovich, Chief Financial Officer
Email: steve.oreskovich@waystar.com

With a copy to:

Waystar Technologies, Inc.
888 W. Market Street
Louisville, Kentucky 40202
Attention: ~~William Barrett~~Matthew Heiman, General Counsel and Secretary
Email: ~~Bill.Barrett~~matthew.heiman@waystar.com

(ii)     if to the Administrative Agent, Collateral Agent or the Swingline Lender~~:~~, to JPMorgan Chase Bank, N.A., at the address separately provided to the Borrower.

~~JPMorgan Chase Bank, N.A.~~
~~500 Stanton Christiana Road, NCC5, Floor 1~~
~~Newark, Delaware 19713~~
~~Attention: Loan & Agency Services Group~~

~~Tel: (302) 634-2114~~
~~Email: tristan.rozea@chase.com~~

~~Agency Withholding Tax Inquiries:~~

~~Email: agency.tax.reporting@jpmorgan.com~~

~~Agency Compliance/Financials/Virtual Data rooms:~~

~~Email: covenant.compliance@jpmchase.com~~

(iii)   ~~(A)~~      if to ~~JPMorgan Chase Bank, N.A., as~~any Issuing Bank~~:~~, to it at the address separately provided to the Borrower.

~~JPMorgan Chase Bank, N.A.~~
~~10420 Highland Manor Dr. 4th Floor~~

~~Tampa, FL 33610~~
~~Attention: Standby LC Unit~~
~~Tel: 800-364-1969~~

~~Fax: 856-294-5267~~

~~Email: GTS.Client.Services@jpmchase.com~~

~~With a copy to:~~

~~JPMorgan Chase Bank, N.A.~~
~~500 Stanton Christiana Road, NCC5, Floor 1~~
~~Newark, Delaware 19713~~
~~Attention: Loan & Agency Services Group~~

~~Tel: (302) 634-2114~~
~~Email: tristan.rozea@chase.com~~

~~(B)            if to Barclays Bank PLC, as Issuing Bank:~~

~~Barclays Bank PLC~~
~~745 7th Avenue~~
~~New York, NY 10019~~
~~Attn: Nnamdi Otudoh and Letter of Credit Department~~
~~Email: nnamdi.otudoh@barclays.com and XraLetterofCredit@barclays.com~~

~~(C)            if to Deutsche Bank AG New York Branch, as Issuing Bank:~~

~~Deutsche Bank AG New York Branch~~
~~5022 Gate Parkway~~

~~Jacksonville, FL 32256~~

~~Attn: Iris Figueroa~~

~~Email: iris.figueroa@db.com~~

~~With a copy to:~~

~~Deutsche Bank AG New York Branch~~

~~5022 Gate Parkway,~~

~~Jacksonville, FL 32256~~

~~Attn: Anna DelaRosa~~

~~Email: anna.delarosa@db.com~~

~~(D)            if to any other Issuing Bank, such address as may be specified in the documentation pursuant to which such Issuing Bank is appointed in its capacity as such.~~

(iv)   if to any Lender, to it at its address or facsimile number or email address set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications or Approved Borrower Portals, to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b)            Notices and other communications to the Borrower, any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by electronic communications (including e-mail, Internet or Intranet websites and the Platform (as defined below)) or Approved Borrower Portals (as applicable), in each case, pursuant to procedures set forth herein or otherwise approved by the Administrative Agent, provided that the use of the Platform shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself, each Issuing Bank and each Lender.

The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and each Issuing Bank materials and/or information provided by, or on behalf of, Holdings or the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that only wish to receive information and documentation that (x) is of a type that would be publicly available if Holdings and its Subsidiaries were public reporting companies, (y) is not material with respect to Holdings and its securities or (z) is publicly available (collectively, “Public Lender Information”) (each, a “Public Lender”)). Each of Holdings and the Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any Private Lender Information (as defined below) (provided that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains Private Lender Information (provided that the Borrower has been notified of the proposed distribution within a reasonable time period prior thereto): (1) the Loan Documents, (2) any notification of changes in the terms of the Credit Facilities and (3) all information delivered pursuant to Section 5.01 (other than information delivered pursuant to Section 5.01(g) or (k)). “Private Lender Information” means any information that is not Public Lender Information.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to information, documents and other materials that Holdings or the Borrower is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”) that are not made available through the “Public Side Information” portion of the Platform and that may contain Private Lender Information.

Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the ~~Effective~~Eighth Amendment Closing Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02      Waivers; Amendments.

(a)            No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)            Subject to clauses (A), (B), (C), (D) and (E) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A)                           the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(1)            increases the Commitment of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2)            reduces the principal amount of any Loan owed to such Lender or reduces any amount due to such Lender on any Loan Installment Date; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Loans or other amounts shall constitute a reduction in the principal amount or any other amount due to any Lender;

(3)            (x) extends the scheduled final maturity of any Loan or (y) postpones any Loan Installment Date or any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Loans shall constitute such an extension or postponement;

(4)            reduces the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrower to pay interest to such Lender at the default rate of interest under Section 2.13(c), which shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender; it being understood that no change in the definition of “First Lien Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate or the Commitment Fee Rate, or in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5)            extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and

(6)            waives, amends or modifies the provisions of (x) Sections 2.18(b) or 2.18(c) in a manner that would by its terms alter the pro rata sharing of payments required thereby or (y) Section 2.18(b) in a manner that alters the order in which payments are applied to repay the Secured Obligations, in each case except in connection with any transaction permitted under Sections 2.21, 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02;

(B)                           no such agreement shall:

(1)            change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender, or (y) the definition of “Required Revolving Lenders” without the prior written consent of each Revolving Lender (it being understood that neither the consent of the Required Lenders nor the consent of any other Lender shall be required in connection with any change to the definition of “Required Revolving Lenders”);

(2)            release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article VIII), without the prior written consent of each Lender; or

(3)            release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article VIII), without the prior written consent of each Lender;

(C)                           solely with the consent of the Required Revolving Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may (x) waive, amend or modify Section 6.12 (or the definition of “First Lien Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 6.12) (other than, in the case of Section 6.12(a), for purposes of determining compliance with such Section as a condition to taking any action under this Agreement), (y) waive, amend or modify any condition precedent set forth in Section 4.02 as it pertains to any Revolving Loan or Letter of Credit and/or (z) waive any Default or Event of Default resulting from any failure to satisfy any condition precedent set forth in Section 4.02 as it pertains to any Revolving Loan or Letter of Credit; and

(D)                           solely with the consent of each Issuing Bank and, in the case of clause (x), the Administrative Agent, any such agreement may (x) increase or decrease the Letter of Credit Sublimit or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to the issuance of any Letter of Credit; and

(E)                            no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, Swingline Lender or such Issuing Bank, as the case may be.

(c)            Notwithstanding the foregoing, this Agreement may be amended:

(i)            with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans under any Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that

(A)            the aggregate principal amount of any Class of Replacement Term Loans shall not exceed the aggregate principal amount of the relevant Replaced Term Loans (plus (1) any additional amount permitted to be incurred under Section 6.01 and, to the extent any such additional amount is secured, the related Lien is permitted under Section 6.02 and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B)            any Class of Replacement Term Loans must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the applicable Replaced Term Loans at the time of the relevant refinancing; provided that, at the option of the Borrower, Replacement Term Loans (x) constituting Customary Bridge Loans or Term A Loans, (y) being incurred in connection with a Permitted Acquisition, Investment or other similar transaction or (z) in an aggregate principal amount up to the available Maturity/Weighted Average Life Excluded Amount, in each case, may be incurred without regard to this clause (B),

(C)            any Class of Replacement Term Loans may be pari passu with or junior to any then-existing Class of Term Loans in right of payment and pari passu with or junior to such Class of Term Loans with respect to the Collateral or may be unsecured; provided that ~~(x)~~ any Class of Replacement Term Loans that is pari passu with any then-existing Class of Term Loan shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements ~~and (y) any Class of Replacement Term Loans that is junior to the Initial Term Loans with respect to security shall be pari passu with, or junior to, the Second Lien Term Loans and shall be subject to the Closing Date Intercreditor Agreement,~~,

(D)            any Class of Replacement Term Loans that is secured may not be secured by any asset other than the Collateral,

(E)            any Class of Replacement Term Loans that is guaranteed may not be guaranteed by any Person that is not a Loan Party,

(F)            any Class of Replacement Term Loans that is pari passu with the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~ in right of payment and security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory prepayment in respect of the Initial Term Loans ~~and the Second Amendment Incremental Term Loans~~ (and any Additional Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrower and the Lenders providing the relevant Class of Replacement Term Loans,

(G)            any Class of Replacement Term Loans may have pricing (including interest, fees, MFN terms, discounts, rate floors and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Class of Replacement Term Loans may agree, and

(H)            the terms and conditions of any Class of Replacement Term Loans (excluding pricing, interest, currency types and denominations, fees, MFN terms, discounts, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) must be, as reasonably determined in good faith by the Borrower, either (x) consistent with market terms and conditions (taken as a whole) at the time of the incurrence of such Replacement Term Loans or (y) not materially more restrictive on the Borrower and its Restricted Subsidiaries (taken as a whole) than those applicable to the relevant Replaced Term Loans (taken as a whole) (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Class of Replacement Term Loans)) (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of the Lenders providing the relevant Class of Replacement Term Loans, the terms and conditions of such Replacement Term Loans will be deemed not to be more restrictive than the terms and conditions of the relevant Replaced Term Loans if such financial maintenance covenant or other term is also added for the benefit of all Classes of Loans remaining outstanding);

(ii)            with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Revolving Credit Commitment of any Class (any such Revolving Credit Commitment being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(A)            the aggregate maximum amount of any Replacement Revolving Facility shall not exceed the aggregate maximum amount of the relevant Replaced Revolving Facility (plus (x) any additional amount permitted to be incurred under Section 6.01 and, to the extent any such additional amount is secured, the related Lien is permitted under Section 6.02 and plus (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B)            no Replacement Revolving Facility may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing or require scheduled amortization or mandatory commitment reduction prior to the final maturity date of the Initial Revolving Facility; provided that, at the option of the Borrower, Replacement Revolving Facilities in an aggregate principal amount up to the available Maturity/Weighted Average Life Excluded Amount may be incurred without regard to this clause (B),

(C)            any Replacement Revolving Facility may be pari passu with or junior to any then-existing Revolving Credit Commitment in right of payment and pari passu with or junior to any then-existing Revolving Credit Commitment with respect to the Collateral or may be unsecured; provided that ~~(x)~~ any Replacement Revolving Facility that is pari passu with or junior to the Revolving Credit Commitment shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements ~~and (y) any Replacement Revolving Facility that is junior to any then-existing Revolving Credit Commitment with respect to security shall be pari passu with, or junior to, the Second Lien Term Loans and shall be subject to the Closing Date Intercreditor Agreement,~~,

(D)            any Replacement Revolving Facility that is secured may not be secured by any assets other than the Collateral,

(E)            any Replacement Revolving Facility that is guaranteed may not be guaranteed by any Person that is not a Loan Party,

(F)            any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans set forth in the proviso to clause (i) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),

(G)            any Replacement Revolving Facility may have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility may agree,

(H)            the terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, currency types and denominations, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) must be, as reasonably determined in good faith by the Borrower, either (x) consistent with market terms and conditions (taken as a whole) at the time of the incurrence of such Replacement Revolving Facility or (y) not materially more restrictive on the Borrower and its Restricted Subsidiaries (taken as a whole) than those applicable to the Replaced Revolving Facility (taken as a whole) (other than covenants or other provisions applicable only to periods after the Latest Revolving Credit Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)) (it being understood that to the extent that any financial maintenance covenant or other term is added for the benefit of the Lenders providing the Replacement Revolving Facility, the terms and conditions of such Replacement Revolving Facility will be deemed not to be more restrictive than the terms and conditions of the Replaced Revolving Facility if such financial maintenance covenant or other term is also added for the benefit of any remaining Revolving Facility), and

(I)            the commitments in respect of the relevant Replaced Revolving Facility shall be terminated, and all loans outstanding thereunder and all fees then due and payable in connection therewith shall be paid in full, in each case on the date any Replacement Revolving Facility is implemented;

provided, further, that, in respect of each of subclauses (i) and (ii) of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall (x) be permitted without the consent of the Administrative Agent to provide any Class of Replacement Term Loans, it being understood that in connection therewith, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Person under Section 9.05 and (y) any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.

Each party hereto hereby agrees that this Agreement may be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Class of Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Class of Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Class of Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Class of Replacement Term Loans or Replacement Revolving Facility.

(d)            Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i)            the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents,

(ii)            the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (1) effect the provisions of Sections 2.22, 2.23, 5.12, 5.17 and/or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including, without limitation, representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent,

(iii)            if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv)            the Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any Acceptable Intercreditor Agreement as provided therein,

(v)            the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Commitments or incurrences of Additional Loans pursuant to Sections 2.22, 2.23 and/or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans,

(vi)            no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(b) and except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)),

(vii)            this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional Credit Facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, and

(viii)            any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Borrower, the Administrative Agent and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(e)            Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (alone or together with its Affiliates (but subject to clause (vi) below)) (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Lender) that, as a result of its (or its Affiliates’ (but subject to clause (vi) below)) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Borrower). For purposes of determining whether a Lender (alone or together with its Affiliates (but subject to clause (vi) below)) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any Loan Party or any instrument issued or guaranteed by any Loan Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Loan Parties and any instrument issued or guaranteed by any of the Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any Loan Party (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender or its Affiliates protection in respect of the Loans or the Commitments, or as to the credit quality of any Loan Party (or its successor) other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Loan Parties and any instrument issued or guaranteed by any of the Loan Parties, collectively, shall represent less than 5% of the components of such index and (vi) in connection with any such amendment, waiver, action or direction each Lender shall provide a certification or deemed certification to the Administrative Agent and the Borrower that such Lender is not knowingly and intentionally acting in concert with any of its Affiliates (other than any Affiliates designated in writing by such Lender whose interests in the Loans and/or Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract shall be included in determining whether such Lender is a Net Short Lender (each, a “Designated Affiliate”)) for the express purpose of creating (and in fact creating) the same economic effect with respect to the Loan Parties as though such Lender were a Net Short Lender at such time, in which case the interests of the Affiliates (other than any Designated Affiliates) of such Lender in the Loans and/or Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract shall not be included in determining whether such Lender is a Net Short Lender. In connection with any such determination, each Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Lender) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Administrative Agent shall be entitled to conclusively rely on each such representation and deemed representation and shall have no duty to (x) inquire as to or investigate the accuracy of any such representation or deemed representation, (y) verify any statements in any officer’s certificates delivered to it or (z) otherwise ascertain or monitor whether any Lender, Eligible Assignee or Participant or prospective Lender, Eligible Assignee or Participant is a Net Short Lender or make any calculations, investigations or determinations with respect to any derivative contracts and/or net short positions). Without limiting the foregoing, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to the Net Short Lenders or (B) have any liability with respect to or arising out of any assignment or participation of Loans to any Net Short Lender.

Section 9.03      Expenses; Indemnity.

(a)            The Borrower shall pay (i) ~~if the Closing Date occurs,~~ all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of Cravath, Swaine & Moore LLP and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one additional counsel to each similarly situated group of affected Persons, taken as a whole, and, if reasonably necessary, one additional local counsel to each similarly situated group of affected Persons, taken as a whole, in each relevant jurisdiction) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of counsel and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Eighth Amendment Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt by the Borrower of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b)            The Borrower shall indemnify each Arranger, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all ~~losses, claims, damages and liabilities~~Liabilities and related expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of counsel and, if necessary, of one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one additional counsel to each similarly situated group of affected Persons, taken as a whole, and, if reasonably necessary, one additional local counsel to each similarly situated group of affected Persons, taken as a whole, in each relevant jurisdiction) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any ~~claim, litigation, investigation or p~~Proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) relating to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use or the proposed use of the proceeds of the Loans or any Letter of Credit or (iii) any actual or alleged Release, threatened Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any other Environmental Liability to the extent related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such ~~loss, claim, damage, or liability (i) is~~Liabilities or related expenses (i) are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, or to the extent such judgment finds that any such ~~loss, claim, damage, or liability has~~Liabilities or related expenses have resulted from such Person’s material breach of the Loan Documents or (ii) arise~~s~~ out of any ~~claim, litigation, investigation or p~~Proceeding brought by such Indemnitee against another Indemnitee (other than any ~~claim, litigation, investigation or p~~Proceeding that is brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not arise out of any act or omission of the Sponsors, Holdings, the Borrower or any of its subsidiaries. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c)            The Borrower shall not be liable for any settlement of any ~~p~~Proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned (it being understood that the withholding of consent due to non-satisfaction of either of the conditions described in clauses (i) and (ii) of the following sentence (with “Borrower” being substituted for “Indemnitee” in each such clause) shall be deemed reasonable)), but if any ~~p~~Proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such ~~p~~Proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened ~~p~~Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such ~~p~~Proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability of the relevant Indemnitee.

(d)            No indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent the liability of any such person is found in a final ruling by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

(e)            Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 or under Section 9.04 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 9.04      ~~Waiver~~Limitation of ~~Claim~~Liability. To the extent permitted by applicable Requirements of Law, (i) without limiting Section 9.13, the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal) and (ii) no party to this Agreement shall assert, and each hereby waives, any ~~claim~~Liabilities against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (~~including, without limitation, any loss of profits, business or anticipated savings) (~~as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrower, to the extent such damages are included in any claim by a third party unaffiliated with any of parties hereto that would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05      Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except in a transaction permitted under Section 6.07(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (c) of this Section 9.05, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Swingline Lenders, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Additional Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 and/or 9.02(c) at the time owing to it) with the prior written consent of:

(A)                           the Borrower (such consent not to be unreasonably withheld or delayed); provided that (x) the Borrower shall be deemed to have consented to any assignment of Term Loans unless it has objected thereto by written notice to the Administrative Agent within 15 Business Days after receipt of written notice thereof and (y) the consent of the Borrower shall not be required for any assignment (1) of Term Loans or Term Commitments to any Term Lender, any Affiliate of any Term Lender or an Approved Fund, (2) of Term Loans or Term Commitments to the Sponsors, any Affiliate of the Sponsors or Holdings or any of its Subsidiaries or (3) at any time when a Specified Event of Default (with respect to the Borrower) exists;

(B)                           the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for any assignment (1) to another Lender, any Affiliate of a Lender or any Approved Fund or (2) to the Sponsors, any Affiliate of the Sponsors or Holdings or any of its Subsidiaries in accordance with the terms of this Agreement; and

(C)                           in the case of any Revolving Credit Commitment, each Issuing Bank and Swingline Lender, not to be unreasonably withheld or delayed~~.~~; provided that no consent of an Issuing Bank or the Swingline Lender shall be required if (x) an Event of Default occurs with respect to the Borrower under Sections 7.01(f) or 7.01(g) and (y) such Issuing Bank or such Swingline Lender, as applicable, has no outstanding Letters of Credit or Swingline Loans, as applicable, at such time.

(ii)    Assignments shall be subject to the following additional conditions:

(A)                           except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than (x) $1,000,000, in the case of Term Loans and Term Commitments and (y) $5,000,000, in the case of Revolving Loans and Revolving Credit Commitments, unless the Borrower and the Administrative Agent otherwise consent;

(B)                           any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C)                           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(D)                           the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form required under Section 2.17; and

(E)                           assignments of all or any portion of the Revolving Credit Commitment of a Lender that is also a Swingline Lender or an Issuing Bank may be made; provided that, unless the Borrower otherwise agrees, (1) the assignee (or any Lender with a Revolving Credit Commitment who agrees to act in such capacity) shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of such assignor’s Swingline Commitment and/or LC Commitment and its rights and obligations in its capacity as Swingline Lender and/or Issuing Bank or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to, and obligations to make or issue, Swingline Loans and Letters of Credit hereunder in which case the Swingline Exposure and/or LC Exposure, as applicable, of such assignor may exceed such assignor’s Revolving Credit Commitment for purposes of Section 2.04(a) and Section 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Credit Commitment prior to such assignment and the assignor’s Revolving Credit Commitment following such assignment.

(iii)   Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv)   The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount and interest on the Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all Loans will be at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulation (or any other relevant or successor provisions of the Code or of such Treasury Regulation).

(v)   Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in paragraph (b) of this Section 9.05.

(vi)   By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (C) the assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption and that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution, (D) the assignee confirms that it has received a copy of this Agreement and any Acceptable Intercreditor Agreement, together with copies of the ~~financial statements referred to in Section 4.01(c) or the~~ most recent financial statements delivered pursuant to Section 5.01~~, as applicable,~~  and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption, (E) the assignee will independently and without reliance upon the Administrative Agent, the Arrangers, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (F) if the assignee is a Foreign Lender, attached to such Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of this Agreement, duly completed and executed by the assignee, (G) if the assignee is not already a Lender under this Agreement, attached to the Assignment and Assumption is a customary administrative questionnaire in the form provided by the Administrative Agent, (H) the assignee has attached to such Assignment and Assumption any tax documentation (including without limitation the IRS forms, any FATCA documentation, and, if applicable, a U.S. Tax Compliance Certificate) required to be delivered by it pursuant to the terms of this Agreement, duly completed and executed by it, (I) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to or conferred upon the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (J) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(vii)   Any assignment by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance Section 9.05(c).

(c)            (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution (provided that the list of Disqualified Institutions (other than any “reasonably identifiable affiliate” (on the basis of such Affiliate’s name) included in the definition of “Disqualified Institution”) is made available to any Lender who specifically requests a copy thereof), any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the last paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest or (y) any of clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (it being understood that the documentation required under Section 2.17(e) is delivered solely to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(b), to the Borrower and the Administrative Agent). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)   No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and its respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan, Letter of Credit or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the US Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)            (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution (provided that the list of Disqualified Institutions (other than any “reasonably identifiable affiliate” (on the basis of such Affiliate’s name) included in the definition of “Disqualified Institution”) is made available to any Lender who specifically requests a copy thereof) or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) in no event may any Lender grant any option to provide to the Borrower all or any part of any Loan that such Granting Lender would have otherwise been obligated to make to the Borrower pursuant to this Agreement to any Disqualified Institution. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document than the Granting Lender would have been entitled to receive, except to the extent an entitlement to receive a greater payment results from a Change in Law that occurs after the grant to the SPC, unless the grant to such SPC is made with the prior written consent of the Borrower expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (C) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the US or any State thereof; provided that (x) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (y) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (1) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f)            If any assignment or participation under this Section 9.05 is made to any Disqualified Institution (other than any Bona Fide Debt Fund) without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and cause the Borrower to repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Term Loans held by such Disqualified Person, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans and participations in Letters of Credit, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall be liable to the relevant Disqualified Person under Section 2.16 if any Adjusted Term SOFR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Term Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to Holdings, the Borrower or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled). Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Institutions or for any assignment or participation to a Disqualified Person. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender, Eligible Assignee or Participant or prospective Lender, Assignee or Participant is a Disqualified Institution or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information ~~(including Information)~~, to any Disqualified Person.

(g)            Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Lender on a non-pro rata basis (A) through Dutch Auction open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i)     any Term Loans acquired by Holdings, the Borrower or any of its Restricted Subsidiaries shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;

(ii)      any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrower or any of its subsidiaries (it being understood that any Term Loans so contributed shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled promptly upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled;

(iii)      the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv)      after giving effect to the relevant assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 30% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loan made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender)); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellation thereof), the assignment of the relevant excess amount shall be null and void;

(v)      in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment, (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch Auction or the entry into a binding agreement with respect to the relevant open market purchase, as applicable, and (C) such offer shall have been made to all Term Lenders with respect to the Class of Term Loans subject to such Dutch Auction; and

(vi)     by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)            the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B)            such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) solely among the Administrative Agent and any Lender or solely among Lenders and, in each case, to which the Loan Parties and their representatives are not invited, or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II);

(vii)     no Affiliated Lender shall be required to represent or warrant that, as of the date of any such purchase or assignment, it is not in possession of material non-public information with respect to Holdings, the Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g); and

(viii)     in any proceeding under any Debtor Relief Law, the interest of any Affiliated Lender in any Term Loan will be deemed to be voted in the same proportion as the vote of Lenders that are not Affiliated Lenders on the relevant matter and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (i) deemed not to be in good faith and (ii) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that each Affiliated Lender will be entitled to vote its interest in any Term Loan for any plan of reorganization or other arrangement with respect to which the relevant vote being sought proposes to treat the interest of such Affiliated Lender in such Term Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Term Loans held by other Term Lenders.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans and/or Term Commitments to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Loans and/or Commitments (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (viii) of this clause (g); provided that the Loans and Commitments held by all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document; it being understood and agreed that the portion of the Loan and/or Commitments that accounts for more than 49.9% of the relevant Required Lender action shall be deemed to be voted pro rata along with other Lenders that are not Debt Fund Affiliates. Any Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of any applicable Term Loans so contributed and cancelled.

Section 9.06      Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07      Counterparts; Integration; Effectiveness; Electronic Execution.

~~.~~ (a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. ~~Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.~~

(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.08      Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09      Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent and each Issuing Bank, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender to or for the credit or the account of any Loan Party against any and all of the Secured Obligations then due and owing held by the Administrative Agent, such Issuing Bank, such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender or Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, each Issuing Bank, the Administrative Agent and each of their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank, the Administrative Agent or their respective Affiliates may have.

Section 9.10      Governing Law; Jurisdiction; Consent to Service of Process.

(a)            THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK~~; PROVIDED THAT (I) THE INTERPRETATION OF THE DEFINITION OF “CLOSING DATE MATERIAL ADVERSE EFFECT” AND THE DETERMINATION OF WHETHER A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE BORROWER OR ITS APPLICABLE AFFILIATE HAS A RIGHT TO TERMINATE ITS OR THEIR OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION AND (III) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT AND, IN ANY CASE, ANY CLAIM OR DISPUTE ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, SHALL IN EACH CASE BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.~~.

(b)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY US FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT; PROVIDED THAT WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ACQUISITION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY WHICH DOES NOT INVOLVE ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE ISSUING BANKS, THE LENDERS OR ANY INDEMNIFIED PERSON, THIS SENTENCE SHALL NOT OVERRIDE ANY JURISDICTION PROVISION IN THE ACQUISITION AGREEMENT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d)            TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13      Confidentiality. Each of the Administrative Agent, each Lender, each Issuing Bank and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and its and their respective limited partners, lenders, investors, managed accounts and rating agencies and to the respective directors, officers, managers, members, accountants, agents, employees, independent auditors, or other experts and advisors of it or any of the foregoing, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby or in connection with the administration, evaluation or monitoring of the Commitments and/or Loans of the relevant Person hereunder and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and its and their respective Representatives’ compliance with this paragraph with respect to any information provided to the applicable Representative by the relevant disclosing Person; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, any Arranger, or any Lender that is a Disqualified Institution (other than, if applicable, any senior employee who is required, in accordance with industry regulations or the relevant Disqualified Institution’s internal policies and procedures, to act in a supervisory capacity and the internal legal, compliance, risk management, credit or investment committee members of the relevant Disqualified Institution), (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall, (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body and including the National Insurance Commissioners Association) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment, (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent~~, including as set forth in the Information Memorandum~~) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof (with the disclosing party, to the extent such recipient’s compliance is within its control, being responsible for such compliance), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution; provided that the list of Disqualified Institutions may, upon their reasonable request, be made available to any prospective Eligible Assignee or prospective Participant on a confidential basis so that any such prospective Eligible Assignee or prospective Participant may represent and warrant that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap, total return swap or total rate of return swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed), to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (f) with the prior written consent of the Borrower, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives, (h) to any rating agency when required by it or the CUSIP Service Bureau or any similar agency in connection with the issuance or monitoring of CUSIP numbers or other market identifiers with respect to the Credit Facilities provided hereunder and (i) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For purposes of this Section, “Confidential Information” means all information relating to Holdings, the Borrower and/or any of its subsidiaries and their respective businesses ~~or the Transactions~~ (including any information obtained by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to Holdings, the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger, Issuing Bank, or Lender on a non-confidential basis prior to disclosure by Holdings, the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

For the avoidance of doubt, nothing in this Section 9.13 shall prohibit any Person from voluntarily disclosing or providing any Confidential Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.13 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.14      No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party further acknowledges and agrees that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

Section 9.15      Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16      Anti-Money Laundering Legislation.

(a)            Each Lender that is subject to the requirements of the USA PATRIOT Act or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Requirement of Law (collectively, “AML Legislation”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the AML Legislation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent to identify such Loan Party in accordance with the such AML Legislation. The Borrower shall promptly provide and cause its subsidiaries that are Loan Parties to provide such information as may be reasonably requested by any Lender or the Administrative Agent (for itself and not on behalf of any Lender), or any prospective assignee of any Lender or the Administrative Agent, in order to comply with such AML Legislation, whether now or hereafter in existence. This notice is given in accordance with the requirements of the AML Legislation and is effective as to the Lenders and the Administrative Agent.

(b)            If, upon the written request of any Lender, the Administrative Agent has ascertained the identity of the Borrower or any other Loan Party or any authorized signatory of such Person for the purposes of applicable AML Legislation on such Lender’s behalf, then the Administrative Agent:

(i)            shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii)            shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)            Notwithstanding anything to the contrary in this Section 9.16, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Borrower or any other Loan Party or any authorized signatory of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such person or any such authorized signatory in doing so.

Section 9.17      Disclosure of Agent Conflicts. Each Loan Party, each Issuing Bank and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18      Appointment for Perfection; Release of Liens and Guarantees.

(a)            Each Lender hereby appoints each other Lender and each Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender, Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

(b)            The Liens on any property granted to or held by the Administrative Agent under any Loan Document (x) shall be automatically released (i) upon the occurrence of the Termination Date, (ii) upon the sale or transfer of such property in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) upon such property becoming an Excluded Asset, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Guarantee under the Loan Guaranty otherwise in accordance with the Loan Documents and (y) shall be released by the Administrative Agent as expressly set forth in Article VIII in connection with the approval, authorization or ratification in writing by the Required Lenders approving such release (or the release of a Subsidiary Guarantor owning such property) in accordance with Section 9.02.

(c)            Any Subsidiary Guarantor shall be automatically released from all its obligations under the Loan Documents (including its Guarantee under the Loan Guaranty) (i) in the case of any Subsidiary Guarantor, upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary or, upon written request by a Responsible Officer of the Borrower, becomes an Excluded Subsidiary (including upon the effectiveness of any approval, authorization or ratification in writing by the Required Lenders approving such release in accordance with Section 9.02) and/or (ii) upon the occurrence of the Termination Date.

Section 9.19      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender or Issuing Bank.

Section 9.20      Intercreditor Agreements. REFERENCE IS MADE TO ~~THE CLOSING DATE INTERCREDITOR AGREEMENT AND EACH OTHER~~EACH ACCEPTABLE INTERCREDITOR AGREEMENT (IF ANY). EACH LENDER AND ISSUING BANK HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF ~~THE CLOSING DATE INTERCREDITOR AGREEMENT AND~~ ANY ~~OTHER~~ ACCEPTABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO ~~THE CLOSING DATE INTERCREDITOR AGREEMENT AND~~ ANY ~~OTHER~~ ACCEPTABLE INTERCREDITOR AGREEMENT IN THE CAPACITY OTHERWISE PERMITTED HEREUNDER AND ON BEHALF OF SUCH LENDER OR ISSUING BANK. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ~~THE CLOSING DATE INTERCREDITOR AGREEMENT AND~~ ANY ~~OTHER~~ ACCEPTABLE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ~~CLOSING DATE INTERCREDITOR AGREEMENT AND ANY OTHER~~APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER AND ISSUING BANK IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF ~~THE CLOSING DATE INTERCREDITOR AGREEMENT AND~~ ANY ~~OTHER~~ ACCEPTABLE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER OR ISSUING BANK AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ~~THE CLOSING DATE INTERCREDITOR AGREEMENT AND~~ ANY ~~OTHER~~ ACCEPTABLE INTERCREDITOR AGREEMENT.

Section 9.21      Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between ~~the Closing Date Intercreditor Agreement or any other~~any Acceptable Intercreditor Agreement and any Loan Document, the terms of ~~the Closing Date Intercreditor Agreement or such other~~such Acceptable Intercreditor Agreement ~~(as applicable)~~ shall govern and control.

Section 9.22      ~~Effectiveness of the Target Merger~~[Reserved]~~. The Target shall have no rights or obligations hereunder until the consummation of the Acquisition and its merger with Merger Sub pursuant to the Target Merger and any representations and warranties of the Target hereunder shall not become effective until such time. Upon consummation of the Acquisition, the Target shall succeed to all the rights and obligations of Merger Sub under this Agreement and the other Loan Documents to which it is a party and all representations and warranties of the Target shall become effective as of the date hereof, without any further action by any Person.~~

.

Section 9.23      ~~Effectiveness of the Closing Date Borrower Assumption~~[Reserved].

~~(a)            Effective upon the consummation of the Acquisition and the Target Merger, the Target hereby assign all rights and obligations (including the Obligations) of Merger Sub and the Target under this Agreement and the Fee Letter to the Company, effective upon the consummation of the Acquisition, and the Company hereby assumes all the rights and obligations (including the Obligations) of the Target under this Agreement and the Fee Letter and agrees that thereafter it shall be the “Borrower” under, and for all purposes of, this Agreement, the Fee Letter and the other Loan Documents and neither Merger Sub nor the Target shall continue to be the “Borrower” under this Agreement, the Fee Letter or the other Loan Documents (collectively, the “Closing Date Borrower Assumption”). From and after the Closing Date Borrower Assumption, the Target is hereby released from all the Obligations of the “Borrower” under this Agreement, the Fee Letter and the other Loan Documents.~~

~~(b)            Neither the Target nor the Company shall have any rights or obligations hereunder until the consummation of the Acquisition, the Target Merger and the Closing Date Borrower Assumption and any representations and warranties of the Borrower (other than Merger Sub) hereunder shall not become effective until such time. Upon consummation of the Acquisition, the Target Merger and the Closing Date Borrower Assumption, the Company shall succeed to all the rights and obligations of Merger Sub and the Target under this Agreement and the other Loan Documents to which it is a party and all representations and warranties of the Company in its capacity as the Borrower shall become effective as of the date hereof, without any further action by any Person.~~

Section 9.24      ~~Effectiveness of the Closing Date Holdings Assumption~~[Reserved].

~~(a)            Effective upon the consummation of the Acquisition, Initial Holdings hereby assigns all rights and obligations (including the Obligations) of Initial Holdings under this Agreement and the Fee Letter to BNVC Holdings, Inc., effective upon the consummation of the Acquisition, and BNVC Holdings, Inc. hereby assumes all the rights and obligations (including the Obligations) of Initial Holdings under this Agreement and the Fee Letter and agrees that thereafter it shall be “Holdings” under, and for all purposes of, this Agreement, the Fee Letter and the other Loan Documents and Initial Holdings shall no longer continue to be “Holdings” under this Agreement, the Fee Letter or the other Loan Documents (collectively, the “Closing Date Holdings Assumption”). From and after the Closing Date Holdings Assumption, Initial Holdings is hereby released from all the Obligations of “Holdings” under this Agreement, the Fee Letter and the other Loan Documents.~~

~~(b)            Holdings shall have no rights or obligations hereunder until the consummation of the Acquisition and the Closing Date Holdings Assumption and any representations and warranties of Holdings (other than Initial Holdings) hereunder shall not become effective until such time. Upon consummation of the Acquisition and the Closing Date Holdings Assumption, BNVC Holdings, Inc. shall succeed to all the rights and obligations of Initial Holdings under this Agreement and the other Loan Documents to which it is a party and all representations and warranties of BNVC Holdings, Inc. in its capacity as Holdings shall become effective as of the date hereof, without any further action by any Person.~~

Section 9.25      Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Section 9.26      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

~~[Signature Pages Follow]~~

Annex B

Schedules to Credit Agreement

[Attached]

Schedule 1.01(a)
Commitment Schedule

Initial Term Loan Commitments

Term Lender	Initial Term Loan Commitment
JPMorgan Chase Bank, N.A.	$1,156,585,104.58
Converting Term Lenders[1]	$1,043,414,895.42
Total	$2,200,000,000.00

Initial Revolving Credit Commitments

Revolving Lender	Initial Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$125,000,000.00
Barclays Bank PLC	$75,000,000.00
Goldman Sachs Bank USA	$75,000,000.00
Royal Bank of Canada	$30,000,000.00
Deutsche Bank AG New York Branch	$20,000,000.00
Bank of America, N.A.	$17,500,000.00
Total	$342,500,000.00

1 List of Converting Term Lenders on file with the Administrative Agent.

Schedule 1.01(b)
Dutch Auction Procedures

“Dutch Auction” means an auction (an “Auction”) conducted by any Person (any such Person, the “Auction Party”) in order to purchase Term Loans, in accordance with the following procedures and subject to the Credit Agreement; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction (as defined below) which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (as defined below) (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent (but in no such event shall the amount be in excess of the principal amount of Term Loans such Lender has indicated it is willing to sell) in accordance     with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2.00%, when compared to an Applicable Price of $100 with a 1.00% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction (other than with the reasonable consent of the Auction Agent). Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(iii) In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided, that the Borrower shall not designate the Administrative Agent as the Auction Agent without the prior written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its subsidiaries may act as the Auction Agent.

Schedule 1.01(d)
Schedule of Subsidiary Guarantors

Waystar, Inc.
Waystar Financial Solutions, Inc.
Connance, Inc.
Med-Payment.Com, Inc.
ImageVision.Net, LLC

Schedule 2.01
LC Commitments

Issuing Bank	LC Commitment
JPMORGAN CHASE BANK, N.A.	$18,248,176.00
BARCLAYS BANK PLC	$10,948,905.00
GOLDMAN SACHS BANK USA	$10,948,905.00
ROYAL BANK OF CANADA	$4,379,562.00
DEUTSCHE BANK AG NEW YORK BRANCH	$2,919,708.00
BANK OF AMERICA, N.A.	$2,554,744.00
Total	$50,000,000.00

Schedule 3.13
Subsidiaries

Holdings:

Holdings	Type of Organization	Jurisdiction
Waystar Intermediate, Inc.	Corporation	Delaware

Subsidiaries of Holdings:

Parent	Subsidiary	Type of Organization	Jurisdiction	% Owned	Total Equity Outstanding
Waystar Intermediate, Inc.	Waystar Technologies, Inc.	Corporation	Delaware	100%	100%
Waystar Technologies, Inc.	Waystar, Inc.	Corporation	Delaware	100%	100%
Waystar Technologies, Inc.	Waystar Financial Solutions, Inc.	Corporation	Delaware	100%	100%
Waystar Technologies, Inc.	Waystar RC, LLC	Limited liability company	Delaware	100%	100%
Waystar, Inc.	ImageVision.Net, LLC	Limited liability company	Delaware	100%	100%
Waystar, Inc.	Med-payment.com, Inc.	Corporation	Kentucky	100%	100%
Waystar, Inc.	Connance Inc.	Corporation	Delaware	100%	100%

Schedule 5.10
Unrestricted Subsidiaries

None.

Schedule 6.01
Existing Indebtedness

None.

Schedule 6.02
Existing Liens

None.

Schedule 6.06
Existing Investments

None.

Schedule 6.07
Certain Dispositions

None.

Schedule 9.01
Borrower’s Website for Electronic Delivery

www.waystar.com